UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐

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FirstEnergy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
MAY 18, 2010

76 South Main St., Akron, Ohio 44308

Rhonda S. Ferguson
Corporate Secretary

April 2, 2010

Dear Shareholder:

You are invited to attend the 2010 FirstEnergy Corp. Annual Meeting of Shareholders at 10:30 a.m., Eastern time, on Tuesday, May 18, 2010, at the John S. Knight Center, 77 E. Mill Street, Akron, OH. Please see your proxy card for directions to the meeting.

As part of the agenda, business to be voted on includes six items which are explained in this proxy statement. The first two items are the election of the 11 nominees to your Board of Directors named in the attached proxy statement and the ratification of the appointment of our independent registered public accounting firm. Your Board of Directors recommends that you vote “FOR” Items 1 and 2. In addition, there are four shareholder proposals. Your Board of Directors recommends that you vote “AGAINST” these shareholder proposals, which are Items 3 through 6.

On February 11, 2010, we announced our proposed merger with Allegheny Energy, Inc., and on March 23, 2010, we filed with the Securities and Exchange Commission a Registration Statement that includes a joint proxy statement with Allegheny Energy, Inc. regarding the proposed merger. This Annual Meeting proxy statement does not ask you to consider matters related to the proposed merger. Matters related to the proposed merger with Allegheny Energy, Inc. will be submitted to shareholders for approval at a special meeting to be held at a future date that has not yet been determined. At the appropriate time, we will mail you a separate package of proxy materials for that special meeting.

First, please carefully review the notice of meeting and proxy statement. Then, to ensure that your shares are represented at the Annual Meeting, appoint your proxy and vote your shares. Voting instructions are provided in this proxy statement and on your proxy card. We encourage you to take advantage of our telephone or Internet voting options. Please note that submitting a proxy using any one of these methods will not prevent you from attending the meeting and voting in person.

As you vote, you may choose, if you have not done so already, to stop future mailings of paper copies of the annual report and proxy statement and view these materials through the Internet. If you make this choice, for future meetings we will mail you a proxy card along with instructions to access the annual report and proxy statement using the Internet.

Your vote and support are important to us. We hope you will join us at this year’s Annual Meeting.

Sincerely,

IMPORTANT NOTE:

Recent changes to voting rules approved by the Securities & Exchange Commission have increased the importance of voter participation.

Under the new rules, if your shares are held in a broker account, you must provide your broker with voting instructions for the election of FirstEnergy Directors; your broker no longer has the discretion to vote those shares on your behalf without the specific instruction from you to do so.

Please take time to vote your shares!

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Shares of Common Stock:

The 2010 FirstEnergy Corp. Annual Meeting of Shareholders will be held at 10:30 a.m., Eastern time, on Tuesday, May 18, 2010, at the John S. Knight Center, 77 E. Mill Street, Akron, OH. The purpose of the Annual Meeting will be to:

•	Elect the 11 nominees to the Board of Directors named in the attached proxy statement to hold office until the next Annual Meeting;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010;

•	Vote on four shareholder proposals, if properly presented at the Annual Meeting; and

•	Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Please read the accompanying proxy statement and vote your shares by following the instructions on your proxy card to ensure your representation at the Annual Meeting.

Only shareholders of record at the close of business on March 22, 2010, or their proxy holders, may vote at the meeting.

On behalf of the Board of Directors,

Rhonda S. Ferguson
Corporate Secretary

This notice and proxy statement is being mailed to shareholders on or about April 2, 2010.

PROXY STATEMENT

April 2, 2010

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting To Be Held on May 18, 2010. This proxy statement and annual report are available at www.firstenergycorp.com/financialreports. In addition to the Notice of Annual Meeting of Shareholders, this proxy statement and the annual report, any letters to shareholders and savings plan participants, our latest Annual Report on Form 10-K, and sample proxy cards also are available at www.firstenergycorp.com/financialreports.

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card, which are being mailed on or about April 2, 2010, because you were the owner of shares of common stock of FirstEnergy Corp. (later referred to as the Company) at the close of business on March 22, 2010 (later referred to as the record date). The Board of Directors (later referred to as the Board) set the record date to determine the shareholders entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 a.m., Eastern time, on May 18, 2010 (later referred to as the Meeting). This proxy statement describes items expected to be voted upon and gives you information about the Meeting and the Company. The Company’s address is 76 South Main Street, Akron, OH 44308-1890.

Is my vote important?

Your vote is important, no matter how many shares you own. Please also note that if you hold your shares in “street name” through a bank or broker, that custodian cannot vote your shares on many agenda items, including the election of directors, without your specific instructions. Please see the detailed instructions below to learn more about voting your shares.

Am I being asked to vote on matters related to our proposed merger with Allegheny Energy, Inc.?

No. The business to be voted on at the Annual Meeting of Shareholders includes only six items. The first two items are the election of 11 nominees to your Board named in this proxy statement and the ratification of the appointment of our independent registered public accounting firm. Additionally, the last four items are shareholder proposals. The agenda for the Annual Meeting does not include the matters on which you will be asked to vote regarding our proposed merger with Allegheny Energy, Inc. (later referred to as Allegheny Energy). Matters related to the proposed merger will be submitted to shareholders for approval at a special meeting to be held on a future date that has not yet been determined. At the appropriate time, we will mail you a separate package of proxy materials for that special meeting. For further information, we refer you to the section of this proxy statement entitled “Proposed Merger With Allegheny Energy, Inc.”

How do I vote?

If your shares are held in “street name” in the name of a bank, broker, or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a bank, broker, or other nominee and you wish to vote in person at the Meeting, you must request a legal proxy from your bank, broker, or other nominee that holds your shares and present at the Meeting that legal proxy identifying you as the beneficial owner of your shares of FirstEnergy common stock and authorizing you to vote those shares, along with proof of identification.

If you are a registered shareholder, you may vote your shares through a proxy appointed by telephone, Internet, or mail using your control/identification number(s) on your proxy card; or you may vote your shares in person at the Meeting. The telephone and Internet voting procedures are designed to authenticate your identity, allow you to give your voting instructions, and verify that your instructions have been recorded properly. To appoint a proxy and vote:

1.  By telephone

a.	Call the toll-free number indicated on your proxy card using a touch-tone telephone. Telephone voting is available at any time until 10:30 a.m., Eastern time, on Tuesday, May 18, 2010.

b.	Have your proxy card in hand and follow the simple recorded instructions.

2.  By Internet

a.	Go to the Internet site indicated on your proxy card. Internet voting is available at any time until 10:30 a.m., Eastern time, on Tuesday, May 18, 2010.

b.	Have your proxy card in hand and follow the simple instructions on the Internet site.

3.  By mail

a.	Mark your choices on your proxy card. If you properly sign your proxy card but do not mark your choices, your shares will be voted as recommended by your Board.

b.	Date and sign your proxy card.

c.	Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Corporate Election Services, the Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230-3200. Your proxy card must be received by 10:30 a.m., Eastern time, on Tuesday, May 18, 2010, to be counted in the final tabulation.

4.  At the Meeting

You may vote in person at the Meeting, even if you previously appointed a proxy by telephone, Internet, or mail.

If you are a participant in the FirstEnergy Corp. Savings Plan, you can vote shares allocated to your plan account by completing, signing, and dating your voting instruction form and returning it in the enclosed postage-prepaid envelope or by submitting your voting instructions by telephone or through the Internet as instructed on your voting instruction form. The plan trustee will vote the shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions, the unvoted shares will be voted by the plan trustee in the same proportion as the voted shares.

How may I revoke my proxy?

You may revoke your appointment of a proxy or change your voting instructions one or more times before the Meeting commences by:

•	Sending a proxy card that revises your previous appointment and voting instructions;

•	Appointing a proxy and voting by telephone or Internet after the date of your previous appointment;

•	Voting in person at the Meeting; or

•	Notifying the Corporate Secretary of the Company in writing prior to the commencement of the Meeting.

The proxy tabulator will treat the last instructions it receives from you as final. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the proxy tabulator before changing them by telephone or Internet.

If your shares are held in the name of a bank, broker, or other nominee, you must follow the directions you receive from your bank, broker, or other nominee in order to change your vote.

How does the Board recommend that I vote?

Your Board recommends that you vote as follows:

•	“For” the 11 nominees to the Board who are listed in this proxy statement (Item 1);

•	“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010 (Item 2); and

•	“Against” the four shareholder proposals (Items 3 through 6).

What is a quorum and what other voting information should I be aware of?

As of the record date, 304,835,407 shares of our common stock were outstanding. A majority of these shares represented at the Meeting either in person or by proxy constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum, without regard to abstentions or broker non-votes (as described below). You are entitled to one vote for each share you owned on the record date.

If your shares are held by a broker or bank in “street name,” we encourage you to provide instructions to your broker or bank by executing the voting form supplied to you by that entity. We expect your broker will be permitted to vote your shares on Item 2 without your instructions. However, your broker cannot vote your shares on Items 1 and 3 through 6 unless you provide instructions. Therefore, your failure to give voting instructions means that your shares will not be voted on these items, and your unvoted shares will be referred to as broker non-votes (as described below).

An item to be voted on may require a percentage of votes cast, rather than a percentage of shares outstanding, to determine passage or failure. Votes cast is defined to include both “For” and “Against” votes and excludes abstentions and broker non-votes. Abstentions and broker non-votes are the equivalent of negative votes when passage or failure is measured by a percentage of shares outstanding. If your proxy card is not completed properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

What is the vote required for each item to be voted on?

For the election of directors named under Item 1, the 11 nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will have no effect.

With respect to Item 2, our Amended Code of Regulations does not require that shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the proposal for ratification as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

To be approved, Item 3, the shareholder proposal requesting that the Board take the steps necessary to amend our Amended Code of Regulations and each other appropriate governing document to give holders of

10 percent of our outstanding common stock the power to call a special shareholder meeting, must receive a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

To be approved, Item 4, the shareholder proposal asking that the Compensation Committee of the Board adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment, must receive a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

To be approved, Item 5, the shareholder proposal requesting that the Board undertake such steps as may be necessary to permit shareholders to act by the written consent of a majority of our shares outstanding to the extent permitted by law, must receive a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

To be approved, Item 6, the shareholder proposal requesting that the Board initiate the appropriate process to amend the Company’s Amended Articles of Incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, must receive a “For” vote from a majority of votes cast. Abstentions and broker non-votes will have no effect.

Notwithstanding the shareholder vote on Items 3 through 6, the ultimate adoption of such provisions is at the discretion of the Board.

Who is soliciting my vote, how are proxy cards being solicited, and what is the cost?

The Board is soliciting your vote. We have arranged for the services of Innisfree M&A Incorporated to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $12,500, plus reimbursement of expenses. Votes also may be solicited in a similar manner by officers and employees of the Company on an uncompensated basis. The Company will pay all solicitation costs and will reimburse brokers and banks for postage and expenses incurred by them for sending proxy material to beneficial holders.

Will any other matters be voted on other than those described in this proxy statement?

We do not know of any business that will be considered at the Meeting other than the matters described in this proxy statement. However, if other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

Do I need an admission ticket to attend the Meeting?

No. An admission ticket is not necessary, but you will be asked to sign in upon arrival at the Meeting. Only shareholders or their proxies and the Company’s invited guests may attend the Meeting. If your shares are held in “street name” by a broker or bank, upon arrival at the Meeting, you will need to present a letter or account statement from your broker or bank indicating your ownership of FirstEnergy common stock on the record date. You should contact your broker or bank to obtain such a letter or account statement.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting. Final voting results will be posted on our Internet site at www.firstenergycorp.com/ir as soon as practicable and also will be published in a Current Report on Form 8-K, which is expected to be filed with the Securities and Exchange Commission (later referred to as the SEC) within four business days after the date of the Meeting.

Can I view future FirstEnergy proxy statements and annual reports on the Internet instead of receiving paper copies?

Yes. If you are a registered shareholder, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting, you will be mailed a proxy card along with instructions on how to access the proxy statement and annual report using the Internet. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents. If you hold your stock through a broker or bank, refer to the information provided by that entity for instructions on how to elect this option.

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

We are following an SEC rule that permits us to send one copy of this proxy statement and annual report to a household if shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to use this rule unless a shareholder provided an objection. Using this rule reduces unnecessary publication and mailing costs. Shareholders continue to receive a separate proxy card for each stock account. If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, you can request multiple copies for some or all accounts, either by calling Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., c/o American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, NY 10272-2016. You also may contact us in the same manner if you are receiving multiple copies of the proxy statement and annual report in your household and desire to receive one copy. If you are not a registered shareholder and your shares are held by a broker or bank, you will need to contact such broker or bank to revoke your election and receive multiple copies of these documents.

When are shareholder proposals for the 2011 Annual Meeting due?

A shareholder who wishes to offer a proposal for inclusion in the Company’s proxy statement and proxy card for the 2011 Annual Meeting must submit the proposal and any supporting statement by December 3, 2010, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Any proposal received after that date will not be eligible for inclusion in the 2011 proxy statement and proxy card.

Under our Amended Code of Regulations, and as permitted by the rules of the SEC, certain procedures must be followed by a shareholder for business to be brought properly before an annual meeting of shareholders. These procedures provide that we must receive the notice of intention to introduce an item of business at an annual meeting not less than 30 nor more than 60 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which the public announcement is first made. Our Amended Code of Regulations is available upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

Our Annual Meeting of Shareholders generally is held on the third Tuesday of May. Assuming that our 2011 Annual Meeting is held on schedule, we must receive any notice of intention to introduce an item of business at that meeting no earlier than March 19, 2011 and no later than April 18, 2011. If we do not receive notice as set forth above, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

How can I learn more about FirstEnergy’s operations?

You can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2009, that is included with the mailing of this proxy statement. You also can view the annual report and other information by visiting our Internet site at www.firstenergycorp.com/financialreports.

A copy of our latest annual report on Form 10-K filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to Rhonda S. Ferguson, Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. You also can view the Form 10-K by visiting the Company’s Internet site at www.firstenergycorp.com/financialreports. Information contained on any of the Company Internet sites is not deemed to be part of this proxy statement.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

What is the leadership structure of the FirstEnergy Board and why did FirstEnergy separate the positions of Chief Executive Officer and Chairman of the Board?

The Board separated the positions of Chief Executive Officer and Chairman of the Board in 2004 when it elected George M. Smart as its non-executive Chairman of the Board and Anthony J. Alexander as President and Chief Executive Officer. Our Amended Code of Regulations and Corporate Governance Policies do not require that our Chairman of the Board of Directors and Chief Executive Officer positions be separate, and the Board has not adopted a specific policy or philosophy on whether the role of the Chief Executive Officer and Chairman of the Board of Directors should be separate. However, the Corporate Governance Committee currently believes that having a separate Chairman of the Board and Chief Executive Officer is the appropriate board structure at this time and that a non-executive chairman helps to enhance the independent oversight of management, more closely aligns the Board with shareholders, and allows our Chief Executive Officer to focus on our day-to-day operations. In this regard, the independent Chairman of the Board provides a non-management point of contact for shareholders and other interested parties to send written communications to the Board. An independent Chairman of the Board also is able to provide the leadership necessary to ensure that the Board fulfills its roles of advising and providing independent oversight of management and engaging fully in the development of the Company’s business strategy and evaluating how well that strategy is being implemented.

As required by the NYSE Listing Standards, FirstEnergy is required to schedule regular executive sessions for our independent directors to meet without management participation. Because an independent director is required to preside over each such executive session of independent directors, we believe it is more efficient and provides for better sharing of the information derived from these meetings throughout the applicable areas of the business to have our independent Chairman preside over all such meetings as opposed to rotating that function among all of the Company’s independent directors.

What action has the Board taken to determine the independence of directors?

The Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for by our Corporate Governance Policies and required by the listing standards of the New York Stock Exchange (later referred to as the NYSE).

The Board adheres to the definition of an “independent” director as established by the NYSE and the SEC. The definition used by the Board to determine independence is included in our Corporate Governance Policies and can be viewed by visiting our Internet site at www.firstenergycorp.com/ir.

Compliance with the definition of independence is reviewed annually by the Corporate Governance Committee. Each independent director is required to report to the Corporate Secretary any changes in information that were used to determine independence. The Corporate Governance Committee chair must notify the entire Board upon receipt of such notification from the director or Corporate Secretary.

Which directors and nominees are independent?

Based on the most recent independence review, the Board determined that all directors are independent, with the exception of President and Chief Executive Officer (later referred to as the CEO) Anthony J. Alexander. Directors Paul T. Addison, William T. Cottle, and Jesse T. Williams, Sr. were deemed independent based on the independence criteria as discussed in the answer to the immediately preceding question; and the Board was not aware of any other types and categories of transactions for these directors that are required to be considered. However, for the directors listed below, additional specific types and categories of transactions were considered by the Board, as noted, in determining their independence. The Board determined that the relationships described below for directors Michael J. Anderson, Dr. Carol A. Cartwright, Robert B. Heisler, Jr., Ernest J. Novak, Jr., Catherine A. Rein, George M. Smart, and Wes M. Taylor were not material and that such directors are independent. Additionally, none of the relationships described below constituted a related person transaction requiring disclosure as set forth in the Related Person Transactions Policy described under the heading “Certain Relationships and Related Person Transactions” in this proxy statement.

Michael J. Anderson

•	Electric and non-electric purchases from subsidiaries of the Company by a company for which Mr. Anderson serves as Chairman, CEO and President, as well as purchases of fertilizer and other goods by FirstEnergy Service Company on behalf of other subsidiaries of the Company from the same company;

•	Electric and non-electric purchases from subsidiaries of the Company by a non-profit organization for which Mr. Anderson serves as a trustee;

•	Electric purchases from subsidiaries of the Company by two non-profit organizations for which Mr. Anderson serves as a trustee or trustee emeritus; and

•	Charitable contributions made by the FirstEnergy Foundation to three non-profit organizations for which Mr. Anderson serves as a director, trustee, or trustee emeritus.

Dr. Carol A. Cartwright

•	Electric and non-electric purchases from subsidiaries of the Company by a company for which Dr. Cartwright serves as a director;

•	Electric purchases from subsidiaries of the Company by a company and two non-profit organizations for which Dr. Cartwright serves as a director or President;

•	Non-electric purchases from subsidiaries of the Company by a non-profit organization for which Dr. Cartwright serves as a director;

•	Purchases of financial services by the Company and its subsidiaries from a bank for which Dr. Cartwright serves as a director; and

•	Charitable contributions made by the First Energy Foundation to two non-profit organizations for which Dr. Cartwright serves as a director.

Robert B. Heisler, Jr.

•	Electric and non-electric purchases from subsidiaries of the Company by a non-profit organization for which Mr. Heisler serves as a university dean;

•	Electric purchases from subsidiaries of the Company by two non-profit organizations for which Mr. Heisler serves as a member of the Board of Governors or an advisory board member; and

•	Charitable contributions and/or membership fees made by the FirstEnergy Foundation and by the Company to three non-profit organizations for which Mr. Heisler serves as a trustee, a member of the Board of Governors, or an advisory board member.

Ernest J. Novak, Jr.

•	Electric purchases from subsidiaries of the Company by a company and two non-profit organizations for which Mr. Novak serves as a director; and

•	Charitable contributions made by the FirstEnergy Foundation to two non-profit organizations for which Mr. Novak serves as a director.

Catherine A. Rein

•	Purchases of financial services by FirstEnergy Service Company on behalf of other subsidiaries of the Company from a bank for which Ms. Rein serves as a director.

George M. Smart

•	Electric purchases from subsidiaries of the Company by a non-profit organization for which Mr. Smart serves as a trustee; and

•	Charitable contributions made by the FirstEnergy Foundation to a non-profit organization for which Mr. Smart serves as a trustee.

Wes M. Taylor

•	Purchases of fuel by FirstEnergy Generation Corp. from a company for which Mr. Taylor serves as a director.

What function does the FirstEnergy Board perform?

Although your Board has the responsibility for establishing broad corporate policies and for our overall performance, the Board is not involved in day-to-day operations of the Company. We keep the directors informed of our business and operations with various reports and documents that we send to them each month. We also make operating and financial presentations at Board and committee meetings. The Board established the committees described below to assist in performing its responsibilities.

The Board believes that the Company’s policies and practices should enhance the Board’s ability to represent your interests as shareholders. In support of this philosophy, the Board established Corporate Governance Policies which, along with charters of the Board committees, serve as a framework for meeting the Board’s duties and responsibilities with respect to the governance of the Company. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our Internet site at www.firstenergycorp.com/ir.

What is FirstEnergy’s Risk Management Process and the Board’s Role in Risk Oversight?

The Company faces a variety of risks and recognizes that the effective management of those risks contributes to the overall success of the Company. The Company has implemented a process for identifying, prioritizing, reporting, monitoring, managing, and mitigating its significant risks. A Risk Policy Committee, consisting of the Chief Risk Officer and senior executive officers, provides oversight and monitoring to ensure that various risk policies are established and carried out and processes are executed in accordance with selected limits and approval levels. Other Company committees exist to address topical risk issues. Timely reports on significant risk issues are provided as appropriate to employees, management, senior executive officers, respective Board committees, and the whole Board. The Chief Risk Officer also prepares an enterprise-wide risk management report that is presented to the Audit Committee and the Board annually.

A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

The Board administers its risk oversight function through both the whole Board, as well as through the various Board committees. Specifically, the Audit Committee Charter requires the Audit Committee to discuss the Company’s policies with respect to risk assessment and risk management. The Audit Committee reviews and discusses guidelines and policies to govern the process to assess and manage the Company’s exposure to risk, including risk associated with our credit, liquidity, and operations. It also reviews and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Through this oversight process, the Board obtains an understanding of significant risk issues on a timely basis, including the risks inherent in the Company’s strategy. In addition, while the Company’s Chief Risk Officer administratively reports to the Executive Vice President and Chief Financial Officer, he has full access to the Audit Committee and attends each Audit Committee meeting.

In addition to the Audit Committee’s role in risk oversight, our other Board committees also play a role in risk oversight within each of their areas of responsibility. The Compensation Committee is responsible for reviewing, discussing, and assessing risks related to compensation programs, including incentive compensation and equity-based plans, and risks related to compensation philosophy and structure. The Corporate Governance Committee considers risks relating to corporate governance, Board and committee membership, the performance of the Board, and related party transactions. The Finance Committee evaluates the impact of risk resulting from financial resources and strategies, including capital structure policies, financial forecasts, budgets and financial transactions, commitments, and expenditures. The Nuclear Committee considers the risks associated with the safety, reliability, and quality of our nuclear operations. Further, day-to-day risk oversight is conducted by our Enterprise Risk Management department and our senior management and is shared with our Board or Board committees, as appropriate.

Does FirstEnergy provide any training for its Board members?

Yes. The Board recognizes the importance of its members keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training (either provided or approved by the Corporate Governance Committee) soon after being elected to the Board. Also, the Board makes available and encourages continuing education programs for Board members, which may include internal strategy meetings, third-party presentations, and externally offered programs.

How many meetings did the Board hold in 2009?

Your Board held 10 regularly scheduled or special meetings during 2009. All directors attended 75 percent or more of the meetings of the Board and of the committees on which they served in 2009.

Non-management directors, including the independent directors, are required to meet as a group in executive sessions without the CEO, any other non-independent director, or management at least six times in each calendar year. George M. Smart, the non-executive chairman of the Board, presides over all executive sessions. During 2009, the non-management directors met 10 times in executive sessions.

What committees has the Board established?

The Board established the standing committees listed below. All committees are comprised solely of independent directors as determined by the Board in accordance with our Corporate Governance Policies, which incorporate the NYSE listing standards and applicable SEC rules.

Audit Committee

The purpose of the Audit Committee is to assist Board oversight of: the integrity of the Company’s financial statements; the Company’s compliance with legal, risk management, and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditor; and the Company’s systems of internal control with respect to the accuracy of financial records, adherence to Company policies, and compliance with legal and regulatory requirements. The committee prepares the report that SEC rules require be included in the Company’s annual proxy statement and performs such other duties and responsibilities enumerated in the Committee Charter. The committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting the Committee Charter, the Board acknowledges that the committee members are not employees of the Company and are not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company who provide information to the committee and the accuracy and completeness of the financial and other information provided to the committee by such persons or organizations absent actual knowledge to the contrary. For a complete list of responsibilities and other information, refer to the Audit Committee Charter on our Internet site at www.firstenergycorp.com/ir.

This committee is comprised of four independent members and met nine times in 2009. The current members of this committee are Ernest J. Novak, Jr. (Chair), Paul T. Addison, Catherine A. Rein, and George M. Smart. All members of this committee are financially literate. The Board appoints at least one member of the Audit Committee who, in the Board’s business judgment, is an “Audit Committee Financial Expert”, as such term is defined by the SEC. The Board determined that independent Audit Committee and Board member Ernest J. Novak, Jr., meets this definition. See the Audit Committee Report in this proxy statement for additional information regarding the committee.

Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of the Board as specified in the Compensation Committee Charter relating to the compensation of certain senior-level officers of the Company, including the CEO, the Company’s other non-CEO executive officers, the Chairman, if the Chairman is not the CEO, and other individuals named in the Company’s annual proxy statement; to review, discuss, and endorse a compensation philosophy that supports competitive pay for performance and is consistent with the corporate strategy; to assist the Board in establishing the appropriate incentive compensation and equity-based plans for the Company’s executive officers; to administer such plans in order to attract, retain, and motivate skilled and talented executives and to align such plans with Company and business unit performance, business strategies, and growth in shareholder value; to review and discuss with the Company’s management the disclosures in the Compensation Discussion and Analysis (later referred to as the CD&A) required by applicable rules and regulations and, based upon such review and discussions, to recommend to the Board whether the CD&A should be included in the Company’s annual report and proxy statement; to produce the Compensation Committee Report to be included in the Company’s annual report and proxy statement, in accordance with applicable rules and regulations; and to perform such other duties and responsibilities enumerated in and consistent with the Compensation Committee Charter. For a complete list of responsibilities and other information, refer to the Compensation Committee Charter on our Internet site at www.firstenergycorp.com/ir. In addition, refer to the CD&A that can be found later in this proxy statement.

This committee is comprised of four independent members and met five times in 2009. The current members of this committee are Catherine A. Rein (Chair), Dr. Carol A. Cartwright, Robert B. Heisler, Jr., and Wes M. Taylor.

Corporate Governance Committee

The purpose of the Corporate Governance Committee is to develop, recommend to the Board, and periodically review the corporate governance principles applicable to the Company; to recommend Board candidates for all directorships by identifying individuals qualified to become Board members in a manner that is consistent with criteria approved by the Board; to recommend that the Board select the director nominees for the next annual meeting of shareholders; and to oversee the evaluation of the Board and management.

In consultation with the CEO, the Chairman, and the full Board, the committee shall search for, recruit, screen, interview, and recommend prospective directors, as required, to provide an appropriate balance of knowledge, experience, and capability on the Board. The committee shall be guided by its charter, the Corporate Governance Policies, and other applicable laws and regulations in recruiting and selecting director candidates. Any assessment of a prospective Board or committee candidate includes, at a minimum, issues of diversity, age, background and training; business or administrative experience and skills; dedication and commitment; business judgment; analytical skills; problem-solving abilities; and familiarity with the regulatory environment. In addition, the committee may consider such other attributes as it deems appropriate, all in the context of the perceived needs of the Board or applicable committee at that point in time. Such directors shall possess experience in one or more of the following: management or senior leadership position which demonstrates significant business or administrative experience and skills; accounting or finance; the electric utilities or nuclear power industry; or other significant and relevant areas deemed by the committee to be valuable to the Company.

The committee shall investigate and consider suggestions for candidates for membership on the Board, including shareholder nominations for the Board. Provided that shareholders nominating director candidates have complied with the procedural requirements set forth in the Corporate Governance Committee Charter, the committee shall apply the same criteria and employ substantially similar procedures for evaluating shareholder nominees for the Board as it would for evaluating any other Board nominee. The committee will give due consideration to all written shareholder nominations that are submitted in writing to the committee, in care of the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890, received at least 120 days before the publication of the Company’s annual proxy statement from a shareholder or group of shareholders owning one half of one percent (0.5 percent) or more of the voting stock for at least one year, and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on the Board. For a complete list of responsibilities and other information, refer to the Corporate Governance Committee Charter on our Internet site at www.firstenergycorp.com/ir.

This committee is comprised of four independent members and met five times in 2009. The current members of this committee are Dr. Carol A. Cartwright (Chair), William T. Cottle, George M. Smart, and Jesse T. Williams, Sr.

Finance Committee

The purpose of the Finance Committee is to monitor and oversee the Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature and financial risk management. For a complete list of responsibilities and other information, refer to the Finance Committee Charter on our Internet site at www.firstenergycorp.com/ir.

This committee is comprised of four independent members and met five times in 2009. The current members of this committee are Paul T. Addison (Chair), Michael J. Anderson, Robert B. Heisler, Jr., and Ernest J. Novak, Jr.

Nuclear Committee

The purpose of the Nuclear Committee is to monitor and oversee the Company’s nuclear program and the operation of all nuclear units in which the Company or any of its subsidiaries has an ownership or leasehold interest. For a complete list of responsibilities and other information, refer to the Nuclear Committee Charter on our Internet site at www.firstenergycorp.com/ir.

This committee is comprised of four independent members and met six times in 2009. The current members of this committee are William T. Cottle (Chair), Michael J. Anderson, Wes M. Taylor, and Jesse T. Williams, Sr.

Does the Board have a policy in regard to the number of boards on which a director can serve?

Yes. Our Corporate Governance Policies provide that directors will not, without the Board’s approval, serve on the board of directors of more than three other non-affiliated companies having securities registered under the Securities Exchange Act of 1934 (later referred to as the Exchange Act). All of our directors are in compliance with this policy.

What is the Board’s policy regarding Board members’ attendance at the Annual Meeting of Shareholders?

The Board believes that regular attendance by all directors and all nominees for directors at our Annual Meeting of Shareholders is appropriate and desirable and that all such persons should make diligent efforts to attend each meeting. All Board members who were directors on May 19, 2009, attended the 2009 Annual Meeting.

Did the Board use a third party to assist with the identification and evaluation of potential nominees?

No. The Board did not use a third party to assist with the identification and evaluation of potential nominees.

How can shareholders and interested parties communicate to the Board?

The Board provides a process for shareholders and interested parties to send communications to the Board and non-management directors, including the non-executive chairman. Shareholders and interested parties may send written communications to the Board by mailing any such communications to the FirstEnergy Board of Directors, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

The Corporate Secretary or a member of her staff reviews all such communications promptly and relays them directly to a member of the Board, provided that such communications: (i) bear relevance to the Company and the interests of the shareholder, (ii) are capable of being implemented by the Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who already has sent two such communications to the Board in the last year. The Board may modify procedures for sorting shareholders’ and interested parties’ communications or adopt any additional procedures provided that they are approved by a majority of the independent directors.

Has FirstEnergy adopted a Code of Ethics?

Yes. The Company has a Code of Business Conduct that applies to all employees, including the CEO, Chief Financial Officer, and Chief Accounting Officer. In addition, the Board has a Code of Ethics and Business Conduct. These Codes can be viewed on our Internet site at www.firstenergycorp.com/ir.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Based on our size and varied business operations, we may engage in transactions and business arrangements with companies and other organizations in which a member of our Board, executive officer, or such person’s immediate family member also may be a board member, executive officer, or significant investor. In some of these cases, such person may have a direct or indirect material interest in the transaction or business arrangement with our Company. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions are either in, or not inconsistent with, our best interests and the best interests of our shareholders. Our Board has determined that it is appropriate and necessary to have a review process in place with respect to any related person transactions.

Based on the foregoing, the Board established a written Related Person Transactions Policy (later referred to as the Policy) to be implemented by the Corporate Governance Committee, in order to effectuate the review, approval, and ratification process surrounding related person transactions. This Policy supplements the Company’s other conflict-of-interest policies set forth in the FirstEnergy Conflicts-of-Interest

Policy, Code of Business Conduct, and the Board of Directors Code of Ethics and Business Conduct. Related person transactions may be entered into or continue only if a majority of the disinterested members of the Corporate Governance Committee or the Board approves or ratifies the transaction in accordance with the Policy. In making its decisions, the Corporate Governance Committee will review current and proposed transactions by taking into consideration the Policy, which includes the definitions and terms set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

As part of this Policy, our management established written review procedures for any transaction, proposed transaction, or any amendment to a transaction, in which we are currently, or in which we may be, a participant in which the amount exceeds $120,000, and in which the related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest. We also established written procedures to allow us to identify such related persons. The identities of these related persons are distributed to necessary business units to ensure senior management is made aware of any transaction or proposed transaction involving the Company and anyone on that list. Management then brings any such transactions to the attention of the Corporate Governance Committee for its review, approval, or ratification.

When reviewing a proposed transaction, the Corporate Governance Committee reviews the material facts of the related person’s relationship to us, his or her interest in the proposed transaction, and any other material facts of the proposed transaction, including the aggregate value and benefits of such transaction to us, the availability of sources of comparable products or services (if applicable), and an assessment of whether the transaction is on terms that are the same as, or comparable to, the terms available to an unrelated third party or to employees generally. Additionally, the Corporate Governance Committee requires the CEO to review the business merits of the transaction prior to its review.

During fiscal year 2009 we participated in the transactions described below, in which the amount involved exceeded $120,000 and in which any Board member, executive officer, holder of more than five percent of our common stock, or a member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Ms. Elizabeth A. Shriver, sister-in-law of executive officer William D. Byrd, served the Company as a Staff Business Analyst in 2009. In 2009, Ms. Shriver was paid $122,098. Ms. Shriver has been employed by the Company since 1977 and has been a Staff Business Analyst since 2004. Mr. Byrd first became an executive officer of the Company in November 2007. Ms. Shriver’s compensation falls within the Company’s guidelines regarding the “pay for performance” philosophy and is consistent with the terms of the Company programs governing that element of compensation. No reporting relationship exists between Ms. Shriver and Mr. Byrd. Pursuant to the terms of the Policy, the Corporate Governance Committee ratified and approved the Company’s payment of Ms. Shriver’s 2009 compensation.

Ms. Elizabeth Ard, wife of executive officer Donald M. Lynch, served the Company as Manager, Customer Support, in 2009. In 2009, Ms. Ard was paid $150,897. Mr. Lynch first became an executive officer of the Company in April 2009. Ms. Ard has been employed by the Company since 1987. Ms. Ard’s compensation falls within the Company’s guidelines regarding the “pay for performance” philosophy and is consistent with the terms of the Company programs governing that element of compensation. No reporting relationship exists between Ms. Ard and Mr. Lynch. Pursuant to the terms of the Policy, the Corporate Governance Committee ratified and approved the Company’s payment of Ms. Ard’s 2009 compensation.

Finally, the interests of our directors and executive officers in the proposed merger with Allegheny Energy will be described in the joint proxy statement/prospectus that will be distributed to shareholders in connection with the special meeting of shareholders regarding our proposed merger with Allegheny Energy. For further information about our proposed merger with Allegheny Energy, we refer you to the section of this proxy statement entitled “Proposed Merger with Allegheny Energy, Inc.”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC and the NYSE. The Company makes these filings for the convenience of the executive officers and directors. To the Company’s knowledge, for the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to its executive officers and directors were satisfied.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No members of the Compensation Committee meet the criteria to be considered for an interlock or insider participation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included (or incorporated by reference as applicable) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and proxy statement.

Compensation Committee: Catherine A. Rein (Chair), Dr. Carol A. Cartwright, Robert B. Heisler, Jr., and Wes M. Taylor

AUDIT COMMITTEE REPORT

The Audit Committee (later referred to in this section as the Committee) of the Board of Directors of the Company is charged with assisting the full Board in fulfilling the Board’s oversight responsibility with respect to the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee acts under a written charter that is reviewed annually, revised as necessary, and is approved by the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. In performing its review, the Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Committee reviewed and discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants, including its judgments as to the propriety of the application of accounting principles by the Company.

The Committee received the written disclosures and the letter from the independent registered public accounting firm regarding their independence from the Company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed that matter with the independent registered public accounting firm.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope, plans and results of their respective audits. The Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting process.

Based on the above reviews and discussions conducted, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Audit Committee: Ernest J. Novak, Jr. (Chair), Paul T. Addison, Catherine A. Rein, George M. Smart

Audit Fees

The following is a summary of the fees paid by the Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided during the years 2009 and 2008:

PricewaterhouseCoopers LLP billed the Company an aggregate of $5,995,000 in 2009 and $5,819,000 in 2008 in fees for professional services rendered for the audit of the Company’s financial statements and the review of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements.

	Fees for Audit Year	Fees for Audit Year
	2009	2008

Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

The Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with them maintaining their independence. There were no non-audit services rendered by the independent registered public accounting firm in 2009 or 2008. The Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services that are prohibited by these requirements. The policy further states that any engagement of the independent registered public accounting firm to perform other audit-related or any non-audit services must have approval in advance by the Chairman of the Committee upon the recommendation of the Vice President and Controller. Such approved engagement is then presented to the Committee at its next regularly scheduled meeting. All services provided by PricewaterhouseCoopers LLP in 2009 and 2008 were pre-approved.

PROPOSED MERGER WITH ALLEGHENY ENERGY, INC.

On February 10, 2010, FirstEnergy, Allegheny Energy, and Element Merger Sub, Inc., a direct wholly-owned subsidiary of FirstEnergy (later referred to as Merger Sub), entered into an Agreement and Plan of Merger (later referred to as the Merger Agreement). For further information, we refer you to our Current Report on Form 8-K, filed with the SEC on February 11, 2010, to which is attached a copy of the Merger Agreement. In connection with the merger, on March 23, 2010, we filed a Registration Statement on Form S-4 with the SEC that includes a preliminary joint proxy statement with Allegheny Energy, and also constitutes our prospectus, seeking to register additional shares of our common stock that will be issued to holders of Allegheny Energy’s common stock to effectuate the merger. The merger remains subject to a number of closing conditions that are set forth in the Merger Agreement, including, among others, the approval of the merger-related proposals by our shareholders and Allegheny Energy’s stockholders.

We remind you that this proxy statement is provided in connection with our Annual Meeting of Shareholders and does not ask you to consider any matters related to the merger. At a future date, we will mail you a separate package of proxy materials for the special meeting related to the merger.

ITEMS TO BE VOTED ON

Item 1 —	Election of Directors

You are being asked to vote for the following 11 nominees to serve on the Board for a term expiring at the Annual Meeting of Shareholders in 2011 and until their successors have been elected: Paul T. Addison, Anthony J. Alexander, Michael J. Anderson, Dr. Carol A. Cartwright, William T. Cottle, Robert B. Heisler, Jr., Ernest J. Novak, Jr., Catherine A. Rein, George M. Smart, Wes M. Taylor, and Jesse T. Williams, Sr. The section of this proxy statement entitled “Biographical Information on Nominees for Election as Directors” provides biographical information for all nominees for election at the Meeting.

Pursuant to the Company’s Amended Code of Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by the Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

This Item 1 asks that you vote for 11 nominees to serve on the Board. Pursuant to the Merger Agreement, the directors elected at this Meeting will continue as directors of the Company upon completion of the Merger. Effective upon completion of the Merger, the size of the Board will be increased from 11 to 13 members, and FirstEnergy will appoint two current members of the board of Allegheny Energy to the FirstEnergy board.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 1.

Item 2 —	Ratification of the Appointment of the Independent Registered Public Accounting Firm

You are being asked to ratify the Board’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the books and accounts of the Company for the 2010 fiscal year. A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will have an opportunity to make a statement and respond to appropriate questions. Refer to the Audit Committee Report in this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2008 and 2009.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 2.

Shareholder Proposals

Shareholders have indicated their intention to present at the Meeting the following proposals for consideration and action by the shareholders. The shareholder resolutions and proposals, for which the Company and the Board accept no responsibility, are set forth below. The proponents’ names, addresses, and numbers of shares held will be furnished upon written or oral request to the Company. Your Board of Directors recommends that you vote “AGAINST” all four of these shareholder proposals for the reasons noted in the Company’s opposition statements following each shareholder proposal.

Item 3 —	Shareholder Proposal: Reduce the Percentage of Shares Required to Call Special Shareholder Meeting

3 — Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting. This includes that a large number of small shareowners can combine their holdings to equal the above 10% of holders. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call a special meeting investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board’s current power to call a special meeting.

We gave 57%-support to the 2009 shareholder proposal on this same topic and proposals often obtain higher votes on subsequent submissions. This proposal topic also won more than 60% support at the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD). William Steiner and Nick Rossi sponsored these proposals.

The merit of this Special Shareowner Meetings proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

The simple majority vote topic, submitted by Ray T. Chevedden, won our ascending support of 71% to 80% in each year from 2005 to 2009 and our directors ignored this overwhelming support. Meanwhile the popularity of our directors was headed in the other direction with four of our directors receiving 51% in withheld votes in 2009 including our Chairman George Smart, Carol Cartwright, Jesse Williams and William Cottle. Each of our other directors received 48% in withheld votes.

We had two “Flagged (Problem) Directors” according to The Corporate Library www.thecorporatelibrary.com, an independent investment research firm: George Smart (our Chairman) because he chaired the FirstEnergy audit committee during a period of accounting misrepresentation according to a lawsuit that was settled and Michael Anderson due to his involvement with the Interstate Bakeries bankruptcy. Our CEO was paid $13 million.

We had no shareholder right to cumulative voting, call a special shareholder meeting, act by written consent or elect directors by a majority vote. Shareholder proposals to address all or some of these topics have received majority votes at other companies and would be excellent topics for our next annual meeting.

The above concerns show there is a need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowners Meetings — Yes on 3.

  End of Shareholder Proposal

Your Company’s Opposition Statement — Special Shareowner Meetings

Your Board of Directors recommends that you vote “AGAINST” this proposal.

The Amended Code of Regulations of your Company currently provides that any persons holding at least a majority of shares outstanding and entitled to vote may call a special meeting of shareholders. Your Board believes that the current threshold is reasonable and appropriate and in the best interests of all shareholders. The current majority shareholder requirement prevents a small group of shareholders from calling costly and possibly numerous special meetings on topics and for reasons that are not in the best interests of your Company or a majority of its shareholders.

The proponent suggests that a lower threshold of shareholders should be allowed to call a special meeting to ensure that shareholders have a right to vote on important matters that may arise between annual meetings. However, your Company is incorporated in Ohio, and Ohio law provides that shareholders must be given the opportunity to vote on major corporate actions such as mergers, the sale or disposition of all or substantially all of the assets of a company and amendments to a company’s articles of incorporation. The Amended Articles of Incorporation of your Company mirror this same requirement for a shareholder vote on major corporate actions. Additionally, the Listing Standards of the NYSE similarly require us to seek shareholder approval for the issuance of common stock in many circumstances, including in cases that would result in a change in control of the Company. Thus, the opportunity for shareholder votes on important matters that may arise between annual meetings is well established already.

Pursuant to our governing documents, in addition to a call by a majority of the shareholders, a special meeting of shareholders also may be called by the Chairman, President or by a majority of your Board. The current framework provided in your Company’s Amended Articles of Incorporation, Ohio law, and the NYSE Listing Standards provides your Board with the time to consider (and ability to draw on resources if necessary to evaluate) significant transactions and other material matters appropriately so that those matters are not submitted to shareholders prematurely.

While it is possible that an important issue could arise in the time period between shareholder meetings, the analysis and evaluation of any such issue should be done deliberately and thoughtfully and be subject to a thorough review by your Board. We also respect our shareholders’ limited time with a thoughtfully designed process that does not subject them to issues that are of interest to only a minority of shareholders with special interests or agendas. Unlike a shareholder with a potential agenda or special interest, your board members, all but one of whom are independent, have a fiduciary duty to represent the best interests of all shareholders. After your Board has considered the issue carefully and determined a recommended course of action for shareholder consideration, it may be appropriate to have a special shareholder meeting, but that is best determined by the Chairman, or a majority of your Board, who have been elected by the shareholders to provide the overall leadership of your Company.

In addition, special meetings are costly endeavors. The money and resources that are required to prepare and hold special meetings are significant, including the time and energy that must be devoted to the preparation, printing, and delivery of the required disclosure documents as well as other logistical preparations required to conduct such meetings. These burdens, along with the significant investment of your Board and senior management’s time to prepare for such meetings, are costly and may be disruptive to the business. This cost burden and disruption of the Company’s business are even more significant during these trying economic times. Given these monetary and non-monetary costs, and considering that your Board has a fiduciary obligation to act in the best interest of all shareholders, your Board, comprised almost exclusively of independent directors, is best positioned to determine if and when to call a special meeting. The majority requirement reflects a fair balance between efficiency and shareholder empowerment.

More special meetings will not add to shareholder information or awareness appreciably. The Company’s current disclosure environment includes public filings with the SEC, news releases, analyst calls, and live investor and analyst meetings that encompass the full spectrum of Company affairs important to shareholders. Shareholders have the ability to communicate with directors through the shareholder access processes that your Company developed, such as procedures set forth in our Corporate Governance Policies that are discussed elsewhere in this Proxy Statement. Also, the Company’s corporate and investor relations personnel maintain a system of communication to support shareholders’ concerns regarding business matters and corporate governance. Minority shareholder groups should not be able to instigate expensive special meetings when they have less onerous and more efficient means of communicating with your Board.

Furthermore, according to the proposal, shareholders should have the ability to call a special meeting “when a matter merits prompt attention”. As drafted, the proposal does not discuss the matters that would merit “prompt attention”. Without further clarification, your Board believes that this proposal is too vague, ambiguous, and subjective to provide reasonable limits to the rationale for a special meeting. What may merit “prompt attention” to 10 percent of the Company’s shareholders may not be important to the other 90 percent.

This proposal also is drafted imprecisely in other areas so that neither the shareholders in voting on it, nor the Company in attempting to implement it, could determine with any reasonable degree of certainty what actions or measures it requires. For example, the third sentence of the proposal would prohibit the by-law or charter provision giving shareholders the right to call special meetings from including “any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or your board”. The exact meaning of this proposed prohibition is unclear. It may well eliminate the ability of the Company to impose any procedural requirements on the right of holders of at least ten percent of the common stock to call special meetings. Companies at which shareholders have the right to call special meetings often reasonably establish certain procedural requirements relating to the exercise of this right. At such companies, shareholders seeking to call special meetings typically are required to identify themselves, to state their interest in the subject matter of the proposed special meeting, and to meet specified time requirements in providing notice of their intent to call the special meeting. Under the proposal, as written, it is unclear whether such reasonable, and arguably necessary, procedural requirements could be established validly.

While your Board appreciates the proponent’s interest, your Board believes that the Company’s current policies, governing documents, Ohio law, and NYSE rules appropriately address the circumstances in which special meetings may be called. Your Board has fiduciary duties and will continue to exercise its business judgment in referring matters for shareholder consideration when it determines that doing so would be in the best interests of the Company and its shareholders. Alternatively, persons holding at least a majority of shares outstanding and entitled to vote may call a special meeting of shareholders, ensuring that the subject matter of the special meeting is relevant and important to a large number of shareholders justifying the significant resources and expense necessary to hold a special meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 3.

Item 4 —	Shareholder Proposal: Adopt a Policy Requiring Retention of a Significant Percentage of Shares for Two Years Following Termination of Employment

Resolved, that stockholders of FirstEnergy Corp. (“Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment (through retirement or otherwise), and to report to stockholders regarding the policy before Company 2011 annual meeting of stockholders. The stockholders recommend that the Committee not adopt a percentage lower than 75% of net after-tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

SUPPORTING STATEMENT

Equity-based compensation is an important component of senior executive compensation at Company.

Requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would focus them on Company long-term success and would better align their interest with those of Company stockholders. In the context of the current financial climate, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2002 report by a commission of The Conference Board endorsed the idea of a holding requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.”

The Company has established stock ownership guidelines for executive officers. In 2009, the Chief Executive Officer (“CEO”) was required to maintain ownership of shares valued at six times base salary and four times base salary for other Named Executive Officers (“NEOs”).

We believe this policy does not go far enough to ensure that equity compensation builds executive ownership. We also view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

We urge stockholders to vote for this proposal.

  End of Shareholder Proposal

Your Company’s Opposition Statement — Holding Equity into Retirement

Your Board of Directors recommends that you vote “AGAINST” this proposal.

Your Board believes that the proposed restriction on the disposition by senior executives of shares of stock obtained through equity awards until two years following the termination of their employment significantly would impair your Company’s ability to attract senior executive talent in the competitive marketplace, which is essential for your Company’s long-term success. Your Board also believes that the proposal would result in an overemphasis on post-retirement compensation and undermine the effectiveness of your Company’s existing executive compensation programs. As addressed in the Compensation Discussion and Analysis (later referred to as CD&A) section of this Proxy Statement, stock ownership is a fundamental element of your Company’s compensation program and provides an essential source of incentives and motivation to your executives. Furthermore, your Board believes that your Company’s equity compensation policies have been essential to attracting and retaining talented executives and in motivating them to manage toward long-term shareholder value.

Your Company’s executive compensation programs are designed carefully by the Compensation Committee of your Board (later referred to in this section as the Committee) to align the interests of senior executives and shareholders. The creation of shareholder value is a core purpose of your Company’s compensation programs, and we believe that your Company’s compensation programs already appropriately incentivize your senior executive officers to focus on our long-term success. Your Board recognizes that equity ownership is an effective means of aligning the interests of your senior executive officers with those of the shareholders. Accordingly, FirstEnergy already has adopted stock ownership and retention guidelines. These ownership guidelines are reviewed by the Committee for competitiveness on an annual basis and were reviewed at the Committee’s February 2010 meeting. See the discussion in CD&A under the heading “Share Ownership Guidelines” in this Proxy Statement.

Under the stock ownership and retention guidelines, your Chief Executive Officer is required to own common stock having a value equal to six times base salary, and all other named executive officers are required to own common stock having a value of four times their base salaries. Your Board believes that these guidelines have to a large degree effectively achieved the goal of this proposal. As a result of the stock ownership guidelines, executives are required to own meaningful levels of stock while still maintaining the ability to manage their personal financial affairs prudently. Mandating that senior executives hold 75% of the shares of stock obtained through equity awards until two years following the termination of their employment would destabilize the balance that the Committee attempts to achieve as it designs the compensation policy in its entirety and would encourage turnover among senior executives who wish to retain the ability to diversify their portfolios, to make charitable gifts, or to liquidate a portion of their holdings in order to meet expenses.

It is also important to note that the proposal only addresses the retention of stock acquired through your Company’s equity compensation plans, prohibiting executive officers from selling a substantial portion of such shares until two years after they leave your Company. The proposal provides no guarantee of stock ownership by executive officers until their restricted stock vests or they exercise options. Your Company’s stock ownership guidelines, by contrast, require ownership of FirstEnergy’s common stock, which may be acquired through a variety of means, including open market purchases, and set clear, reasonable, and meaningful standards for the amount of stock to be owned by your senior executives.

In addition to the stock ownership guidelines, your Company’s equity compensation program includes three-year vesting period requirements that provide your Company’s executives with an incentive to manage your Company from the perspective of a shareholder with an equity stake in the business. Equity grants typically vest over three years and the vesting period of equity awards is not accelerated in retirement. This condition of the equity compensation program inherently extends the executives interest in long-term Company performance into their retirement. The value realized upon vesting is tied directly to the long-term appreciation of your Company’s stock price and operational performance over the vesting period, which benefits all shareholders.

Your Board remains committed to the design and implementation of a compensation program and stock ownership guidelines that achieve the right balance between providing executives with meaningful compensation in the form of equity awards and also ensuring that they have an appropriate investment in your Company’s future. Adopting this proposal would constrain the Committee’s ability to utilize significant at-risk equity components because a requirement to hold such awards after termination of employment would mean that executives would not have access to a majority of the equity component of compensation until two years after they retire or otherwise cease to be employed by your Company. In addition, your Board believes that most of FirstEnergy’s peer companies do not impose limitations similar to those set forth in the proposal. As a result, imposing these limitations could require your Company to substitute costly benefits, such as substantially higher executive salaries, in order to compete as effectively in attracting and retaining executive talent. Your Board believes that it is in the shareholders’ best interests for it to retain the flexibility to formulate programs that it determines are most conducive to the cost-effective attraction and retention of the most talented executives and align the long-term interests of employees and shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 4.

Item 5 —	Shareholder Proposal: Permit Shareholders to Act by Written Consent of a Majority of Shares Outstanding

5 — Shareholder Action by Written Consent

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit shareholders to act by the written consent of a majority of our shares outstanding to the extent permitted by law.

Taking action by written consent in lieu of a meeting is a mechanism shareholders can use to raise important matters outside the normal annual meeting cycle.

Limitations on shareholders’ rights to act by written consent are considered takeover defenses because they may impede the ability of a bidder to succeed in completing a profitable transaction for us or in obtaining control of the board that could result in a higher price for our stock. Although it is not necessarily anticipated that a bidder will materialize, that very possibility presents a powerful incentive for improved management of our company.

A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholders’ ability to act by written consent, are significantly correlated to a reduction in shareholder value.

Chris Rossi, long-term FirstEnergy shareholder, said the merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for improvement in our company’s 2009 reported corporate governance status:

Our CEO Anthony Alexander was paid $13 million and our company gave executives performance adjusted restricted stock using the same performance metrics as our short-term executive incentive plan. When the same metrics are used in both short and long-term plans it represents “double-dipping” or our executives getting two awards for the achievement of one goal.

Our board was the only significant directorship for four of our directors: Jesse Williams, Paul Addison, Robert Heisler and William Cottle. This could indicate a significant lack of current transferable director experience for one-third of our directors. Furthermore these directors received holiday gifts, company-paid leisure activities and were entitled to company-paid travel by private jet — independence concerns.

George Smart, our Chairman no less, was designated as a “Flagged (Problem) Director” by The Corporate Library because he chaired the FirstEnergy audit committee during a period of accounting misrepresentation according to a lawsuit that was settled. Mr. Smart still represented 25% of our key audit and nomination committees and received a dismal 51% of our against-votes.

The above concerns shows there is a need for improvement. Please encourage our board to respond positively to this proposal to enable shareholder action by written consent — Yes on 5.

  End of Shareholder Proposal

Your Company’s Opposition Statement — Shareholder Action by Written Consent

Your Board of Directors recommends that you vote “AGAINST” this proposal.

This shareholder proposal requests that your Board take steps to permit the holders of a majority of the Company’s outstanding shares to act by written consent in lieu of holding a shareholder meeting. As drafted, the intent of the shareholder proposal is unclear and ambiguous. More specifically, it is unclear whether the shareholder proposal is proposing to allow a majority of shareholders to act by written consent with regard to adopting, amending, or repealing your Company’s Amended Code of Regulations or with regard to other matters, or both.

As a company incorporated in Ohio, FirstEnergy is subject to the Ohio Revised Code (later referred to as the ORC), including Section 1701.54 of the ORC, which provides that unless a company’s articles or regulations prohibit the authorization or taking of any action of the shareholders without a meeting, any action required or permitted to be taken by shareholders at a meeting may be taken without a meeting only with the affirmative vote or approval of all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose. Section 1701.11 of the ORC provides an apparent exception to Section 1701.54 with regard to a company’s code of regulations. According to Section 1701.11 a company’s code of regulations may be adopted, amended, or repealed without a meeting by the written consent of the holders of two-thirds of the voting power of the corporation on the proposal or a greater or lesser proportion than two-thirds as may be set forth in the articles or code of regulation, but not less than a majority of the voting power of the corporation on the proposal.

As currently in effect, your Company’s Amended Articles of Incorporation and Amended Code of Regulations (later referred to as the Charter Documents) do not provide for an alternative voting threshold with regard to the adoption, amending or repealing of your Company’s Amended Code of Regulations and do not prohibit the authorization or taking of any action without a meeting as set forth in Section 1701.54 of the ORC. Consequently, pursuant to the Charter Documents and Ohio law, shareholders currently may act by written consent without a shareholder meeting with respect to a change to the Amended Code of Regulations as long as two-thirds of your Company’s shareholders approve the applicable change or by the written consent of all shareholders with respect to any other shareholder action.

If the shareholder proposal is intended to address the ability of a majority of shareholders to act by written consent with regard to matters other than adopting, amending and repealing your Amended Code of Regulations, your Board has been advised by Ohio counsel that the implementation of the shareholder proposal would violate Ohio law, specifically Section 1701.54 of the ORC. As discussed above, Section 1701.54 of the ORC requires the unanimous vote or approval of all shareholders to take action without a shareholder meeting. Section 1701.54 of the ORC does not provide for an Ohio company to adopt a provision in its articles or regulations that allow an action to be taken by the affirmative vote or authorization of less than all of the company’s shareholders entitled to notice of a meeting of shareholders. Accordingly, if the shareholder approval is implemented, your Company will be in violation of Section 1701.54 of the ORC.

Assuming in the alternative that the shareholder proposal has been submitted to permit a majority of the shareholders to act by written consent to adopt, amend or repeal your Amended Code of Regulations, your Board believes that Section 1701.11 and the Charter Documents are in the best interests of your Company’s shareholders and that the lower voting threshold advocated by the shareholder proposal is inappropriately low. The two-thirds vote required to act without a shareholder meeting is intended to provide flexibility by affording appropriate opportunities to act without a shareholder meeting, while preserving the opportunity of most of the shareholders to receive prior notice of and participate in determining any proposed change to the Amended Code of Regulations. Additionally, by requiring a two-thirds vote to act without a shareholder meeting rather than a majority vote, there is greater likelihood that your elected Board will have the opportunity to consider and provide its recommendation with respect to any such proposed change to the Amended Code of Regulations.

In addition to attempting to preserve the shareholder’s ability to act on each proposed action, your Company’s governance documents have been designed to protect your Company and its shareholders from unfair or coercive takeover tactics, while remaining consistent with the statutory requirements of the ORC. For example, to facilitate a hostile takeover attempt, a hostile bidder may attempt to adopt, amend, or repeal one or more provisions of a company’s Code of Regulations. This process may not provide the board of directors of the target company or its shareholders with a reasonable opportunity to consider whether such hostile tactics are in the best interests of all or most of the shareholders of the company.

By relying upon the standard set forth by the ORC to adopt, amend, or repeal the Amended Code of Regulations without a shareholder meeting, your Board believes that it is limiting your Company’s vulnerability to unfair or coercive takeover tactics and helping to ensure that actions related to takeover attempts for your Company are considered in a deliberate, proper, and fully informed manner. Your Board does not believe that the Charter Documents have the effect of impeding the ability of a bidder to succeed in completing a transaction for your Company or in obtaining control of your Board. Rather, the Charter Documents have been drafted to conform with Ohio law and encourage interested third party bidders to engage your elected Board to propose revisions to the Amended Code of Regulations or otherwise seek to engage the participation of most of your Company’s shareholders to act without a shareholder meeting.

In summary, the purpose and goal of the shareholder proposal is unclear and ambiguous, leaving your Board with little direction as to the steps to be taken in the event that the shareholder proposal was to be implemented. Even if your Board could determine the intent of the shareholder proposal, for the reasons set forth above, your Board believes that the current approach to adopting, amending, and repealing your Company’s Amended Code of Regulations without a shareholder meeting is in the best interests of all shareholders and the implementation of the shareholder proposal with regard to all other matters would violate Section 1701.54 of the ORC and is not a viable proposal to be considered by the shareholders of your Company.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 5.

Item 6 —	Shareholder Proposal: Adopt a Majority Vote Standard for the Election of Directors

Director Election Majority Vote Standard Proposal

Resolved:  That the shareholders of FirstEnergy Corp. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:  In order to provide shareholders a meaningful role in director elections, the Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. The Company presently uses a plurality vote standard in all director elections. Under the plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett Packard, Morgan Stanley, Home Depot, Gannett, Marathon Oil, and Pfizer, have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. At the time of this proposal submission, our Company and its board had not taken either action.

We believe that a post election director resignation policy without a majority vote standard in company governance documents is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the board can then take action to develop a post election procedure to address the status of directors that fail to win election. A majority vote standard combined with a post election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the board an important post election role in determining the continued status of an unelected director. We urge the Board to initiate the process to establish a majority vote standard in the Company’s governance documents.

  End of Shareholder Proposal

Your Company’s Opposition Statement — Director Election Majority Vote Standard

Your Board of Directors recommends that you vote “AGAINST” this proposal.

This shareholder proposal requests that your Board take measures necessary to amend your Company’s Amended Code of Regulations to provide that director nominees be elected by the affirmative vote of the majority of the votes cast at an annual meeting of shareholders. Your Board considered several factors carefully with respect to majority voting, including the merits of the majority vote standard, the responsibilities of your Board’s Corporate Governance Committee, and the best interests of our shareholders. After a thorough review of the proposal, your Board believes that the majority voting proposal does not serve the best interests of your Company’s shareholders.

The plurality voting standard is the default standard under Ohio law, and our Amended Code of Regulations expressly provides for a plurality vote in the election of directors. Plurality voting also is the standard used to elect directors at the majority of public companies in the United States and remains the American Bar Association’s Model Business Corporation Act’s state law voting standard for corporations that have not adopted a different standard voluntarily. Although there is ongoing public debate regarding the use of a majority vote standard, the merits of such a standard have not been established to your Board’s satisfaction. The decision to adopt a majority vote standard would be a significant departure from the widely accepted plurality voting standard, which historically has been effective in electing strong, independent directors to your Company’s Board. Also, the procedures and state corporate law governing plurality voting, unlike majority voting, are well established and understood.

There are significant practical difficulties involving the use of majority voting, and there remains considerable uncertainty surrounding the standard. Your Company believes that the following consequences may result from these difficulties and uncertainties:

•	If a candidate who is the Chief Executive Officer or other executive officer is not elected, it could constitute a breach of that executive’s employment agreement and may trigger an obligation on the part of your Company to make severance payments to that executive;

•	The failure to elect a specified percentage of directors could result in a “change of control”, thus accelerating debt or canceling a line of credit provided in a credit agreement or triggering changes in licenses or other vital and irreplaceable corporate arrangements; and

•	The failure to elect Board candidates could affect adversely our ability to comply with the NYSE Listing Standards or SEC requirements for independent or non-employee directors or directors who have particular qualifications that are essential for a member of your Board, such as a financial expert to serve on your Board’s Audit Committee.

A majority voting system could cause a number of additional difficulties, including the practical problems relating to a “failed election”, or one in which one or more directors standing for election are not seated on your Board. Majority voting requirements also raise legal and practical concerns about the applicability of the “holdover rule”, which provides that directors are elected to serve until their successors are elected. Therefore, even if the proposal is adopted, your Company may be unable to force a director who failed to receive a majority vote to leave your Board until his or her successor is elected.

Your Board does not believe that adopting a majority voting standard for uncontested director elections provides shareholders with any additional meaningful amount of input into the election of directors, and it imposes additional costs on your Company. If there is a failed election, it is up to your Board to fill the vacancy without any further shareholder vote. Shareholders would have no greater assurance that the person selected to fill the Board seat would be any more satisfactory than the person who failed to receive the majority vote. Based on current proxy voting trends and the influence of proxy voting advisory services, your Board believes that most withhold votes for directors in uncontested elections occur as a result of the rigid application of voting guidelines that heavily focus on technical corporate governance mechanics. These voting guidelines typically do not take into account the more important role of directors in setting strategic direction and making important business decisions. As a result, in many cases, it could be expected that your Board would still view the election of its original nominee as in the best interests of your Company and our shareholders notwithstanding the number of votes withheld. Nevertheless, addressing failed elections undoubtedly would be distracting to your Board and may require your Board and/or the Corporate Governance Committee to repeat much of the process it went through prior to the shareholder meeting in order to select nominees. Your Board does not believe that this is likely to create any meaningfully greater enfranchisement of our shareholders.

Majority voting also may result in the vacancy of one or more seats of your Board which may cause a disruption of your Board’s operations. In addition, significant turnover among directors may impede your Company’s long-term strategic plan due to lack of director continuity and ultimately impact the stability of your Board and your Company. This would be particularly problematic during trying economic times such as these when your Board’s focus should be on the continuous improvement of your Company’s financial condition and results of operations and maximization of shareholder value.

Your Board is committed to maintaining high standards of corporate governance. Your Board believes that its practices involving the election of directors reflect this commitment. Your Company amended its Code of Regulations in 2004 to declassify your Board so that each director is elected annually. With the exception of Chief Executive Officer Anthony J. Alexander, all members of your Board are independent (including the non-executive Chairman of your Board) under the standards established by the NYSE and the SEC, and your Company’s shareholders consistently have elected effective and independent Boards.

Your Company also established and disclosed a process by which your Board’s Corporate Governance Committee, composed entirely of independent directors, identifies and recommends to your Board individuals who are qualified to become strong and independent Board members. In consultation with the CEO, the Chairman, and the full Board, the Corporate Governance Committee searches for, recruits, screens, interviews, and recommends prospective directors, as necessary, to provide an appropriate balance of knowledge, experience, and capability on the Board. Any assessment of a prospective Board candidate includes, at a minimum, consideration of diversity, age, background and training, business or administrative experience and skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities, and familiarity with the regulatory environment. The Corporate Governance Committee recommends nominees that bring a strong and unique background and skill set to the Board of Directors, giving the Board as a whole competence and experience in a wide variety of areas. Generally, the criteria considered by the Corporate Governance Committee for all our Directors includes the following: (i) integrity, honesty, and accountability, with a willingness to express independent thought; (ii) successful leadership experience and stature in an individual’s primary field, with a background that demonstrates an understanding of business affairs as well as the complexities of a large, publicly held company; (iii) demonstrated ability to think strategically and make decisions with a forward-looking focus and ability to assimilate relevant information on a broad range of complex topics; (iv) being a team player with a demonstrated willingness to ask tough questions in a constructive manner that adds to the decision making process of your Board; (v) independence; and (vi) ability to devote necessary time to meet director responsibilities. Annually, the Corporate Governance Committee assesses the size and composition of the Board in light of the operating requirements of the

Company and the current makeup of the Board, all in the context of the needs of the Board at a particular point in time.

It is important to note that the Corporate Governance Committee considers candidates recommended by shareholders in the same manner as other candidates nominated by your Board, so long as shareholders nominating director candidates comply with the procedural requirements set forth in the Corporate Governance Committee Charter and your Company’s Amended Code of Regulations. Shareholders are always free to express any concerns regarding directors or other matters by communicating directly with one or more of our directors through the communication policy described elsewhere in this proxy statement. Your Board of Directors believes that the nomination process provides the appropriate time and method for shareholders to express preferences and take action to determine the individuals from whom they will be able to choose their representatives on your Board. In this way, the Corporate Governance Committee acts in the long-term interests of your Company and its shareholders.

Under the proposed standard, certain shareholders, who may hold large share positions temporarily but who do not share your Company’s long-term view, could withhold enough votes to defeat a Board nominee. This would have the effect of denying the Corporate Governance Committee the opportunity to carry out its role of evaluating whether the nominee’s experience is vital to your Board or to one of your Board committees, for example, if the nominee has special expertise in the electric utilities or nuclear power industry or could be deemed an “Audit Committee Financial Expert” as such term is defined by the SEC. This is especially important in the current regulatory environment which places a premium on each individual director’s experience, qualifications, attributes, diversity and skills and how they translate into that person serving as a member of your Board.

Requiring a majority vote for the election of your directors could give activist shareholder groups, representing certain narrow special interests, significant leverage by allowing them to threaten to withhold enough votes to defeat a nominee. Such shareholder campaigns also could increase your Company’s cost of soliciting shareholders unnecessarily by forcing your Company to employ a proactive telephone solicitation, a second mailing, or other strategies to obtain the required votes. Such a significant shift in leverage to special interest groups may be a deterrent to competent individuals accepting nominations as directors and may lead to increased costs for routine elections.

Your Company and your Board are committed to good governance practices and have implemented a variety of measures, which are discussed elsewhere in this proxy statement, to further your Company’s culture of strong corporate governance. Your Board intends to continue to follow and evaluate regulatory and legislative developments in this area and to consider carefully whether further changes to your Company’s corporate governance policies are appropriate and in the best interests of your Company and its shareholders.

Your Board believes that your Company and its shareholders are best served by the current system of plurality voting. The current process by which the Corporate Governance Committee identifies and recommends to your Board nominees for directors, along with your Board’s strong governance record, serves and protects the interests of your Company’s shareholders, particularly individual shareholders, over the long term. It is your Board’s strong belief that the shareholder proposal would not improve your Board’s corporate governance or the performance of individual directors of your Board, and it could have unintended negative consequences. Accordingly, your Board believes that the proposal is not in the best interest of your Company or its shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 6.

DIRECTOR QUALIFICATIONS AND REVIEW OF DIRECTOR NOMINEES

The Corporate Governance Committee, comprised entirely of independent directors, recommends Board candidates by identifying qualified individuals in a manner that is consistent with criteria approved by the Board. In consultation with the CEO, the Chairman, and the full Board, the committee searches for, recruits, screens, interviews, and recommends prospective directors to provide an appropriate balance of knowledge, experience, and capability on the Board. Assessment of a prospective Board candidate includes, at a minimum, consideration of diversity; age; background and training; business or administrative experience and skills; dedication and commitment; business judgment; analytical skills; problem-solving abilities; and familiarity with the regulatory environment. Each year, the Corporate Governance Committee assesses the size and composition of the Board in light of the operating requirements of the Company and the current makeup of the Board, all in the context of the needs of the Board at a particular point in time. Each of the nominees listed below brings a strong and unique background and skill set to the Board, giving the Board as a whole competence and experience in a wide variety of areas necessary to oversee the operations of the Company. Generally, the criteria considered by the Corporate Governance Committee for all of our directors also includes the following: (i) integrity, honesty, and accountability, with a willingness to express independent thought; (ii) successful leadership experience and stature in an individual’s primary field, with a background that demonstrates an understanding of business affairs as well as the complexities of a large, publicly held company; (iii) demonstrated ability to think strategically and make decisions with a forward-looking focus and ability to assimilate relevant information on a broad range of complex topics; (iv) being a team player with a demonstrated willingness to ask tough questions in a constructive manner that adds to the decision-making process of your Board; (v) independence; and (vi) ability to devote necessary time to meet director responsibilities.

Each director contributes knowledge, experience, or skill in at least one domain that is important to the Company. For example, our directors possess experience in one or more of the following: management or senior leadership position that demonstrates significant business or administrative experience and skills; accounting or finance; the electric utilities or nuclear power industry; or other significant and relevant areas deemed by the Corporate Governance Committee to be valuable to the Company.

The Corporate Governance Committee believes that well-assembled Boards of Directors consist of a diverse group of individuals who possess a variety of complementary skills and experiences. It considers this variety of complementary skills in the broader context of the Board’s overall composition with a view toward constituting a Board that, as a body, possesses the appropriate skills, experience, attributes, and qualities required to successfully oversee the Company’s operations.

Neither the Corporate Governance Committee nor the Board has an established policy regarding the consideration of diversity in identifying director nominees. However, the Corporate Governance Committee recognizes that racial and gender diversity of the Board are an important part of its analysis as to whether the Board constitutes a body that possesses a variety of complementary skills and experiences. The Corporate Governance Committee also considers each individual nominee’s differences in point of view, professional experience, education, and other individual skills, qualities, and attributes that contribute to the optimal functioning of the Board as a whole.

The following paragraphs provide information about each director nominee, as of the date of this proxy statement. The information presented below includes each nominee’s specific experiences, qualifications, attributes, and skills that led the Corporate Governance Committee and the Board to the conclusion that he/she should serve as a Director of the Company.

Mr. Addison received an M.B.A. in Finance and General Business Administration from the Harvard University Graduate School of Business. His career included positions of increasing responsibility in the investment banking and financial services sector, culminating as the Managing Director of the Utilities Department at Salomon Smith Barney (Citigroup). This wealth of experience in the financial services sector makes Mr. Addison a strong contributor to the Company as the Chair of the Finance Committee of the Board.

Mr. Alexander received an undergraduate degree in accounting and a degree in law from the University of Akron. During his extensive thirty-eight year career at Ohio Edison Company and later FirstEnergy Corp., he has held executive leadership positions, including Executive Vice President and General Counsel, Chief Operating Officer, and currently President and Chief Executive Officer. He completed the Program for Management Development at the Harvard Graduate School of Business and the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology. With this vast experience, Mr. Alexander brings to the Board of Directors an extraordinary understanding of the inner workings of the public utilities industry in general, and FirstEnergy Corp. in particular.

Mr. Anderson received an M.B.A. in Finance and Accounting from Northwestern University’s Kellogg Graduate School of Management and was a Certified Public Accountant. He was an auditor for Arthur Young & Co., and participated in the Harvard Advanced Management Program. In 1994, he became President and Chief Operating Officer of The Andersons, Inc., and he is currently the company’s President, Chief Executive Officer, and Chairman. The skills and attributes related to Mr. Anderson’s experience in the accounting and executive management areas are invaluable assets for the Board and his participation on the Finance Committee.

Dr. Cartwright spent more than 17 years as a Chief Executive Officer of various large, non-profit organizations with direct oversight for strategic planning, program development, financial management, capital planning, and governmental affairs. During her more than 40 years of public higher education experience, she operated within an environment of government regulations and public accountability. She retired in 2006 as President of Kent State University and currently serves as President of Bowling Green State University. This significant experience in the areas of financial management and capital planning, as well as her experience dealing with highly regulated entities, makes her a valuable resource to the Board and in her role as Chair of the Corporate Governance Committee.

Mr. Cottle is currently a consultant in the nuclear industry. He has extensive experience in the nuclear field and has held leadership positions at Entergy and Houston Lighting and Power, as well as with the Nuclear Regulatory Commission and the Tennessee Valley Authority. In addition, he previously served as Chairman, President, and CEO of STP Nuclear Operating Company. This nuclear industry experience is essential to our Board and the Nuclear Committee, of which Mr. Cottle is Chair.

Mr. Heisler graduated Cum Laude from Harvard University and received an M.B.A. from Kent State University. He has extensive experience in the investment management and financial services sector, culminating in high-level positions at KeyBank N.A., including Chairman of the Board and Chief Executive Officer. In addition, he brings administrative skills to the Board through his current role as Dean of the College of Business Administration and Graduate School of Management of Kent State University. This expertise in financial services and administrative skills makes him a valuable member of the Board and strong member of our Finance Committee.

Mr. Novak graduated from John Carroll University with a major in accounting. He received his Masters in Accountancy from Bowling Green State University and is a Certified Public Accountant. During his long and distinguished career at Ernst & Young, he held various positions including Coordinating Partner and Area Industry Leader, before retiring after 17 years as the Managing Partner of the Cleveland Office. He has over thirty years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. Mr. Novak currently serves as chair of the audit committee of two other public companies. As a result of this extensive experience in the field of accounting and his broad financial expertise, Mr. Novak is the Company’s “Audit Committee Financial Expert” and Chair of the Audit Committee.

Ms. Rein is a graduate of New York University Law School and served as general counsel of a Fortune 50 company. She was employed for many years in the highly regulated financial services industry, which provided her with a familiarity in dealing with the requirements imposed by regulatory agencies. Prior to her retirement from MetLife, Inc., she served in various high-level positions including Vice President, Human Resources and Senior Executive Vice President and Chief Administrative Officer, with responsibility for the Audit, Human Resources, Information Systems, Public Relations, Compliance, Procurement, and Facilities

Management departments, among others. She also served as Chief Executive Officer of the Property and Casualty subsidiary of MetLife, Inc. Over the past 20 years, Ms. Rein has been a director of and has served on various board committees of three public companies, further enhancing her broad range of knowledge and extensive business and leadership experience. Her experience with regulated entities, along with her legal, business, and human resource knowledge make her a valuable asset to the Board and to the Compensation Committee, of which she serves as Chair.

Mr. Smart received an M.B.A. from the Wharton School, University of Pennsylvania, with a major in Marketing. He served as the President and Chief Executive Officer of Central States Can Co. from 1978 until 1993 and as Chairman of the Board and President of the Phoenix Packaging Corporation from 1993 until 2001. He retired as President of Sonoco Phoenix, Inc. in 2004. Over the past 25 years, Mr. Smart has been a director of and has served on various board committees of six public companies. This extensive corporate and CEO-level experience provides an excellent background for his current position as non-executive Chairman of the FirstEnergy Board.

Mr. Taylor received both a Bachelor and Masters of Science degrees in Mechanical Engineering from Texas A&M University. He also completed the Advanced Management Program at the Harvard Graduate School of Business and the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology. For more than 20 years, he served as the President of Dallas Power & Light and then TXU Generation, from which he retired in 2004. Mr. Taylor has experience serving on another public company’s board, in addition to his extensive executive experience, which provides a valuable point of view on the Company’s Board. He also served as Chair of the National Nuclear Accrediting Board from 1996 until 2003. This experience in the public utility industry and in the nuclear industry makes him well-suited and invaluable in his current position on the Board and on the Nuclear Committee.

Mr. Williams graduated from the University of Maryland, Eastern Shore and the Executive Management Programs at Yale and Northwestern Universities and Morehouse College. For more than 20 years he held positions of increasing responsibility in the areas of Human Resources and Compensation and Employment Practices with The Goodyear Tire & Rubber Company, prior to retiring as Vice President of Human Resources Policy, Employment Practices and Systems. He has more than 30 years of experience in the areas of labor relations and contract negotiations, succession planning, diversity, and safety. His extensive knowledge in these areas, combined with his executive-level experience, provides vital perspective on issues facing the Board. Mr. Williams’ experience is especially valuable to the Board given the recent focus on governance and compensation policies and practices.

BIOGRAPHICAL INFORMATION ON NOMINEES FOR ELECTION AS DIRECTORS

Paul T. Addison — Age 63. Retired in 2002 as Managing Director in the Utilities Department of Salomon Smith Barney (Citigroup), an investment banking and financial services firm. Director of the Company since 2003.

Committees: Audit, Finance (Chair)

Anthony J. Alexander — Age 58. President and Chief Executive Officer since 2004 of the Company. He also is a Director of Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company, The Toledo Edison Company and many other subsidiaries of the Company. In addition to the foregoing companies, he has also been a Director of Metropolitan Edison Company, Pennsylvania Electric Company and many other subsidiaries of the Company during the past five years. Director of the Company since 2002.

Michael J. Anderson — Age 58. President, Chief Executive Officer and Director since 1999 and Chairman of the Board since May 2009 of The Andersons, Inc., a diversified company with interests in the grain, ethanol, and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair, turf products production, and general merchandise retailing. He has been Chairman of the Board of Interstate Bakery Companies within the past five years. Director of the Company since 2007.

Committees: Finance, Nuclear

Dr. Carol A. Cartwright — Age 68. President of Bowling Green State University since January 2009. Interim President of Bowling Green State University from July 2008 to January 2009. Retired in 2006 as President (a position held since 1991) of Kent State University. She is a Director of KeyCorp and PolyOne Corporation. Within the past five years, she was also a Director of the Davey Tree Expert Company. Director of the Company since 1997 and Director of Ohio Edison Company from 1992 to 1997.

Committees: Compensation, Corporate Governance (Chair)

William T. Cottle — Age 64. Retired in 2003 as Chairman of the Board, President, and Chief Executive Officer of STP Nuclear Operating Company, a nuclear operating company for the South Texas Project. Director of the Company since 2003.

Committees: Corporate Governance, Nuclear (Chair)

Robert B. Heisler, Jr. — Age 61. Dean of the College of Business Administration and Graduate School of Management of Kent State University since October 2008. Special Assistant for Community and Business Strategies to the President of Kent State University from September 2008 to October 2008 and from 2007 to June 1, 2008. Interim Vice President for Finance and Administration of Kent State University from June 2008 to September 2008. Retired in 2007 as Chairman of the Board (a position held since 2001) of KeyBank N.A., the flagship banking entity within KeyCorp. Chief Executive Officer of the McDonald Financial Group from 2004 to 2007 and Executive Vice President of KeyCorp from 1994 to 2007. Director of the Company from 1998 to 2004 and since 2006.

Committees: Compensation, Finance

Ernest J. Novak, Jr. — Age 65. Retired in 2003 as Managing Partner (a position held since 1998) of the Cleveland office of Ernst & Young LLP, a public accounting firm. He is a Director of BorgWarner, Inc. and A. Schulman, Inc. Director of the Company since 2004.

Committees: Audit (Chair), Finance

Catherine A. Rein — Age 67. Retired in March 2008 as Senior Executive Vice President (a position held since 1989) and Chief Administrative Officer (a position held since 2005) of MetLife, Inc., a provider of insurance and other financial services to individual and institutional customers. She is a Director of The Bank of New York Mellon Corporation. Director of the Company since 2001 and Director of GPU, Inc. (merged with the Company in 2001) from 1989 to 2001.

Committees: Audit, Compensation (Chair)

George M. Smart — Age 64. Non-executive Chairman of the FirstEnergy Board of Directors since 2004. Retired in 2004 as President (a position held since 2001) of Sonoco-Phoenix, Inc., a manufacturer of easy opening lids. He is a Director of Ball Corporation. Within the past five years, he was also a Director of Unizan Financial Corporation and Unizan Bank, National Association. Director of the Company since 1997, and Director of Ohio Edison Company from 1988 to 1997.

Committees: Audit, Corporate Governance

Wes M. Taylor — Age 67. Retired in 2004 as President (a position held since 1991) of TXU Generation, an owner and operator of electric generation and coal mines in Texas. He is a Director of Arch Coal, Inc. Director of the Company since 2004.

Committees: Compensation, Nuclear

Jesse T. Williams, Sr. — Age 70. Retired in 1998 as Vice President of Human Resources Policy, Employment Practices and Systems of The Goodyear Tire & Rubber Company, a manufacturer of tires and rubber-related products. He is a Director of Jersey Central Power & Light Company, a subsidiary of the Company. Director of the Company since 1997 and Director of Ohio Edison Company from 1992 to 1997.

Committees: Corporate Governance, Nuclear

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows shares of common stock beneficially owned as of March 8, 2010, by each director, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Also listed, as of March 8, 2010, are common stock equivalents credited to executive officers as a result of participation in incentive compensation plans. None of the shares below are pledged by the directors or named executive officers. At the time of joining the Board, each director is required to hold a minimum of 100 shares of Company stock.

		Shares Beneficially	Common Stock	Percent of
Name	Class of Stock	Owned(1)	Equivalents(2)	Class(3)

Paul T. Addison	Common	14,696
Anthony J. Alexander	Common	567,816	439,740
Michael J. Anderson	Common	8,753
Dr. Carol A. Cartwright	Common	28,077
Mark T. Clark	Common	66,846	70,374
William T. Cottle	Common	12,769
Richard R. Grigg	Common	102,770	103,175
Robert B. Heisler, Jr.	Common	27,122
Gary R. Leidich	Common	50,980	187,565
Richard H. Marsh	Common	15,002	37,715
Ernest J. Novak, Jr.	Common	18,046
Catherine A. Rein	Common	33,927
George M. Smart	Common	34,656
Wes M. Taylor	Common	20,622
Leila L. Vespoli	Common	65,407	84,667
Jesse T. Williams, Sr.	Common	22,725
All Directors and Executive Officers as a Group	Common	1,379,326	1,353,038

(1)	The amounts set forth in this column include (a) any shares with respect to which the executive officer or director has a direct or indirect pecuniary interest, and (b) vested stock options with which the executive officer or director has the right to acquire beneficial ownership within 60 days of March 8, 2010, and are as follows: Alexander — 257,100 shares; Grigg — 54,759 shares; and all directors and executive officers as a group — 328,384 shares. Each individual or member of the group has sole voting and investment power with respect to the shares beneficially owned.

(2)	The amounts set forth in this column represent unvested performance shares and restricted stock units, both performance-adjusted and discretionary, as well as equivalent units held in the Executive Deferred Compensation Plan. The value of these shares is measured, in part, by the market price of the Company’s common stock. Payouts of the performance shares and performance-adjusted restricted stock units may be adjusted upward or downward based on performance, as discussed in the Long-Term Incentive Program section of the CD&A and in the narrative following the Grants of Plan-Based Awards table later in this proxy statement.

(3)	The percentage of shares beneficially owned by each director or executive officer, or by all directors and executive officers as a group, does not exceed one percent of the class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows all persons of whom the Company is aware who may be deemed to be the beneficial owner of more than five percent of shares of common stock of the Company as of December 31, 2009. This information is based solely on SEC Schedule 13G filings.

		Percent of
	Shares	Common	Voting Power		Investment Power
Name and Address	Beneficially	Shares	Number of Shares		Number of Shares
of Beneficial Owner	Owned	Outstanding	Sole	Shared	Sole	Shared

BlackRock, Inc.	17,786,775	5.83%	17,786,775	0	17,786,775	0
40 East 52nd Street, New York, NY 10022
Capital Research Global Investors (a division of Capital Research and Management Company), 333 South Hope Street, Los Angeles, CA 90071 (Capital Research Global Investors disclaims beneficial ownership of these shares)	24,710,400	8.1%	18,266,900	0	24,710,400	0
Capital World Investors (a division of Capital Research and Management Company), 333 South Hope Street, Los Angeles, CA 90071 (Capital World Investors disclaims beneficial ownership of these shares)	21,796,500	7.2%	750,000	0	21,796,500	0
FMR LLC, 82 Devonshire Street, Boston, MA 02109	18,723,351	6.14%	1,013,419	0	18,723,351	0
State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111 (State Street disclaims beneficial ownership of these shares)	22,268,034	7.30%	0	22,268,034	0	22,268,034

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

During 2009, our management team faced a number of challenges, including regulatory uncertainty in Ohio, one of our primary markets, followed by the transition to competitive generation markets; an extremely weak U.S. economy; and an electricity market that was further dampened by abnormally mild summer weather. Despite this difficult environment, our team made significant progress in achieving our strategic, operational, and financial goals for 2009.

The Compensation Committee of the Board of Directors (later referred to in this section as the Committee), oversees the compensation of our executives, including our named executive officers (later referred to as NEOs). As discussed below, our compensation setting process took place in the first quarter of 2009. As is standard practice, our Committee reviewed competitive benchmarking data, including the mix of compensation and components of compensation in the aggregate compared to our peers. However, the uncertainties we faced at that time heavily influenced the decisions made regarding 2009 compensation. Base salary and short-term incentive program targets were not increased, the conditions under which a Short-Term Incentive Program (later referred to as STIP) would be paid were tightened and the value of grants provided under our Long-Term Incentive Program (later referred to as LTIP) was reduced.

Our leadership team took quick actions in early 2009 to address the financial uncertainty related to economic and regulatory issues. We implemented multiple cost reduction measures that included a voluntary enhanced retirement option (excluding the leadership team and NEOs), a reduced use of contractors, and the delay or elimination of discretionary spending. As a result of these and other actions, we ended the year with more than $300 million in operation and maintenance expense reductions. We also significantly improved our liquidity position in 2009 by reducing short-term debt, restructuring maturity schedules related to debt, and realigning the capital structure of our organization. In addition, we implemented base salary reductions in June 2009 with the opportunity for employees, except our CEO, to earn the reductions back if our financial performance measure was achieved.

While our generation business was impacted by weak wholesale market prices during the transition to competitive markets in Ohio, our team aggressively implemented a successful retail strategy and, by the end of 2009, was serving 80 percent of our Ohio utilities’ load. And, through long-term contracts, we secured about 20 percent of the Ohio utilities’ load through 2019. On the regulated side of our business, our Ohio utilities achieved regulatory approval to recover costs in a timely fashion related to storm damage and uncollectible expenses.

Throughout the year, we also continued to enhance the operational performance of both our regulated and competitive businesses. We achieved our best year of distribution performance since the 1997 merger that formed FirstEnergy, and our 2009 year-end average total duration of outages was a 14 percent improvement over 2008. At the same time, our bulk transmission system continues to perform in the top ten percent of the industry. We took advantage of weak market conditions to operate our plants conservatively in 2009 and perform maintenance work that we expect will help to ensure that they are operating efficiently when the economy recovers.

Our Company delivered 2009 normalized earnings per share (later referred to as EPS) of $3.77, which was within the guidance we provided to the financial community and described later in this proxy statement. We generated $2.47 billion in cash from operations, reduced capital spending by $344 million, and took various actions to minimize the volatility in our pension plan and nuclear decommissioning trusts. Our operating and financial results also allowed us to maintain our dividend throughout the year as well as reinstate base salaries to unreduced levels in September 2009, and restore the base salary reductions in a lump sum payment in January 2010 (except in the case of our CEO who requested that his base salary remain reduced throughout 2009). Furthermore, as discussed later, payments were earned under several of our performance-based incentive compensation programs.

We expect 2010 to be another challenging year; however, we are in a stronger position than one year ago. We believe our Company is well positioned for a recovery of the U.S. economy and to take advantage of the earnings uplift potential from improving market prices and completing the transition to competitive markets in Pennsylvania in 2011. We remain focused on operational excellence, regulatory certainty, completing the transition to market-based rates, managing the new and changing renewable and energy efficiency requirements, maintaining financial strength and strong liquidity in all environments, and providing superior value for our shareholders.

Compensation Summary

We believe that the quality, skills, and dedication of our executive officers, including our NEOs, are critical elements in our ongoing ability to positively affect our operating results and enhance shareholder value. The primary objectives of our executive compensation program are to attract, retain, and reward the talented executives who we believe can provide the performance and leadership we need to achieve success in the highly complex energy services industry. We measure success based on earnings, shareholder return, operational excellence, and safety. A significant portion of an executive’s actual compensation is based on corporate and business unit performance as defined by financial and operational measures directly linked to short-term and long-term results for key stakeholders, including shareholders and customers. Meeting or exceeding our goals in these key areas is reflected in the compensation of our NEOs and other executives.

We review our compensation philosophy annually to ensure it continues to align with our goals and shareholder interests and offers competitive levels of compensation. To achieve our goals, we offer a total compensation package to all executives, including our NEOs, that:

•	Is targeted at or near the market median for our peer group of energy services companies (described below) with the opportunity for executives to achieve above-median compensation for strong corporate and individual performance and the consequence of earning below-median compensation if financial or operational performance does not meet targets,

•	Fosters and supports a “pay-for-performance” culture to reward individual, business unit, and corporate results,

•	Aligns management’s interests with the long-term interests of our shareholders, and

•	Is comprised of a mix of the following elements of compensation:

•	Base salary: fixed element of compensation payable throughout the year,

•	Short-Term Incentive Program (later referred to as STIP): entirely performance-based variable cash compensation payable annually,

•	Long-term incentive program (later referred to as LTIP) which consists of:

•	Performance shares: entirely performance-based variable equity compensation which is denominated in stock and settled in cash at the end of a three-year vesting period if performance is achieved, and

•	Performance-adjusted restricted stock units: partially performance-based equity compensation which settles in shares of our common stock at the end of a three-year vesting period,

•	Retirement benefits and limited perquisites,

•	Severance and change in control benefits, and

•	Other discretionary awards.

Within the incentive component of our compensation program, short-term incentive opportunities for each executive are linked to annual performance results based on a combination of corporate and business unit goals; while long-term incentive opportunities are based on both our absolute performance and our performance relative to other energy services companies over a three-year period, thereby encouraging the accomplishment of goals that are intended to increase long-term shareholder value.

Shareholder value is impacted not only by financial measures but also by operational measures and as a result we establish our compensation plans to take both measures into account. In 2009, our financial performance measure was EPS. Operational performance measures included levels of customer satisfaction, transmission reliability, distribution reliability, generation output, nuclear power plant performance, operating margin, and industry-standard safety metrics, all of which align executive, shareholder, and customer interests by improving service, reliability, and safety. All of our 2009 financial and operational performance measures for our NEOs are described below. The proportion of pay based on performance increases as an executive’s responsibilities increase. Thus, executives with greater responsibilities for the achievement of corporate performance targets are impacted more negatively if those goals are not achieved, and conversely receive a greater reward if the goals are met or surpassed.

Named Executive Officers

For 2009, our NEOs and their respective titles were as follows:

•	Anthony J. Alexander, President and CEO

•	Mark T. Clark, Executive Vice President and Chief Financial Officer (later referred to as CFO), effective May 1, 2009, previously Executive Vice President, Strategic Planning and Operations

•	Richard H. Marsh, Senior Vice President and CFO (Retired on July 1, 2009)

•	Gary R. Leidich, Executive Vice President, FirstEnergy Corp. and President, FirstEnergy Generation

•	Richard R. Grigg, Executive Vice President, FirstEnergy Corp. and President, FirstEnergy Utilities (Retiring on April, 1 2010)

•	Leila L. Vespoli, Executive Vice President and General Counsel

Messrs. Alexander, Clark, and Marsh are NEOs as a result of their positions with us during 2009. Mr. Marsh was our CFO from May 1998 until April 30, 2009. Messrs. Leidich and Grigg and Ms. Vespoli were our three most highly compensated executive officers (other than our CEO, CFO, and retired CFO) who were executive officers at the end of 2009.

Compensation Setting Process

Compensation Committee

Our Committee is responsible for overseeing compensation for our executive officers, including our NEOs. The Committee’s role in setting compensation is to make recommendations to the Board in establishing appropriate base salary, incentive compensation, and equity-based compensation for our executive officers, including our NEOs, that will attract, retain, and motivate skilled and talented executives while also aligning our executives’ interests with Company and business unit performance, business strategies, and growth in shareholder value. The Committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the Committee evaluates information provided by our CEO, as discussed below, and the Committee’s compensation consultant (later referred to as the consultant), and relies on the consultant’s expertise in benchmarking and familiarity with competitive compensation practices in the energy services industry. The Committee reviews the mix of compensation and the components of compensation individually and in the aggregate. When making compensation decisions, the Committee also reviews current and previously awarded but unvested compensation through the use of tally sheets and accumulated wealth summaries as discussed later in this section. In its review of the compensation of our NEOs, the Committee also evaluates the following factors:

•	Company performance against relevant financial and operational measures,

•	The NEO’s individual performance,

•	The NEO’s experience and future potential to play an increased leadership role in the Company,

•	Our desire to retain the NEO,

•	Applicable changes, if any, in the NEO’s responsibilities during the year, and

•	Relevant changes, if any, in the competitive marketplace.

With respect to our CEO’s compensation, the Committee also annually:

•	Reviews, determines, and recommends to the Board the Company’s goals and objectives relevant to CEO compensation, and

•	Makes compensation recommendations to the Board for its approval based upon the Board’s evaluation of our CEO’s performance and the competitive information provided by the consultant as well as our desire to retain the CEO.

Role of Executive Officers in Determining Compensation

The CEO makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other executives including those identified as Section 16 Insiders under the Exchange Act. The CEO possesses insight regarding individual performance levels, degree of experience, future promotion potential, and our intentions in retaining particular senior executives. In all cases, the CEO’s recommendations are presented to the Committee for review in light of the benchmarking data provided by the consultant. The Committee may, however, elect to modify or disregard the CEO’s recommendations. After discussion, the Committee elected to follow the CEO’s recommendations in determining compensation for the NEOs, other than the CEO, in 2009.

Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation except to the extent that their recommendations for short-term and long-term performance measures and targets generally will impact their own compensation in the same way it will affect the compensation of all other eligible employees. The recommendation of the CEO’s compensation to be presented to the Board is determined in Committee meetings during executive session with only the consultant and the Committee members present.

The CEO, the other NEOs, and our other senior executives play a role in the early stages of the design and evaluation of our compensation programs and policies and setting performance measures. Because of their greater familiarity with our business and corporate culture, these executives are in the best position to suggest programs and policies that will engage employees and provide effective incentives to produce outstanding financial and operating results for the Company and our shareholders. Additionally, these executives are the most appropriate individuals to determine performance measures for the Committee to recommend to the Board for approval, based on their experience and knowledge of our financial and operational objectives.

Consultant

As noted above, the Committee employs an independent external compensation consultant from Hewitt Associates at the Company’s expense. In February 2010, Hewitt Associates spun off a portion of its executive compensation consulting practice into a separate, entirely independent entity named Meridian Compensation Partners, LLC (later referred to as Meridian). Due to the importance of independence and to maintain consistent process and representation, the Committee has retained Meridian going forward as its independent executive compensation consultant.

The consultant reports directly to the Committee. Consistent with NYSE rules, the Committee has the sole authority to retain and dismiss the consultant and to approve the consultant’s fees. The consultant provides objective and independent advice and analysis to the Committee with respect to executive and director compensation. Since September 2006, the Committee has retained the consultant in this role based upon its expertise, independence, and energy services industry experience. In 2009, the fees associated with executive and director compensation consulting were approximately $357,000. In 2009, separate and apart from the advice the consultant provided to the Committee, Hewitt Associates provided actuarial and benefit plan consulting services to our management team and has provided these services for many years prior to the selection of the consultant by the Committee. Management also engaged Hewitt Associates from time to time to conduct additional compensation analysis for non-executive positions, and may do so in the future as needed. In 2009, the fees associated with benefit, actuarial, and non-executive compensation consulting were approximately $555,000. Management advised the Committee of the nature and extent of this work. The Committee’s decision to engage the consultant to provide executive compensation consulting services to the Committee was independent of management’s engagement of Hewitt Associates for these other services. Executive compensation consulting services provided to the Committee and other consulting services provided to management by Hewitt Associates were performed by separate and distinct divisions of Hewitt Associates. The services were provided under separate contractual agreements and the Committee’s consultant did not work on any other consulting services for management. The work performed by Hewitt Associates for management did not impact or influence executive compensation decisions made by the Committee. The Committee met with the consultant without management present in an executive session of each regularly scheduled Committee meeting. The Committee determined that management’s relationship with Hewitt Associates did not impair the ability of the consultant to render impartial, quality services and independent advice to the Committee.

The Committee relies on the consultant to provide an annual review of executive compensation practices of companies in our peer group. This review encompasses base salary, short-term incentives, and long-term incentives of the companies with which we compete for executive talent and is further discussed below under the Benchmarking section. In addition, the Committee may request advice concerning the design, communication, and implementation of our incentive plans or other compensation programs. The services provided by the consultant to the Committee in 2009 included:

•	Reviewing the alignment of executive compensation practices with our compensation philosophy,

•	Benchmarking and analysis of competitive compensation practices for executives and directors within our industry,

•	Reviewing our executive compensation proxy disclosures in light of the SEC’s requirements and apprising the Committee of necessary changes,

•	Reviewing our change in control severance agreements to ensure alignment with our compensation philosophy and competitive practice,

•	Calculating quarterly total shareholder return (later referred to as TSR) relative to the companies in the Edison Electric Institute’s (later referred to as EEI) Index of Investor-Owned Electric Utility Companies described in the Performance Share section of this proxy statement. This group of companies is used to measure our performance over a three-year performance period for the performance share component of the long-term incentive program only,

•	Analyzing compensation rankings for our NEOs as compared to the EEI peer group of companies, and

•	Informing the Committee of market trends and current issues with respect to executive compensation.

Benchmarking

In early 2009, the consultant compared executive compensation among 23 large utilities in the United States. These are generally the energy services organizations with which we compete for executive talent and generally the same peer group identified in 2008.

The consultant utilized the following as the energy services industry peer group in 2009:

Ameren Corporation	Duke Energy Corporation	PG&E
American Electric Power	Edison International	PPL Corporation
CenterPoint Energy	Energy Future Holdings (formerly TXU Corp.)	Progress Energy, Inc.
CMS Energy Corporation	Entergy Corporation	Public Service Enterprise Group
Consolidated Edison, Inc.	Exelon Corporation	Sempra Energy
Constellation Energy	FPL Group, Inc.	Southern Company
Dominion Resources, Inc.	Integrys Energy Group	Xcel Energy
DTE Energy Company	Pepco Holdings, Inc.

The consultant evaluated the energy services industry peer group data and provided competitive benchmarking information to the Committee. Targeted base salary and short-term and long-term incentive opportunities for our NEOs were reviewed compared to the compensation of executives holding similar roles in 2008 at these companies. Since our annual revenue was larger than the annual revenue of a typical firm in the sample, results were size-adjusted using regression analysis to determine market values of compensation that relate closely to our revenue size. Regression analysis in this context is a statistical technique used to estimate market compensation levels based on the relationship between compensation and revenue size for the underlying market data.

The Committee evaluated the competitive benchmarking information to determine the components of our compensation package, individually and in the aggregate, relative to the 50th percentile (“median”) levels for our peer group. We generally target executive pay at a range of 80 to 120 percent of peer group median levels to allow us the flexibility to implement our pay-for-performance philosophy, provide the ability to recruit and retain talent, remain competitive in the marketplace, and recognize individual performance and experience. In 2009, the consultant’s data indicated total compensation including actual base salary, short-term incentive targets, and long-term incentive targets for our NEOs was approximately 5 percent above peer group median levels and therefore within our target range. Benchmarking data serves as a foundation for the Committee’s compensation recommendations. However, as discussed earlier, based on economic conditions and regulatory uncertainty in February 2009 our CEO proposed and the Board approved no base salary increases or short-term incentive target opportunity increases for the NEOs in 2009. Furthermore, base salaries for the NEOs were reduced in June and subsequently reinstated in September with the exception of our CEO, whose salary was not reinstated in September at his request, as discussed below. Also discussed below, the value of the grants provided under our LTIP was also reduced by 15 percent in 2009.

The 2010 energy services industry peer group for benchmarking executive compensation will remain unchanged from 2009.

Tally Sheets and Accumulated Wealth

In January of each year, we provide the Committee a comprehensive summary of all components of total compensation, including base salary, health and welfare benefits, current year short-term and long-term incentive grants, earnings on deferred compensation, Company matching contributions to the FirstEnergy Savings Plan (later referred to as the Savings Plan), limited perquisites, and short-term and long-term incentive payouts (actual and projected, as appropriate) under several termination scenarios (i.e., voluntary resignation, retirement, involuntary separation, termination following a change in control, death, and termination for cause) for the NEOs. The primary purpose of these tally sheets is to summarize in one place the individual elements of each NEO’s compensation and the estimated value of compensation that would be received by the NEO in the event of a termination of employment and to ensure that the total compensation provided and such potential payouts are appropriate.

The Committee also reviews a report for the NEOs providing a historical summary of accumulated wealth for each executive. The report shows granted and realized compensation over the most recent six-year period by component of compensation: base salary, short-term incentive program payouts, long-term incentive program payouts and unvested grants, realized values of exercised options, and the value of discretionary awards.

Based on its review of the tally sheets and summary of accumulated wealth report in 2009, the Committee determined that the total compensation provided (and, in the case of termination scenarios, the potential payouts) remained consistent with our pay-for-performance compensation philosophy. Therefore, it did not make any adjustments to compensation or programs in light of the review of these reports.

Elements of Compensation

The mix of base salary, short-term incentives, and long-term incentives is determined using the competitive market data provided by the consultant to strengthen our ability to attract and retain talent and is representative of the compensation mix used by the companies in our peer group at the 50th percentile. The mix of compensation components is used to provide the NEOs with opportunities to earn compensation through a variety of vehicles, both fixed and performance-based. Compensation decisions made by the Committee regarding the individual components of compensation are considered in the aggregate and adjustments to the amounts of base salary, short-term incentives, and long-term incentives are made concurrently to maintain an accurate overall compensation picture. The current mix was determined in 2008 and was unchanged in 2009 except that the value of the grants provided under our LTIP was reduced by 15 percent. This reduction effectively lowers the percentage of LTIP as a component of total compensation compared to base salary and the STIP.

We utilize a combination of short-term and long-term incentives intended to facilitate the retention of talented executives, recognize the achievement of short-term goals, reward long-term strategic results, and encourage equity ownership. The LTIP consists of performance shares and performance-adjusted restricted stock units, each of which accounts for approximately 50 percent of the total opportunity, in order to encourage the achievement of performance measures (absolute and relative to our peers) over a three-year period. We believe our success with ongoing recruitment efforts, including recent executive hires from the external market, and our relatively low executive turnover indicate that our compensation program is meeting the goal of providing competitive pay while targeting compensation at or near the industry median level.

The chart below represents the percentage of each pay element at target levels for the NEOs in 2009 including base salaries at unreduced levels:

			LTIP Target
				Performance-Adjusted
	Base Salary	STIP Target	Performance Shares	Restricted Stock Units

Anthony J. Alexander	17%	17%	34%	32%
Mark T. Clark	29%	20%	26%	25%
Richard H. Marsh	29%	20%	26%	25%
Gary R. Leidich	24%	19%	29%	28%
Richard R. Grigg	29%	20%	26%	25%
Leila L. Vespoli	29%	20%	26%	25%

Short-term and long-term incentive program targets shown to the nearest whole percentage of base salary for our NEOs in 2009 were as follows:

		LTIP Target
			Performance-Adjusted
	STIP Target	Performance Shares	Restricted Stock Units

Anthony J. Alexander	100%	193%	182%
Mark T. Clark	70%	91%	86%
Richard H. Marsh	70%	91%	86%
Gary R. Leidich	80%	124%	117%
Richard R. Grigg	70%	91%	86%
Leila L. Vespoli	70%	91%	86%

Mr. Leidich has greater incentive program targets than the other non-CEO NEOs based on our desire to retain him, the competitive data provided by the consultant and his individual performance and experience.

The following chart converts the short-term and long-term incentive program target percentages in 2009 shown above to a dollar value for each NEO.

			LTIP Target
			Performance	Performance-Adjusted
	Base Salary	STIP Target	Shares	Restricted Stock Units	Total

Anthony J. Alexander	$1,340,000	$1,340,000	$2,586,200	$2,438,800	$7,705,000
Mark T. Clark	$650,000	$455,000	$591,500	$559,000	$2,255,500
Richard H. Marsh	$515,000	$360,500	$468,650	$442,900	$1,787,050
Gary R. Leidich	$650,000	$520,000	$806,000	$760,500	$2,736,500
Richard R. Grigg	$750,000	$525,000	$682,500	$645,000	$2,602,500
Leila L. Vespoli	$530,000	$371,000	$482,300	$455,800	$1,839,100

As discussed below, Mr. Clark was provided a base salary increase to $650,000 in September 2009 as a result of his increased responsibilities in the role of Executive Vice President and CFO, which he was named on May 1, 2009.

When allocating total compensation for the NEOs, long-term incentives are weighted heavily to ensure executive and shareholder interests are aligned by linking payouts to performance measures that directly impact shareholder value. Also, long-term incentive targets are used to encourage sustained performance levels. Additionally, because restricted stock units are settled in shares of our common stock, their value reflects changes in our stock price, further aligning our NEOs’ interests with the interests of shareholders. Long-term incentive program awards granted in 2009 vest over three years, are partially performance-based, and are subject to forfeiture or proration if employment is terminated prior to the end of the performance period as shown in the 2009 Post-Termination Compensation and Benefits table later in this proxy statement. We believe this rewards long-term strategic success and encourages continued employment, which increases the opportunity to achieve the transfer of knowledge from more senior executives to new executives. Mr. Alexander has the highest long-term incentive target weighting because we believe a significant portion of our CEO’s compensation should be based on long-term performance and sustainability.

Base Salary

The NEOs are paid a base salary to provide them with a fixed amount of cash compensation. The NEOs’ base salaries are reviewed annually by the Committee and our CEO. The consultant provides the Committee with the median competitive data for each NEO’s position in January of each year as described above. Adjustments to base salaries are made, if appropriate, generally on or about March 1 of each year, after considering factors such as Company performance, individual performance, experience, future potential for promotion, our desire to retain the executive, changes in the executive’s responsibilities, and changes in the competitive marketplace. These factors are not weighted or part of a formula but rather provide the latitude to make adjustments to base salary based on a combination of any or all of these factors. Variations of base salary from median levels for individual executives are influenced by the relative responsibilities of the position, qualifications, experience, and sustained performance level of the executive.

At Management’s request, the Committee recommended and the Board approved no base salary changes for the NEO’s in February 2009. In June 2009, as an additional cost cutting measure we implemented base salary reductions of 25 percent for our CEO and 20 percent for the remaining NEOs. On June 7, 2009, base salaries for the NEOs were reduced as follows: Mr. Alexander — from $1,340,000 to $1,005,000; Mr. Clark and Ms. Vespoli — from $530,000 to $424,000; Mr. Leidich — from $650,000 to $520,000; and Mr. Grigg — from $750,000 to $600,000. Mr. Marsh’s base salary was not reduced in light of his July 1, 2009, retirement. The percentage of base salary reduction for all employees, including the NEOs, was determined based on pay levels. Approximately, 94 percent of eligible employees within our Company received reductions of 5 percent. As the pay level within the organization increased so did the level of the reduction.

Salaries were reinstated in September 2009, for all employees, including the NEOs, with the exception of Mr. Alexander, at his request, whose salary was reinstated January 1, 2010. Salaries were reinstated sooner than anticipated because we were able to effectively streamline operations, reduce expenditures, increase revenues (retail) and execute our financial plan, which increased our overall liquidity. In May 2009, at the time the Board approved the reductions, they also approved that, if our EPS goal was achieved at target for 2009, inclusive of all or a portion of the amount of the base salary reductions, the base salary reduction for each NEO and all affected employees could potentially be returned in a lump sum payment in early 2010, with the exception of our CEO, at his request. As a result of achieving our EPS goal at target for 2009, in January 2010, lump-sum base salary restoration payments to the affected employees including the NEOs, except Mr. Alexander, at his request, were approved by the Board in the following amounts: Mr. Clark and Ms. Vespoli— $24,462; Mr. Leidich — $30,000; and Mr. Grigg — $34,615.

In May 2009, Mr. Clark was named Executive Vice President and CFO. As a result, in September 2009, following the reinstatement of base salaries described above, Mr. Clark was provided a base salary increase from $530,000 to $650,000. The increase was based on the competitive data provided by the consultant, individual performance, experience, and the expectations of Mr. Clark in this new broader role. Mr. Clark did not receive any other compensation adjustments at that time.

Short-Term Incentive Program

The STIP provides annual cash awards to executives whose contributions support the achievement of our financial and operational goals. The program supports our compensation philosophy by linking executive awards directly to annual performance results key to our Company and business unit success. As discussed previously, the conditions under which the STIP would be paid to the NEOs, including our CEO were tightened in 2009. We eliminated the threshold level and modified the program to require our EPS goal be achieved at the target level for 2009, inclusive of all or a portion of the STIP payments, in order for any payments earned based on the achievement of target financial and operational results to be made under the

STIP. In addition, no payout would be paid for performance above target unless the EPS stretch goal level for 2009, inclusive of all or a portion of the STIP payments was achieved.

The STIP targets executive payouts at or near the median target payout of our peer group with the potential to achieve total cash compensation above the median target payout of the peer group if our performance is superior. However, the STIP payout may be reduced to zero if our performance is below expectations. As an executive’s responsibility increases, a greater percentage of the annual incentive is linked to our financial performance, rather than operational business unit performance. We establish target and stretch levels for incentive compensation performance measures based on earnings growth aspirations and achieving continuous improvement in operational performance. Awards for the STIP based on financial performance range from 100 percent of target for performance at target to 200 percent of target for performance at the stretch level. Awards for the STIP based on operational performance range from 100 percent of target for performance at the target level to 150 percent of target for performance at the stretch level. The financial performance range is weighted more heavily than the operational performance range if goals are surpassed to focus attention on our financial results. Executives are evaluated based on performance measures applicable to our Company and their responsibilities within our organization. Awards are not paid if target performance is not achieved. Stretch performance levels are designed to encourage superior performance.

The Committee reviews these target award opportunities annually, which are expressed as a percentage of base salary. During the first quarter, adjustments to target award levels for the current year are made when appropriate and warranted by competitive market practices. In 2009, there were no adjustments to the NEOs’ STIP target incentive opportunities.

2009 Performance Measures

The weightings of financial and operational STIP targets for executives are determined by the Committee and approved by the Board at the beginning of each year. In 2009, the weightings and performance measures for the NEOs were:

	Alexander	Clark	Marsh	Leidich	Grigg	Vespoli

Financial	80%	70%	70%	70%	70%	70%
Earnings Per Share (EPS)	80%	70%	70%	70%	70%	70%

Safety/Operational	20%	30%	30%	30%	30%	30%
Drive Safety Performance as measured by the Occupational Safety and Health Administration (OSHA) Incident Rate	10%	10%	10%	10%	10%	10%
Drive Safety Performance as measured by the Nuclear Safety Culture Performance Index	10%
Operational Linkage: Five key operating metrics: Energy Delivery & Customer Service Distribution System Average Interruption Duration Index (SAIDI), Transmission Outage Frequency (TOF), FirstEnergy Generation Operating Margin (FEG), Equivalent Forced Outage Rate (EFOR), and Nuclear Institute of Nuclear Power Operations (INPO) Index		20%	20%			20%

Business Unit Operational
Achieve Energy Delivery and Customer Service Distribution System Average Interruption Duration Index (SAIDI)					10%
Achieve Transmission Outage Frequency (TOF)					10%
Achieve FirstEnergy Generation Operating Margin (FEG)				10%
Achieve Fossil Equivalent Forced Outage Rate (EFOR)				10%

Mr. Leidich and Mr. Grigg are more heavily weighted in business unit operational goals because of their responsibility for these measures based on the operational nature of their roles within the organization.

In 2009, the target, stretch, and actual performance measure results for the NEOs were:

			Actual
	Target	Stretch	Result	Result

Financial
Normalized Earnings Per Share- GAAP Earnings divided by average common shares outstanding, adjusted as follows:
GAAP Earnings Per Share	$3.30	$3.44	$3.31
Regulatory Charges	0.55	0.55	0.55
Trust Securities Impairment	0.09	0.09	0.09
Organizational Restructuring/Incremental Strike Costs	0.14	0.14	0.14	Above Target
Debt Redemption Premiums	0.31	0.31	0.31
Power Contract Mark-to-Market Adjustment	0.42	0.42	0.42
Income Tax Resolution	(0.53)	(0.53)	(0.53)
Non-Core Asset Sales/Impairments	(0.52)	(0.52)	(0.52)

	$3.76	$3.90	$3.77

Safety/Operational
Safety-Corporate(1)-Measures the number of Occupational Safety and Health Administration reportable incidents per 100 employees for the corporation	1.1	0.92	0.87	Above Target
Safety-Energy Delivery(1)-Measures the number of Occupational Safety and Health Administration reportable incidents per 100 employees in the Energy Delivery business	1.41	1.12	1.33	Above Target
Safety-Generation(1)-Measures the number of Occupational Safety and Health Administration reportable incidents per 100 employees in the Generation business	1.02	0.52	1.37	Below Target
Nuclear Safety Culture Index-Measures safety performance	86	90	90	Stretch
Business Unit Operational
Equivalent Forced Outage Rate-Fossil(1)-Measures the percentage of generation that was not available versus the amount of time a unit was requested to be online	4.24%	3.28%	4.04%	Above Target
FE Generation Operating Margin-Revenues less operating expenses for the Company’s competitive generation business	$1,315M	$1,770M	$1,320M	Above Target
Transmission Outage Frequency(1)-Measures the average number of transmission circuit outages	0.75	0.69	0.58	Stretch
Operational Linkage: Performance index of five key operating measures	5	7.5	5.11	Above Target
Distribution System Average Interruption Duration Index-Energy Delivery and Customer Service(1)-Represents the average total duration of outages in minutes in a year	121	114	109.39	Stretch

(1)	In contrast to the other performance measures, the lower the result, the better the performance.

In 2009, we achieved strong financial and operational performance relative to our performance measures which had a positive impact on the STIP payout. Mr. Alexander’s award was $1,206,000. The remaining NEOs’ awards were as follows: Mr. Clark — $455,000; Mr. Marsh — $178,769; Mr. Leidich — $468,000; Mr. Grigg — $472,500; and Ms. Vespoli — $371,000. Mr. Marsh’s award was prorated based on the amount of time he was employed during the performance period. Since the EPS stretch goal was not achieved, no payouts for above target performance were paid.

Financial Measure

EPS was chosen as our financial performance measure for 2009 because it impacts shareholder value and is designed to align executive compensation to shareholder interests. Financial performance is the most heavily weighted measure in determining STIP payouts for our NEOs as described in the chart earlier in this proxy statement. We use EPS as a measure because increases in EPS indicate growth of the business and a corresponding increase in the value of our shareholders’ investment. Additionally, EPS is commonly used by financial analysts and investors as a measure of general financial and operational health.

Safety and Business Unit Operational Measures

Safety is measured by either the Occupational Safety and Health Administration (later referred to as OSHA) incident rate or the Nuclear Safety Culture performance and is a performance measure for all of our employees. Safety is a core value and is tied to our short-term and long-term incentive programs because of its importance and potential to impact our employees and other stakeholders. The OSHA metric tracks the number of OSHA reportable incidents in 2009 per 100 employees. OSHA performance at target levels is top-quartile performance based on the EEI 2007 Health & Safety Survey of all EEI companies. In the event of a fatality within the business unit of an NEO, no safety award will be paid to the NEO or CEO regardless of the OSHA incident rate. Nuclear Safety Culture is a systematic approach to measure safety culture through annual evaluations of principles that support safety culture at each of our nuclear sites. We created the Nuclear Safety Culture metric in 2003 to measure the safety culture in the nuclear fleet. The 2009 measures are based on eight Institute of Nuclear Power Operations (later referred to as INPO) principles and align with industry standards.

The Operational Linkage Index is based on the five operating metrics referred to in the table above. Each component is weighted equally. Operational performance measures include average total duration of distribution outage minutes, average number of transmission outages, generation output, nuclear performance, and operating margin, all of which are intended to align executive and customer interests by improving service, reliability, and safety.

To continue to meet reliability standards, we have focused on two energy delivery reliability measures: Distribution System Average Interruption Duration Index (later referred to as SAIDI) and Transmission Outage Frequency (later referred to as TOF). SAIDI represents the average total duration of outage minutes per customer annually, adjusted for major storms. SAIDI goals incorporate state reliability standards and regulatory interim requirements. The 2009 target was derived by applying regional and state requirements weighted by customer count in the applicable region or state. TOF measures the average number of transmission circuit outages per circuit in the 69kV and above range for 2009. The 2009 targets for transmission outage frequency per circuit are based on the National SGS Transmission Reliability benchmarking study. SGS Statistical Services sets the standard for transmission reliability benchmarking in the U.S. The national top quartile has been established as the target performance level.

FirstEnergy Generation (later referred to as FEG) Operating Margin is revenues less operating expenses for our Company’s competitive generation business FirstEnergy Solutions Corp., which is wholly owned by our Company.

The fossil fleet Equivalent Forced Outage Rate (later referred to as EFOR) measures the amount of generation that was not available versus the amount of time a generation unit was requested to be operating. The EFOR targets have been determined based on continuous improvement over the past several years.

The INPO Performance Indicator Index is a composite measure of 10 indicators used by nuclear power plants created by INPO with input from the industry. The maximum score is 100. The targets are based on business plan performance targets for the four nuclear units and averaged to obtain the fleet INPO index.

Long-Term Incentive Program

The LTIP is an equity-based program designed to reward executives for achievement of Company goals that are linked to shareholder value. During the first quarter of each year, the Committee reviews and recommends for approval to the Board executives’ long-term incentive target opportunities as appropriate and warranted by competitive market practice considerations. Target opportunities are expressed as a percentage of base salary and are determined based on competitive data, which accounts for the differences among the NEOs and from prior years. In 2009, we provided long-term incentive opportunities through a combination of performance shares and performance-adjusted restricted stock units which vest over a three-year period. The three-year performance period encourages retention because awards are prorated or forfeited if an executive leaves prior to the end of the performance period, as shown in the 2009 Post-Termination Compensation and Benefits table later in this proxy statement. As previously mentioned, in February 2009, we implemented reductions of fifteen percent to the LTIP target opportunities for the NEOs as follows: Mr. Alexander — from 440 percent in 2008 to 375 percent in 2009; Mr. Clark, Mr. Marsh, Mr. Grigg, and Ms. Vespoli — from 208 percent in 2008 to 177 percent in 2009; and Mr. Leidich — from 283 percent in 2008 to 241 percent in 2009.

Coupled with the reduction in 2009 grants under the LTIP, the Committee recommended and the Board approved changes to the performance adjustments for performance shares and restricted stock units granted in 2009 as described below:

•	Performance shares from 0 percent for performance below the 40th percentile and 150 percent for performance above the 86th percentile to 0 percent for performance below the 40th percentile and 200 percent for performance at the 90th percentile, and

•	Performance-adjusted restricted stock units from a minimum performance adjustment of 75 percent and a maximum performance adjustment of 125 percent to a minimum performance adjustment of 50 percent to a maximum performance adjustment of 150 percent.

The modifications of the performance adjustments coupled with the reductions of the grants under the LTIP were implemented based on the competitive benchmarking information for the companies in the energy services industry peer group. The reductions of the grants under the LTIP were based on the economic environment, the consultant’s advice, and anticipated similar actions in the competitive market. The 15 percent reduction still positioned our executives competitively, both individually and in the aggregate, but further aligned executive compensation with Company performance.

In contrast to the 2009 target opportunities disclosed in the table in the Elements of Compensation section earlier in this proxy statement, the STIP and LTIP target opportunities shown as a whole percentage of base salary for our NEOs in 2010 are as follows:

		LTIP Target
		Performance	Performance-Adjusted
	STIP Target	Shares	Restricted Stock Units

Anthony J. Alexander	100%	188%	187%
Mark T. Clark	70%	93%	93%
Gary R. Leidich	80%	121%	120%
Richard R. Grigg	70%	89%	88%
Leila L. Vespoli	70%	89%	88%

The following chart converts the STIP and LTIP percentages shown above to a dollar value for each NEO in 2010.

			LTIP Target
			Performance	Performance-Adjusted
	Base Salary	STIP Target	Shares	Restricted Stock Units	Total

Anthony J. Alexander	$1,340,000	$1,340,000	$2,519,200	$2,505,800	$7,705,000
Mark T. Clark	$650,000	$455,000	$604,500	$604,500	$2,314,000
Gary R. Leidich	$650,000	$520,000	$786,500	$780,000	$2,736,500
Richard R. Grigg	$750,000	$525,000	$667,500	$660,000	$2,602,500
Leila L. Vespoli	$530,000	$371,000	$471,700	$466,400	$1,839,100

Performance Shares

Our performance share program provides the NEOs and our other executives with the opportunity to receive awards based on our TSR over a three-year period relative to the TSRs of the companies in the EEI

Index of Investor-Owned Electric Utility Companies (later referred to as EEI Index). There are approximately 58 companies in the EEI Index. The EEI Index represents a larger group of companies than the peer group we use for benchmarking total compensation, allowing us to compare our performance to the performance of the broader industry. TSR is the total return of one share of common stock to an investor (capital gains plus dividends) and assumes that an investment is made at the beginning of the three-year period and all dividends are reinvested throughout the entire three-year period. The Committee believes it is important to emphasize not only our internal performance measures but also our performance relative to our industry peers. TSR is used to encourage the NEOs to develop and implement business strategies that will allow our TSR to outperform that of the broader industry over time and to reward executives when TSR goals are achieved.

Performance shares are granted annually and performance is tracked over the three-year performance period. Dividend equivalent units accrue on performance shares based on the dividend rate paid to shareholders and the average high and low prices of our common stock on the date the dividend is paid to shareholders, and convert to additional units at the end of each quarter during the performance period. In accordance with the performance share agreements, dividend equivalent units are subject to the same restrictions as the original shares granted.

Based on analysis of the peer group competitive data provided by the consultant, each eligible executive received an initial grant of performance shares, based on the reduced LTIP target opportunities expressed as a percentage of base salary as of March 2, 2009, disclosed in the table in the Elements of Compensation section earlier in this proxy statement. The shares were granted using the average of the high and low prices of our shares of common stock for the month of December of the prior year ($52.03 for December 2008). These performance shares are granted to each executive with the right to receive, at the end of the three-year performance period, a payout based on our performance over the performance period. The 2009 grants are shown in the Stock Awards column of the Summary Compensation table and the Grants of Plan-Based Awards table later in this proxy statement.

Performance shares typically pay out in cash at the end of the performance cycle based on the average high and low prices of our shares of common stock for the month of December in the last year of the performance cycle. The performance share payout amount is based on our ranking among the EEI Index companies. Our ranking is determined by comparing the average of the high and low prices per share of our common stock during the month of January of the first year of the performance cycle ($60.81 for January 2007) and the average of the high and low prices per share of our common stock during the month of December of the third and final year of the performance cycle ($46.12 for December 2009), accounting for the reinvestment of all dividends in the three-year period, to an equivalent calculation for the other companies in the EEI Index. If our performance ranks us below the 40th percentile of these companies, no award is paid. For the 2007-2009 and 2008-2010 cycles, if our performance ranks us at or above the 86th percentile — an indication that we outperformed a vast majority of the companies in the broader industry group over the three-year period — awards are paid at the maximum of 150 percent of the sum of the initial grant and all dividends accrued during the performance period. For the 2009-2011 cycle, if our performance ranks us at or above the 90th percentile, awards are paid at the maximum of 200 percent. Awards are interpolated for performance between these two percentiles on a straight-line basis. For the three-year performance period that ended December 2009, for the performance shares granted in 2007, we ranked 43 out of 58 companies (26th percentile) in the EEI Index resulting in no performance share payouts.

Performance-Adjusted Restricted Stock Units

Performance-adjusted restricted stock units (later referred to as RSUs) are granted annually to all eligible executives, including our NEOs. Performance-adjusted RSUs are designed to focus participants on key financial and operational measures that drive our success, to foster management ownership, and to aid retention. The performance measures are EPS, Safety, and the Operational Linkage Index. While the measures are the same as used for the STIP, for performance-adjusted RSUs these measures are tracked over a three-year period thereby focusing on sustainability. These measures are considered by the Committee to be fundamental to our long-term success and financial health, and for that reason, are tied to both the STIP and the LTIP. These key metrics are independent and equally weighted.

Dividend equivalent units accrue on performance-adjusted RSUs granted based on the dividend rate paid to shareholders and the average high and low prices of our common stock on the date the dividend is paid to shareholders and convert to additional units at the end of each quarter during the restricted period. In accordance with the performance-adjusted RSU agreements, dividend equivalent units are subject to the same restrictions as the underlying performance-adjusted RSUs granted.

The actual number of shares issued at payout ranges from a minimum of 75 percent to a maximum of 125 percent for the 2007-2009 and 2008-2010 cycles and a minimum of 50 percent to a maximum of 150 percent of the units granted for the 2009-2011 cycle plus dividends based on our performance against the above-referenced performance measures over the performance cycle. If the average of the actual performance meets or exceeds the average of target performance on all three measures for the performance period, the payout will be adjusted upward to 125 or 150 percent, depending on the cycle. If the average of the actual performance does not meet the average of target performance on all three measures for the performance period, the payout will be adjusted downward by 25 or 50 percent, depending on the cycle. If the average of the actual performance meets or exceeds the average of target performance on some but not all three measures for the performance period, the payout will be paid at 100 percent. The minimum payout level serves as a retention tool and provides another means of achieving compensation at or near median competitive levels.

Based on analysis of competitive data provided by the consultant, each eligible executive received an initial grant of performance-adjusted RSUs for the 2009-2011 performance period, based on the reduced LTIP target opportunities expressed as a percentage of base salary as of March 2, 2009, and calculated using the average high and low stock prices of our common stock on March 2, 2009 ($41.41). These performance-adjusted RSUs are granted to each executive with the right to receive, at the end of the three-year performance period, shares of our common stock. The 2009 grants are shown in the Stock Awards column of the Summary Compensation table and the Grants of Plan-Based Awards table later in this proxy statement.

The target and actual results for the 2007-2009 performance-adjusted RSU cycle were:

	2007		2008		2009		Average
	Target	Result	Target	Result	Target	Result	Target	Result	Result

Earnings Per Share	$4.10	$4.27	$4.28	$4.41	$3.76	$3.77	$4.05	$4.15	Above Target
Safety(1)	1.20	0.86	1.15	0.97	1.10	0.87	1.15	0.90	Above Target
Operational Performance Index	6.00	7.40	6.00	7.83	5.00	5.11	5.67	6.78	Above Target

(1)	In contrast to the other performance measures, with respect to Safety, the lower the result, the better the performance.

Based on the achievement of above target performance over the previous three years on the key metrics shown above, the initial grants made in 2007 plus all dividend equivalent units accrued were paid at 125 percent. In March 2010, the performance-adjusted RSUs granted in 2007 were paid in shares of our common stock at $39.01 as follows: Mr. Alexander — $2,162,558; Mr. Clark and Ms. Vespoli — $405,548; Mr. Marsh — $318,556; Mr. Leidich — $702,882; and Mr. Grigg — 778,562.

Timing and Pricing of LTIP Grants

Grants of performance shares and performance-adjusted RSUs occur on or about March 1 following the regularly scheduled February Committee and Board meetings where grants and payouts under the LTIP are determined, evaluated, and approved. Granting performance shares and performance-adjusted RSUs on or around March 1 enables us and the Committee to gather and consider competitive market data and prior-year Company performance in establishing target levels. Performance shares have a January 1 grant date. The grant date for performance-adjusted RSUs is on or about March 1. We average high and low stock prices over a full month in computing grants and awards of performance shares in an attempt to minimize stock price volatility that might otherwise distort grant or payout amounts if we looked only at a single computation date, such as, for example, the grant date or the last or first trading day of a relevant year or month. We use the average of the high and low prices of our common stock as of the date of grant for awarding the performance-adjusted RSUs. Any equity grants awarded in proximity to an earnings announcement or other market event are coincidental.

Other Equity Awards

Traditionally, we have granted discretionary RSUs in limited circumstances to high-performing and/or high-potential employees or to retain critical talent. Beginning in 2007, we discontinued issuing discretionary RSU awards to senior executives. The FirstEnergy Corp. 2007 Incentive Plan also allows for other grants of restricted stock solely for purposes of recruitment, retention, and special recognition. No grants of restricted stock were made to the NEOs in 2009.

Retirement Benefits

We offer retirement benefits to all of our NEOs through our Qualified and Nonqualified Plans under the FirstEnergy Corp. Pension Plan and the Executive Deferred Compensation Plan (later referred to as EDCP), respectively. The Qualified Plan benefit is based on earnings, length of service, and age at retirement and is considered a defined benefit plan under the Internal Revenue Code of 1986, as amended, or the Code. The Qualified Plan is subject to applicable federal and plan limits. The Nonqualified Plan is similar to the Qualified Plan, but is designed to provide a comparable benefit to the executive without the restriction of federal and plan limits in order to provide a competitive retirement benefit. Additionally, Mr. Alexander, Mr. Clark, and Ms. Vespoli also participate in the FirstEnergy Supplemental Executive Retirement Plan (later referred to as the SERP). Mr. Marsh is receiving benefits from the SERP as a result of his retirement in 2009. Historically, participation in the SERP was provided to certain key executives as part of the integrated compensation program intended to attract, motivate, and retain top executives who are in positions to make significant contributions to our operations and profitability for the benefit of our customers and shareholders. Participation in the SERP requires approval of the Committee, and no executives have been added to the program since 2001. Mr. Leidich and Mr. Grigg do not participate in the SERP. In lieu of the SERP, Mr. Leidich is entitled to an additional lump sum retirement benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. Centerior Energy Corporation merged with Ohio Edison Company in 1997 to create our Company. Mr. Grigg was hired in 2004 and pursuant to the terms of his original employment agreement is not eligible to participate in the SERP. Retirement benefits are further discussed in the narrative section following the Pension Benefits table later in this proxy statement.

Executive Deferred Compensation Plan

Executives, including the NEOs, may also elect to defer a portion of their compensation into the EDCP. The EDCP offers executives the opportunity to accumulate assets, both cash and our common stock, on a tax-favored basis. The EDCP is part of our integrated executive compensation program to attract, retain, and motivate key executives who are in positions to make significant contributions to our operations and our profitability. Deferrals may be made to the EDCP cash account or stock account.

Above-market interest earnings on deferrals into the deferred compensation cash accounts of executives are provided as an incentive for executives to defer base salary and short-term incentive awards. The annualized rate of return over the last five years for the EDCP cash account was 9.05 percent. In 2009, the interest rate was 9.38 percent and the interest rate in 2010 is 9.49 percent. The above-market earnings are provided as an attractive benefit that is cost-effective, highly valued, and intended to aid in the attraction and retention of executives. Alternatively, a 20 percent incentive match in our common stock on deferrals into the deferred compensation stock accounts is provided as an incentive for executives to defer short-term and long-term incentive awards. This incentive encourages stock ownership and further ties management investment performance to our success and aligns the executives’ interests with those of shareholders. The EDCP is discussed in more detail in the EDCP section.

Personal Benefits and Perquisites

In 2009, our NEOs were eligible to receive limited perquisites, including Company-paid financial planning and tax preparation services, limited personal use of the corporate aircraft, and holiday gifts as described in the Summary Compensation Table. We believe by providing expert financial planning, including tax preparation services to our NEOs and other executives, we reduce the time that executives spend on these activities while also assisting them in achieving the full benefit of the financial rewards we provide.

Pursuant to the direction of the Board, Mr. Alexander is required to use our corporate aircraft for all personal and business travel for security purposes. Other executives, including the other NEOs, may from time to time, with CEO approval, use our corporate aircraft for personal travel. We have a written policy that sets forth guidelines regarding the personal use of the corporate aircraft by executive officers and other employees.

The Committee believes these perquisites are reasonable, competitive, and consistent with our overall compensation philosophy.

Share Ownership Guidelines

We believe it is critical that the interests of executives and shareholders are clearly aligned. As such, our share ownership guidelines, defined as a multiple of salary, were increased in early 2009 to the following: Mr. Alexander: six times base salary and all other NEOs: four times base salary. Executives at the highest levels are required to own a greater number of shares of common stock than executives at lower levels. The salary multiple for each NEO was determined by the Committee consistent with competitive practice based on information provided by the consultant. For 2009, the following were included to determine ownership status:

•	Shares directly or jointly owned in certificate form or in a stock investment plan,

•	Shares owned through the Savings Plan,

•	Brokerage shares,

•	Shares held in the EDCP, and

•	Shares granted through the LTIP (performance shares and RSUs).

These share ownership guidelines are reviewed by the Committee for competitiveness on an annual basis and were last reviewed at the Committee’s February 2010 meeting. In 2009, the Committee determined performance shares should continue to be included for purposes of determining whether ownership levels have been met but prohibited the sale of any common stock until the executive has reached his/her required guideline excluding performance shares since they are paid in cash. Based on the consultant’s analysis of companies in our peer group, the requirement to retain 50 percent of all shares granted after January 1, 2005, was eliminated consistent with competitive practice. These changes were designed to continue to emphasize strong alignment to shareholder value for the NEOs as well as align with the competitive practices of our peers. Additionally, our Insider Trading Policy prohibits executive officers from hedging their economic exposure to our common stock that they own.

The Security Ownership of Management table earlier in this proxy statement shows the shares held by each NEO as of March 8, 2010. Each NEO attained the share ownership guidelines without including performance shares.

Although the Committee has established share ownership guidelines for executives, such equity ownership is not considered when establishing compensation levels. However, the Committee does review previously granted awards, both vested and unvested, that are still outstanding on a regular basis through the use of the tally sheets and the summary of accumulated wealth report described earlier.

Involuntary Separation

Consistent with competitive practice, in the event of an involuntary separation, Mr. Alexander’s severance benefit would be determined by the Committee and approved by the Board. Based on their employment agreements discussed in the narrative section following the Grants of Plan-Based Award table of this proxy statement, Mr. Leidich and Mr. Grigg are not eligible for severance benefits provided under the FirstEnergy Executive Severance Benefits Plan (later referred to as the Severance Plan). Mr. Marsh was provided severance benefits under the Severance Plan in connection with his retirement and the corporate reorganization in 2009 as disclosed in the Summary Compensation Table. Mr. Clark and Ms. Vespoli are covered in the event of an involuntary separation under the Severance Plan when business conditions require the closing of a facility, corporate restructuring, a reduction in workforce, or job elimination. Benefits under the Severance Plan are also offered if an executive rejects a job assignment that would result in a material reduction in current base pay; contain a requirement that the executive must make a material relocation from his or her current residence for reasons related to the new job; or result in a material change in the executive’s daily commute from the executive’s current residence to a new reporting location. Any reassignment which results in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance from the executive’s current residence to his or her previous reporting location is considered material. The Severance Plan provides three weeks’ base pay for each full year of service with a minimum of 52 weeks. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates and must also pay taxes on any amount in excess of what employees with the same level of service would receive under the FirstEnergy Employee Severance Plan.

Change In Control

Change in Control Special Severance Agreements (later referred to as Special Severance Agreements), are provided to ensure that certain executives are free from personal distractions in the context of a potential change in corporate control, when the Board needs the objective assessment and advice of these executives to determine whether a potential business combination is in our best interests and those of our shareholders. We have in place separate Special Severance Agreements with all NEOs. In each case, the agreements provide for the payment of severance benefits if the individual’s employment with us or our subsidiaries is terminated under specified circumstances within two years after a change in control of our Company. Circumstances defining a change in control are explained in the Potential Post-Employment Payments section later in this proxy statement. As is common for CEO positions, Mr. Alexander is eligible for the specified severance benefits if he resigns, for any reason, during a limited window period following his completion of a retention period that commences with a change in control.

In September 2009, the Special Severance Agreements were reviewed by the consultant to ensure they were consistent with competitive practice and market trends. The consultant found the agreements generally were competitive with our peer group, and no modifications were made to the agreements. Subsequently, the Special Severance Agreements were extended for an additional one-year term by the Board. The Special Severance Agreements entered into with the NEOs will be due for Board approval of extension for one additional year in September 2010.

A detailed representation of the termination benefits provided under a change in control scenario as of December 31, 2009, is provided in the Potential Post-Employment Payments table later in this proxy statement.

Impact of Regulatory Requirements on Compensation

The Committee is responsible for addressing pay issues associated with Code Section 162(m) which limits to $1 million, the tax deduction for certain compensation paid to the NEOs (other than the CFO). Through the Committee, we attempt to qualify executive compensation as tax deductible to the fullest extent feasible and where we believe it is in our best interest and the best interest of our shareholders. We do not intend to permit this tax provision to distort the effective development and execution of our compensation program. Thus, the Committee is permitted to and will continue to exercise discretion in those instances where satisfaction of tax law requirements could compromise the interests of our shareholders. In addition, because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2007, December 31, 2008, and December 31, 2009.

						Change in
						Pension Value
						and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation
Name and Principal Position(1)	Year	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	Total ($)

Anthony J. Alexander	2009	$1,159,615	$0	$4,555,568	$1,206,000	$5,459,829	$60,079	$12,441,092
President and Chief Executive	2008	$1,329,423	$0	$7,081,593	$2,305,403	$4,112,255	$122,780	$14,951,454
Officer	2007	$1,275,769	$0	$6,264,236	$2,394,116	$3,950,817	$93,537	$13,978,475
Mark T. Clark	2009	$533,231	$24,462	$850,629	$455,000	$1,892,665	$15,300	$3,771,287
Executive Vice President and Chief	2008	$524,231	$0	$1,155,710	$610,794	$1,305,807	$3,080	$3,599,622
Financial Officer	2007	$490,769	$0	$1,132,841	$624,750	$1,091,370	$23,200	$3,362,930
Richard H. Marsh	2009	$271,365	$0	$826,517	$178,769	$2,892,384	$880,221	$5,049,257
Senior Vice President and Chief	2008	$513,077	$0	$1,123,077	$593,507	$1,227,076	$24,729	$3,481,466
Financial Officer(Retired)	2007	$498,538	$0	$1,144,110	$630,998	$980,619	$22,701	$3,276,966
Gary R. Leidich	2009	$620,000	$30,000	$1,541,683	$468,000	$2,159,161	$25,681	$4,844,524
Executive Vice President of	2008	$630,769	$0	$3,501,176	$796,068	$1,416,906	$25,400	$6,370,319
FirstEnergy Corp. and	2007	$530,615	$0	$2,140,130	$631,801	$577,745	$22,591	$3,902,882
President, FirstEnergy Generation
Richard R. Grigg	2009	$715,385	$34,615	$1,203,651	$472,500	$470,928	$21,035	$2,918,114
Executive Vice President of	2008	$759,615	$0	$2,802,580	$799,801	$278,239	$62,787	$4,703,022
FirstEnergy Corp. and	2007	$792,615	$0	$2,317,981	$984,626	$64,417	$72,162	$4,231,801
President, FirstEnergy Utilities
Leila L. Vespoli	2009	$505,538	$24,462	$850,629	$371,000	$1,331,315	$24,226	$3,107,170
Executive Vice President and	2008	$524,231	$500,000	$1,226,076	$610,794	$539,684	$35,506	$3,436,291
General Counsel	2007	$493,538	$0	$1,195,701	$563,875	$37,401	$26,989	$2,317,505

(1)	Mr. Mark T. Clark, formerly Executive Vice President, Strategic Planning and Operations was named Executive Vice President and Chief Financial Officer on May 1, 2009 succeeding Mr. Richard H. Marsh who retired on July 1, 2009.

(2)	The amounts set forth in this column include 2009 base salary reductions further described in the CD&A.

(3)	The amounts set forth in this column include the lump sum base salary restoration of the 2009 base salary reductions further described in the CD&A. As a result of achieving our EPS goal at target for 2009, the lump-sum base salary restoration payments were provided in January 2010 to all affected employees including the NEOs, except Mr. Alexander, at his request.

(4)	The amounts set forth in the Stock Awards column represent grants provided annually under the LTIP at the aggregate grant date fair value based on target performance. The grant date fair value at maximum performance for each of the NEOs in 2009 is as follows: Alexander: $7,843,515; Clark and Vespoli: $1,464,331; Marsh: $1,422,837; Leidich: $2,566,626; and Grigg: $2,072,068. Also, for Mr. Leidich, the 20 percent incentive match on funds deferred into the Stock Account of the EDCP is included. These awards are not payable to the executive until the vesting date or other qualifying event shown in the 2009 Post-Termination Compensation and Benefits table described later in this proxy statement. The 2007 grants of performance shares did not meet performance and no payout was provided to the NEOs. The 2007 grants of performance-adjusted RSUs vested in 2009 as follows: Alexander: $2,162,558; Clark and Vespoli: $405,548; Marsh: $318,556; Leidich: $702,882; and Grigg: $778,562. The 20 percent incentive match on funds deferred into the EDCP account vested in 2009 as follows: Alexander: $140,170; Leidich: $111,206; and Vespoli: $36,901.

(5)	The amounts set forth in the Non-Equity Incentive Plan Compensation column in 2009 were earned under the STIP in 2009 and paid in March 2010.

(6)	The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the NEO of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. For 2009, the change in values for the pension plans are as follows: Alexander: $5,331,842; Clark: $1,830,835; Marsh: $2,739,315; Leidich: $2,091,155; Grigg: $470,928; and Vespoli: $1,257,433. The change in the pension value may reflect a) an increase in value due to an additional year of service, compensation increases and plan amendments; b) an increase (or decrease) in value attributable to interest; and c) changes in assumptions used for computing the actuarial present value of the accumulated pension benefits. The formula used to determine the above market earnings equals (2009 total interest x {difference in the 1999 Applicable Federal Rate for long-term rates (AFR) and the plan rate} divided by the plan rate). The above market earnings on nonqualified deferred compensation are as follows: Alexander: $127,987; Clark: $61,830; Marsh: $153,069; Leidich: $68,006; Grigg: $0; and Vespoli: $73,882.

(7)	The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. For 2009, this includes matching Company common stock contributions under the Savings Plan: Alexander, Clark, Leidich, Grigg and Vespoli each received $14,700, and Marsh received $7,350.

In addition, certain executives are eligible to receive perquisites. In 2009, NEOs were provided: (1) financial planning and tax preparation services for Alexander, Marsh, Leidich and Vespoli; (2) holiday gifts for Leidich, Grigg, Clark and Vespoli; (3) charitable matching contributions for Grigg and Vespoli; (4) premiums for the group personal excess liability insurance policy for all NEOs; and (5) personal use of the corporate aircraft for Alexander and Grigg. Of the All Other Compensation column amounts, $34,097 included for Mr. Alexander and $2,735 included for Mr. Grigg are related to their personal use of the corporate aircraft. For security reasons, the Board requires Mr. Alexander to use the corporate aircraft for all travel. The value of the corporate aircraft is calculated based on the aggregate variable operating costs to the Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the Company aircraft, and the cost of maintenance not related to trips are excluded. Executive officers’ spouses and immediate family members may accompany executives on Company aircraft using unoccupied space on flights that were already scheduled, and we incur no aggregate incremental cost in connection with such use. Mr. Marsh was provided severance benefits in the amount of $861,635 (three weeks’ base pay ($515,000) for each full year of service (28) plus one year) under the Severance Plan in connection with his retirement and the corporate reorganization in 2009. Unless otherwise quantified in footnote 7, the amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10 percent of the total amount of perquisites received by each NEO.

GRANTS OF PLAN-BASED AWARDS IN 2009

The following table summarizes the stock awards granted to our NEOs during 2009 as well as threshold, target, and maximum amounts payable under the STIP. Option awards were not granted to our NEOs in 2009.

									All Other
									Stock	Grant
									Awards:	Date Fair
			Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Value of
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Shares of	Stock and
	Grant/Payout	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Option
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)(2)	Awards(3)

Anthony J. Alexander	Short-Term Incentive Program		$0	$1,340,000	$2,546,000
	Perf-Adj RSUs	3/2/2009				30,612	61,223	91,835		$2,535,244
	Performance Shares	3/31/2009				26,170	52,340	104,680		$2,020,324

Mark T. Clark	Short-Term Incentive Program		$0	$455,000	$841,750

	Perf-Adj RSUs	3/2/2009				5,722	11,443	17,165		$473,855
	Performance Shares	3/31/2009				4,881	9,761	19,522		$376,775

Richard H. Marsh	Short-Term Incentive Program		$0	$178,769	$330,722
	Perf-Adj RSUs	3/2/2009				5,559	11,118	16,677		$460,396
	Performance Shares	3/31/2009				4,743	9,485	18,970		$366,121

Gary R. Leidich	Short-Term Incentive Program		$0	$520,000	$962,000
	Perf-Adj RSUs	3/2/2009				9,546	19,092	28,638		$790,600
	Performance Shares	3/31/2009				8,156	16,312	32,624		$629,643
	20 Percent Incentive Match	3/2/2009							2,471	$121,440

Richard R. Grigg	Short-Term Incentive Program		$0	$525,000	$971,250
	Perf-Adj RSUs	3/2/2009				8,096	16,191	24,287		$670,469
	Performance Shares	3/31/2009				6,907	13,813	27,626		$533,182

Leila L. Vespoli	Short-Term Incentive Program		$0	$371,000	$686,350
	Perf-Adj RSUs	3/2/2009				5,722	11,443	17,165		$473,855
	Performance Shares	3/31/2009				4,881	9,761	19,522		$376,775

(1)	The amounts set forth in these columns reflect the threshold, target, and maximum payouts under the STIP based upon the achievement of key performance indicators described in the CD&A. The actual amounts earned under the STIP in 2009 by our NEOs were paid in March 2010 and are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	The amounts set forth in these columns reflect the number of performance-adjusted RSUs and performance shares granted in 2009 under the LTIP, as well as the 20 percent incentive match on funds earned in 2008 and deferred into the EDCP Stock Account in 2009. These amounts include dividend equivalent units earned through 2009.

(3)	The grant date fair market value was calculated in accordance with FASB ASC Topic 718 as follows: performance-adjusted RSUs- $41.41 and the 20 percent incentive match- $49.14. The number of performance shares granted to each executive was based on the average high and low stock prices for the month of December 2008. However, the grant date fair value shown in this column ($38.60) represents the value on the grant date determined in accordance with FASB ASC Topic 718 (March 31, 2009).

Employment Agreements

We enter into employment agreements with our executives in special circumstances, primarily for recruiting and retention purposes. In March 2008, we entered into an employment agreement with Mr. Leidich and extended Mr. Grigg’s existing employment agreement to ensure their employment in order to successfully transfer their extensive knowledge to others within our organization. The agreements were to be in effect until June 30, 2010, unless terminated earlier by us or the executive for any reason upon written notice given 60 days in advance, or mutually extended in writing. On January 29, 2010, Mr. Grigg notified us of his decision to retire. Accordingly, his employment agreement, dated February 26, 2008, was amended by mutual agreement to expire effective March 31, 2010 in accordance with its early termination provision. Additionally, on January 29, 2010, the employment agreement between us and Mr. Leidich was amended by mutual agreement to extend for an additional year through June 30, 2011. All other terms of the agreements remained the same.

The agreements for both Mr. Grigg and Mr. Leidich set forth the amounts of base salary, short-term incentive target opportunity and long-term incentive opportunity for each of them, all as disclosed under the applicable sections of the CD&A. Each was also granted performance-adjusted RSUs, 18,451 units for Mr. Leidich and 15,612 units for Mr. Grigg, that will vest in full upon the termination date of the employment agreements or in the event the executive’s employment is terminated without cause prior to that date, or in the event either executive retires with our agreement prior to the termination of the employment agreement. In all other cases, the grants will vest on a prorated basis, determined based on the number of months of employment during the vesting period. The amount of common stock the executive receives upon vesting may be increased or decreased by 25 percent at that time based on the achievement of corporate performance criteria that mirror the criteria and target levels for 2008 and 2009 performance associated with the performance-adjusted RSUs described herein. Based on 2008 and 2009 performance, the initial grant of performance-adjusted RSUs and dividend equivalent units accrued will be increased by 25 percent and will be payable on June 30, 2010. In the case of Mr. Leidich, the terms of the restricted stock award issued in March 2005 were amended to provide that if his employment is terminated without cause prior to March 1, 2010, that grant will fully vest. Mr. Grigg will be treated as if he has 10 years of service credit for purposes of calculating his supplemental pension benefit upon his retirement effective on April 1, 2010. Neither Mr. Grigg nor Mr. Leidich is eligible for participation in the SERP. In lieu of the SERP, Mr. Leidich is entitled to an additional lump sum retirement benefit upon his termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. Centerior Energy Corporation merged with Ohio Edison Company in 1997 to create the Company. The terms of the agreements eliminated Mr. Grigg and Mr. Leidich as eligible for benefits under the Severance Plan under any circumstances. No other NEOs have employment agreements.

Performance Shares

Performance shares are described in the CD&A earlier in this proxy statement. Awards are generally paid in cash. In 2009, all vested performance shares were paid in cash. However, performance shares can be paid in the form of cash or common stock, at the discretion of the Committee. If the performance factors described in the CD&A are met, the grants will payout between February 15 and March 15 in the year following the third and final year of the performance period.

On December 31, 2009, the performance period ended for the performance shares granted in 2007. As previously stated, threshold performance was not achieved on this cycle of performance shares and, therefore, no payouts were made for this grant. The performance period will end for performance shares granted in 2008, 2009, and 2010 on December 31, 2010, December 31, 2011, and December 31, 2012, respectively. Performance shares are treated as a liability for accounting purposes and are valued in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date. The 2009-2011 grant date fair value was $38.60.

Performance-Adjusted Restricted Stock Units (RSUs)

Performance-adjusted RSUs are described in the CD&A earlier in this proxy statement. Performance-adjusted RSUs are paid in the form of common stock. The amount of common stock the executive receives upon vesting may be increased or decreased by 25 percent depending on the actual results of the performance factors described in the CD&A section.

On March 1, 2010, the period of restriction ended for the performance-adjusted RSUs granted in 2007. The period of restriction will end for performance-adjusted RSUs granted in 2008, 2009, and 2010 on March 3, 2011, March 2, 2012, and March 8, 2013, respectively, although performance is measured through December 31 of each year. Performance-adjusted RSUs are treated as a fixed cost for accounting purposes and are valued in accordance with FASB ASC Topic 718 based on the average high and low prices of our common stock on the date of the grant. The fair market value share price was $41.41 for performance-adjusted RSU grants awarded on March 2, 2009.

Restricted Stock

The Plan also allows for grants of restricted stock which are used solely for the purposes of recruitment, retention, and special recognition purposes. Award sizes, grant dates, and vesting periods vary to allow flexibility. No such restricted stock grants were made to the NEOs in 2009.

Executive Deferred Compensation Plan (EDCP)

The EDCP is a nonqualified defined contribution plan which provides for the voluntary deferral of compensation. Participants may defer up to 50 percent of base salary, up to 100 percent of STIP awards, and up to 100 percent of the performance share portion of LTIP awards. Participation in the EDCP is limited to designated management employees. Contributions may be made to either a cash or stock account. The crediting rate for the cash account is discussed in the Executive Deferred Compensation Plan section of the CD&A.

We provide a 20 percent incentive match on contributions of STIP awards and the performance share portion of the LTIP to the EDCP stock account, which is calculated by multiplying the value of the amount deferred by 20 percent and dividing the result by the average closing market price for the month of February of the applicable year, which was $49.14 in 2009. The 20 percent incentive match vests three years from the date of grant. The 20 percent incentive match provided in 2007 vested on March 1, 2010, and the match provided in 2008, 2009, and 2010 will vest on March 3, 2011, March 2, 2012, and March 1, 2013, respectively. At the end of the vesting period, the executive’s initial deferral and the vested 20 percent incentive match may be paid out in a lump sum or further deferred into the retirement stock account and paid at separation from service. Mr. Clark and Mr. Leidich both received stock account distributions in 2009 as shown in the Nonqualified Deferred Compensation table later in this proxy statement. The EDCP is also described in the CD&A and the Nonqualified Deferred Compensation sections of this proxy statement.

OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END 2009

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2009.

	Option Awards			Stock Awards
									Equity
							Equity		Incentive
							Incentive		Plan Awards:
							Plan Awards:		Market or
							Number of		Payout Value
	Number of			Number of		Market Value	Unearned		of Unearned
	Securities			Shares or		of Shares or	Shares,		Shares,
	Underlying			Units of		Units of	Units, or		Units, or
	Unexercised	Option		Stock That		Stock That	Other Rights		Other Rights
	Options	Exercise	Option	Have Not		Have Not	That Have		That Have
	(#)	Price	Expiration	Vested	Grant	Vested	Not Vested	Grant	Not Vested
Name	Exercisable(1)	($)	Date	(#)(2)	Type(3)	($)(4)	(#)(2)(5)	Type(6)	($)(4)

Anthony J. Alexander	257,100	$38.76	3/1/2014	112,941	Restricted Stock	$5,246,103	54,664	2007 Perf-Adj RSU	$2,539,131
							57,904	2008 Perf-Adj RSU	$2,689,629
							91,835	2009 Perf-Adj RSU	$4,265,713
							67,844	2008-2010 Performance Shares	$3,151,331
							104,680	2009-2011 Performance Shares	$4,862,386
							3,538	2007 20% Incentive Match	$164,340
							12,496	2008 20% Incentive Match	$580,439
Mark T. Clark				59,513	Restricted Stock	$2,764,375	10,250	2007 Perf-Adj RSU	$476,113
							10,796	2008 Perf-Adj RSU	$501,486
							17,165	2009 Perf-Adj RSU	$797,291
							12,651	2008-2010 Performance Shares	$587,639
							19,522	2009-2011 Performance Shares	$906,797
Richard H. Marsh				5,636	2006 Disc RSU	$261,792	10,351	2007 Perf-Adj RSU	$480,816
							10,491	2008 Perf-Adj RSU	$487,319
							16,677	2009 Perf-Adj RSU	$774,647
							12,293	2008-2010 Performance Shares	$570,987
							18,970	2009-2011 Performance Shares	$881,157
Gary R. Leidich				59,513	Restricted Stock	$2,764,375	17,766	2007 Perf-Adj RSU	$825,242
							18,056	2008 Perf-Adj RSU	$838,713
							24,878	2008 Perf-Adj RSU(7)	$1,155,560
							28,638	2009 Perf-Adj RSU	$1,330,235
							21,156	2008-2010 Performance Shares	$982,696
							32,624	2009-2011 Performance Shares	$1,515,385
							2,807	2007 20% Incentive Match	$130,385
							2,350	2008 20% Incentive Match	$109,158
							2,472	2009 20% Incentive Match	$114,824
Richard R. Grigg	54,759	$39.46	8/20/2014				19,679	2007 Perf-Adj RSU	$914,078
							15,280	2008 Perf-Adj RSU	$709,756
							21,049	2008 Perf-Adj RSU(7)
							24,287	2009 Perf-Adj RSU	$1,128,108
							17,901	2008-2010 Performance Shares	$831,501
							27,626	2009-2011 Performance Shares	$1,283,228
Leila L. Vespoli				59,513	Restricted Stock	$2,764,379	10,250	2007 Perf-Adj RSU	$476,113
							10,796	2008 Perf-Adj RSU	$501,486
							17,165	2009 Perf-Adj RSU	$797,291
							12,651	2008-2010 Performance Shares	$587,639
							19,522	2009-2011 Performance Shares	$906,797
							1,000	2007 20% Incentive Match	$46,450
							996	2008 20% Incentive Match	$46,264

(1)	Mr. Alexander’s stock options vested in full on March 1, 2008. Mr. Grigg’s stock options vested in full on August 20, 2008.

(2)	The number of shares or units set forth in this column includes all dividends or dividend equivalent units earned through December 31, 2009, shown at maximum performance. The shares set forth may not represent the actual amounts that will be paid upon vesting.

(3)	The awards set forth in this column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. Vesting dates for restricted stock or discretionary restricted stock units are as follows: Alexander (April 30, 2013); Marsh (March 1, 2011); Clark (March 1, 2010); Leidich (March 1, 2010); and Vespoli (50 percent vests March 1, 2010 and 50 percent vests March 1, 2015).

(4)	The values set forth in this column are determined by multiplying the number of shares or units by our common stock closing price on December 31, 2009 — $46.45.

(5)	The number of shares or units set forth in this column is based on maximum performance adjustment: 125 percent for 2007 and 2008 and 150 percent for 2009 for performance-adjusted RSUs and 150 percent for 2008-2010 performance shares and 200 percent for 2009-2011 for performance shares. Performance adjustments do not apply to the 20 percent incentive match.

(6)	The awards set forth in this column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting dates are as follows: 2007 performance-adjusted RSU (March 1, 2010); 2008 performance-adjusted RSU (March 3, 2011); 2009 performance-adjusted RSU (March 2, 2012); 2007-2009 performance shares (December 31, 2009); 2008-2010 performance shares (December 31, 2010); 2009-2011 performance shares (December 31, 2011); 2007 20 percent incentive match (March 1, 2010); 2008 20 percent incentive match (March 1, 2011); and 2009 20 percent incentive match (March 1, 2012).

(7)	These awards are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement and represent grants of performance-adjusted RSUs provided under the employment agreements for Mr. Leidich and Mr. Grigg which vest June 30, 2010.

OPTION EXERCISES AND STOCK VESTED IN 2009

The following table summarizes the options exercised and vesting of stock awards held by our NEOs during 2009.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on Exercise	Value Realized on	Acquired on	Award	Value Realized on
Name	(#)	Exercise(1) ($)	Vesting(2) (#)	Type(3)	Vesting(4) ($)

Anthony J. Alexander			65,288	2006 Perf-Adj RSU	$2,776,699

			0	2007-2009 Perf Shares	$0

Mark T. Clark			7,930	2006 Perf-Adj RSU	$337,263

			530	2006 20% Incentive Match	$22,557

			0	2007-2009 Perf Shares	$0

Richard H. Marsh			8,283	2006 Perf-Adj RSU	$352,276

			0	2007-2009 Perf Shares	$0

Gary R. Leidich			6,635	2006 Perf-Adj RSU	$282,187

			1,605	2006 20% Incentive Match	$68,309

			0	2007-2009 Perf Shares	$0

Richard R. Grigg			20,604	2006 Perf-Adj RSU	$876,288

			0	2007-2009 Perf Shares	$0

Leila L. Vespoli	45,000	$700,862	6,934	2006 Perf-Adj RSU	$294,903

	48,800	$318,405	0	2007-2009 Perf Shares	$0

(1)	The value realized on exercise is determined by multiplying the number of shares exercised by the difference between the closing stock price on the date of exercise and the strike price as follows: 45,000 shares at $45.28 with a strike price of $29.71 and 48,800 shares at $45.28 with a strike price of $38.76 on August 28, 2009.

(2)	The amounts set forth in this column reflect the number of performance-adjusted RSUs and the 20 percent incentive match on funds deferred into the EDCP Stock Account in 2006, which vested in 2009. These amounts include dividend equivalent units earned through the vesting date. Based on the TSR result, the 2007-2009 performance shares resulted in no performance share payouts.

(3)	The awards set forth in this column are described in the CD&A and the Grants of Plan-Based Awards narrative section of this proxy statement.

(4)	The 2006 performance-adjusted RSUs vested and shares were issued on March 2, 2009. The 2006 20 percent incentive match vested on February 27, 2009. The amounts set forth reflect the closing stock price on the date of vesting: $42.53 on March 2, 2009 for performance-adjusted RSUs, multiplied by the number of shares and if applicable, adjusted for performance (125 percent) and $42.56 on February 27, 2009 for the 20 percent incentive match.

POST-EMPLOYMENT COMPENSATION

PENSION BENEFITS AS OF DECEMBER 31, 2009

The following table provides information regarding the pension benefits of our NEOs as of December 31, 2009.

		Number of
		Years of
		Credited	Present Value of	Payments During
		Service	Accumulated Benefit	Last Fiscal
Name	Plan Name	(#)	(1)($)	Year ($)

Anthony J. Alexander	Qualified Plan	37	$1,421,300	$0
	Nonqualified (Supplemental) Plan		$21,114,572	$0
	Supplemental Executive Retirement Plan		$477,380	$0

	Total		$23,013,252	$0

Mark T. Clark	Qualified Plan	33	$1,381,208	$0
	Nonqualified (Supplemental) Plan		$5,023,819	$0
	Supplemental Executive Retirement Plan		$573,564	$0

	Total		$6,978,591	$0

Richard H. Marsh	Qualified Plan	28	$1,090,001	$41,012
	Nonqualified (Supplemental) Plan(2)		$5,577,667	$21,925
	Supplemental Executive Retirement Plan		$920,094	$0

	Total		$7,587,762	$62,937

Gary R. Leidich	Qualified Plan(3)	31	$1,332,300	$0
	Nonqualified (Supplemental) Plan		$5,197,818	$0
	Negotiated Lump Sum(4)		$942,465	$0

	Total		$7,472,583	$0

Richard R. Grigg	Qualified Plan	5	$239,751	$0
	Nonqualified (Supplemental) Plan		$1,095,007	$0

	Total		$1,334,758	$0

Leila L. Vespoli	Qualified Plan	25	$689,101	$0
	Nonqualified (Supplemental) Plan		$2,417,231	$0
	Supplemental Executive Retirement Plan		$731,017	$0

	Total		$3,837,349	$0

(1)	The amounts set forth in this column are determined as of December 31, 2009, using the following assumptions: December 31, 2009 discount rate of 6 percent, the RP-2000 Combined Healthy Life Mortality Table, and commencement at the earliest unreduced retirement ages. The calculations for all pension benefits are based on current base salary and STIP targets and do not consider salary increases.

(2)	Mr. Marsh was credited with two additional years of age and service for purposes of determining his nonqualified pension benefit in connection with his retirement and the corporate reorganization in 2009. The present value of the additional benefit of $249,932 is included in the Present Value of Accumulated Benefit column.

(3)	Mr. Leidich’s employment with Centerior Energy Corporation entitles him to receive a portion of his qualified pension benefit in a lump sum or annuity. This lump sum is unreduced at age 62, and the annuity is unreduced at age 60. The amount shown is the present value of the benefit payable as an annuity at age 60, which is the greater of the two potential benefit amounts.

(4)	In lieu of the SERP, Mr. Leidich chose to retain his additional lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 plus gross up will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced amount.

Pension Benefits

Qualified and Nonqualified Plans

We offer a qualified and nonqualified (supplemental) plan to provide retirement benefits to all of our NEOs. We pay the entire cost of these plans. Payments from the qualified plan provided under the FirstEnergy Corp. Pension Plan (later referred to as the Pension Plan) are maximized considering base salary earnings and the applicable federal and plan limits. The supplemental plan provided under the EDCP is designed to provide a comparable benefit to the executive without the restrictions of federal and plan limits as well as to provide a competitive retirement benefit. The pension benefit from the qualified and nonqualified plans provided to our NEOs is the greater benefit determined using the following two formulas:

1.	Career Earnings Benefit Formula: A fixed (2.125 percent) factor is applied to the executive’s total career earnings to determine the accrued (age 65) career earnings benefit. Career earnings generally include base salary, overtime pay, shift premiums, annual incentive awards, and other similar compensation.

2.	Adjusted Highest Average Monthly Base Earnings Benefit Formula: The benefit is equal to the sum of A and B where A is the highest average monthly base earnings (later referred to as HAMBE) times the sum of:

•	1.58 percent times the first 20 years of benefit service,

•	1.18 percent times the next 10 years of benefit service,

•	0.78 percent times the next 5 years of benefit service, and

•	1.10 percent times each year of benefit service in excess of 35 years.

and B is an amount equal to 0.32 percent times number of years of service (up to 35 years) times the difference between the HAMBE and the lesser of 150 percent of covered compensation or the Social Security Wage Base, and zero (0).

The HAMBE for the qualified plan are the highest 48 consecutive months of base earnings the executive had in the 120 months immediately preceding retirement or other separation of employment. Base earnings are the employee’s straight time rate of pay without overtime, deferred compensation, incentive compensation, other awards, or accrued unused vacation paid at termination. The HAMBE for the nonqualified plan are the same as the qualified plan described above except that incentive and deferred compensation are included, and the plan is not limited by restrictions of federal and plan limits. Covered compensation is the average (without indexing) Social Security Taxable Wage Base in effect for each calendar year during the 35-year period that ends when the executive reaches the Social Security normal retirement age.

Under the Pension Plan, normal retirement is at age 65, and the earliest retirement is at age 55 if the employee has at least 10 years of credited service. Mr. Marsh retired on July 1, 2009 at age 58. In connection with his retirement and the corporate reorganization in 2009 he was credited with two additional years of age and service for purposes of determining his nonqualified pension benefit. Mr. Alexander, Mr. Clark and Mr. Leidich currently are eligible for a reduced pension benefit based on the Early Retirement Reduction Table below. Ms. Vespoli does not meet the age requirement and Mr. Grigg does not meet the service requirement for early retirement. However based on his employment agreement, Mr. Grigg will be treated as if he has 10 years of service credit for purposes of calculating his nonqualified pension benefit upon his retirement, effective on April 1, 2010. The earliest retirement age without reduction for the qualified plan is age 60 for Mr. Alexander, Mr. Clark, and Ms. Vespoli and age 62 for Mr. Leidich based on the terms of his lump sum retirement benefit.

Early Retirement Reduction Table

If payment	The benefit is
begins at age...	multiplied by

60 and up	100%
59	88%
58	84%
57	80%
56	75%
55	70%

The accrued benefits vest upon the completion of five years of service. The benefits generally are payable in the case of a married executive in the form of a qualified spouse 50 percent joint and survivor annuity or in the case of an unmarried executive in the form of a single life annuity. There also is an option to receive the benefit as a joint and survivor annuity with or without a pop-up provision, as a period certain annuity, or as in the case of Mr. Leidich a lump sum based on his employment with Centerior Energy as discussed in footnote 2 to the Pension Benefits table. A pop-up provision in an annuity provides a reduced monthly benefit, payable to the executive until death. Upon death, the executive’s named beneficiary will receive 25 percent, 50 percent, 75 percent, or 100 percent of the executive’s benefit based on the executive’s and the beneficiary’s ages and the percentage to be continued after the executive’s death. However, if the beneficiary predeceases the executive, the monthly payment “pops-up” to the payment which would have been payable as a single life annuity.

All NEOs also have Special Severance Agreements for change in control which would credit them with three additional years of age and service for the purpose of the nonqualified benefit calculations.

Supplemental Executive Retirement Plan

In addition to the qualified and nonqualified plans, certain NEOs are eligible to receive an additional nonqualified benefit from the SERP. At the end of 2009, only 10 active employees were eligible for a SERP benefit upon retirement, and no new participants have been provided eligibility since 2001. Any new participants must be approved by the Committee.

Mr. Marsh was eligible for a benefit from the SERP upon his retirement. Mr. Alexander, Mr. Clark, and Ms. Vespoli are eligible to receive an additional nonqualified benefit from the SERP. Mr. Leidich and Mr. Grigg are not participants in the SERP. Mr. Leidich was rehired in 2002 and chose to retain, in lieu of the SERP, a lump sum retirement benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The agreement provided Mr. Leidich an additional retirement benefit calculated as if his employment would have continued from January 1, 1996, through December 31, 2000, subsequent to a change in control of Centerior Energy Corporation. The maximum value of $1,095,889 plus gross up will be payable at age 62. The value is based on the lump sum value of the average monthly compensation Mr. Leidich would have received for the 60-month period above, payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit. As of December 31, 2009, the reduced benefit would be $942,465 plus gross up. Mr. Grigg was hired in 2004, and pursuant to the terms of his original employment agreement, is not eligible to participate in the SERP.

An executive participating in the SERP is eligible to receive a supplemental benefit after termination of employment due to retirement, death, disability, or involuntary separation. A supplemental benefit under the SERP will be determined in accordance with and shall be non-forfeitable upon the date the executive terminates employment under the conditions described in the following sections:

Retirement Benefit

An eligible executive who retires on or after age 55 and who has completed 10 years of service will be entitled to receive, commencing at retirement, a monthly supplemental retirement benefit under the SERP equal to (a) 65 percent of average of the highest 12 consecutive full months of base salary earnings paid to the executive in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP or the Savings Plan, but excluding any incentive payments, or (b) 55 percent of average of the highest 36 consecutive full months of base salary earnings and annual incentive awards paid to the executive in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP and Savings Plan, whichever is greater, multiplied by the number of months of service the executive has completed after having completed 10 years of service, up to a maximum of 60 months, divided by 60, less:

1.	The monthly primary Social Security benefit to which the executive may be entitled upon retirement (or the projected age 62 benefit if retirement occurs prior to age 62), irrespective of whether the executive actually receives such benefit at the time of retirement, and

2.	The monthly early, normal, or deferred retirement income benefit to which the executive may be entitled upon retirement under the Pension Plan, the monthly supplemental pension benefit under the EDCP and the monthly benefit, or actuarial equivalent, under the pension plans of previous employers, all calculated by an actuary selected by us, with the following assumptions based on the executive’s marital status at the time of such retirement:

•	In the case of a married executive in the form of a 50 percent joint and survivor annuity.

•	In the case of an unmarried executive, in the form of a single life annuity.

For an executive who retires prior to attaining age 65, the net dollar amount above shall be reduced further by one-fourth of 1 percent for each month the commencement of benefits under the SERP precedes the month the executive attains age 65.

Death Benefit

If the executive dies, 50 percent of the executive’s supplemental retirement benefit actuarially adjusted for the executive’s and spouse’s ages will be paid to the executive’s surviving spouse. Payment will begin the month following death and continue for the remainder of the surviving spouse’s life. For an executive who dies prior to attaining age 65, the benefit shall be reduced further by one-fourth of 1 percent for each month the commencement precedes the executive’s attainment of age 65, with a maximum reduction of 30 percent.

Disability Benefit

An executive terminating employment due to a disability may be entitled to receive, commencing at disability, a monthly supplemental retirement benefit under the SERP equal to 65 percent of (a) above or 55 percent of (b) above, whichever is greater, less disability benefits from:

•	Social Security,
•	Our Pension Plan,
•	Our Long-Term Disability Plan, and
•	Other Employers

The disability benefit continues until the executive attains age 65, retires, dies, or is no longer disabled, whichever occurs first. Upon retirement, benefits are calculated as described in the Retirement Benefit section above. In the event of death, benefits are calculated as described in the Death Benefit section above.

NONQUALIFIED DEFERRED COMPENSATION AS OF DECEMBER 31, 2009

The following table summarizes nonqualified deferred compensation earned, contributed by, or on behalf of our NEOs during 2009.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at Last
	in Last FY	in Last FY	in Last FY	Distributions	FYE
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)

Anthony J. Alexander	$115,972	$0	$406,067	$0	$9,610,238
Mark T. Clark	$213,300	$0	$163,319	$(135,244)	$2,350,648
Richard H. Marsh	$140,724	$0	$149,208	$(299,852)	$5,692,583
Gary R. Leidich	$1,108,011	$116,840	$200,494	$0	$5,411,548
Leila L. Vespoli	$122,159	$0	$221,718	$0	$3,615,536

(1)	The amounts set forth in this column represent the deferral of 2009 base salary and STIP and LTIP payments, as follows: Alexander — $115,972 from base salary; Clark — $213,300 from base salary; Marsh — $140,724 from base salary; Leidich — $748,304 from 2008 STIP deferred in 2009, and $359,707 from the 2006-2008 performance share award payout; and Vespoli — $122,159 from 2008 STIP deferred in 2009. The executive contributions from base salary are also included in the Salary column of the current year Summary Compensation Table.

(2)	The amounts set forth in this column represent the 20 percent incentive match on 2008 earned incentives which were deferred in 2009.

(3)	The amounts set forth in this column include credited dividend equivalent units and appreciation in stock price, as well as above-market earnings which have been reported in the Summary Compensation Table as follows: Alexander — $127,987; Clark — $61,830 Marsh — $153,069; Leidich — $68,006; and Vespoli — $73,882. The compounded annual rate of return on cash accounts was 9.38 percent. The compounded annual rate of return on stock accounts was .66 percent, which includes dividends.

(4)	The amounts set forth in this column include amounts distributed from the executive’s deferred compensation account as follows: Clark— $112,703 from the 2006 Stock Account and $22,541 from the 2006 Stock Match Account; Marsh— $299,852 from the Grandfathered Cash Account.

(5)	The amounts set forth in this column include amounts reported in the Summary Compensation Table in prior years.

Note: Mr. Grigg does not participate in the EDCP.

Nonqualified Deferred Compensation

The EDCP is a nonqualified defined contribution plan which provides for the voluntary deferral of compensation. As described earlier, participants may defer up to 50 percent of base salary, up to 100 percent of STIP awards, and up to 100 percent of cash LTIP awards. Participation in the EDCP is limited to designated management employees.

Two investment options are available under the EDCP. Participants may direct deferrals of base salary and STIP awards to an annual cash retirement account, which accrues interest. The interest rate changes annually and is based upon the Moody’s Corporate Bond Index rate plus three percentage points. In 2009, the interest rate was 9.38 percent.

Participants may direct deferrals of STIP awards and cash LTIP awards to an annual stock account. The stock accounts are tracked in stock units and accrue additional stock units based upon the payment of dividends. The stock accounts are valued at the fair market value of our common stock. We provide a 20 percent incentive match on contributions to the stock account. The participant’s contribution and additional dividend units are vested immediately; the 20 percent incentive match and additional dividend equivalent units thereon vest at the end of a three-year period and are subject to forfeiture prior to the conclusion of that vesting period.

Participants may elect to receive distributions from the cash retirement accounts in any combination of lump sum payment and/or monthly installment payments for up to 25 years, provided that the account balance is at least $100,000. Differing distribution elections may be made for retirement, disability, and pre-retirement death. In the event of involuntary separation prior to retirement eligibility, the accounts accrued prior to January 1, 2005, may be paid in a single lump sum payment or in three annual installments. Accounts accrued after January 1, 2005, are paid in a single lump sum payment. Payments may not commence until separation from service. Amounts that were vested as of December 31, 2004, are available for an in-

service withdrawal of the full account, subject to a 10 percent penalty. There is no in-service withdrawal option for retirement accounts accrued after January 1, 2005.

Stock account distributions are limited to a lump sum payment in the form of our common stock at the end of the three-year 20 percent incentive match vesting period or to a further deferral until termination or retirement. If further deferred until termination or retirement, the account will be converted to cash, based upon the fair market value of the account at termination, and the balance will be rolled over to the corresponding annual retirement account for distribution in lump sum or monthly installments as elected under the retirement account.

Potential Post Employment Payments

2009 POST-TERMINATION COMPENSATION AND BENEFITS

The following table summarizes the compensation and benefits that would be payable to our NEOs in the event of a termination on December 31, 2009.

Termination
Without Cause
or for Good
Reason During
Two-Year
		Involuntary	Period	Voluntary
		Separation	Following a	Termination		Termination
		(Other Than	Change In	(Pre-retirement		Following a
	Retirement(1)	For Cause)	Control	Eligible)(1)	Death(1)	Disability(1)

Base Salary	Accrued through date of retirement	Accrued through date of separation	Accrued through date of change in control termination	Accrued through date of termination	Accrued through date of qualifying event	Accrued through date of qualifying event
Severance Pay	N/A	3 weeks of pay for every full year of service, including the current year, calculated using base salary at the time of severance	2.99 times the sum of base salary plus target annual STIP of which a portion is payable in consideration for the non-competition clause(2)	N/A	N/A	N/A
Accrued and Banked Vacation	Paid in a lump sum	Paid in a lump sum	Paid in a lump sum	Paid in a lump sum	Paid in a lump sum	Paid in a lump sum
Health and Wellness Benefits	Retiree/spouse health and wellness provided as eligible	Provided at active employee rates for severance period(3)	Based on the terms of the Special Severance Agreement, if applicable(4)	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible
STIP Award	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service	Forfeited	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service
2009-2011 Performance-Adjusted RSUs(5)	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service	Issued 100% of shares and all dividends earned(6)	Forfeited	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service
2009-2011 Performance Shares(5)	Issued a prorated award based on full months of service.	Issued a prorated award based on full months of service.	Issued 100% of shares and all dividends earned(6)	Forfeited	Issued a prorated award based on full months of service.	Issued a prorated award based on full months of service.
Restricted Stock	Forfeited, if unvested	Forfeited, if unvested	Issued 100% of shares and all dividends earned	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned
Qualified Retirement Plan	Payable in a monthly benefit	Payable in a monthly benefit	Payable in a monthly benefit	Vested amount payable in a monthly benefit upon reaching age 55	Payable to survivor in a monthly benefit	Payable in a monthly benefit

Termination
Without Cause
or for Good
Reason During
Two-Year
		Involuntary	Period	Voluntary
		Separation	Following a	Termination		Termination
		(Other Than	Change In	(Pre-retirement		Following a
	Retirement(1)	For Cause)	Control	Eligible)(1)	Death(1)	Disability(1)

Nonqualified Retirement Plan	Payable in a monthly benefit	Payable in a monthly benefit	Payable in a monthly benefit	Vested amount payable in a monthly benefit upon reaching age 60	Payable to survivor in monthly benefit	Payable in a monthly benefit
SERP(7)	Payable in a monthly benefit	Payable in a monthly benefit	Payable in a monthly benefit	Forfeited if voluntarily terminated prior to retirement age	Payable to survivor in a monthly benefit	Payable in a monthly benefit
Vested EDCP	Payable as elected	Payable as elected	Payable as elected	Payable in a lump sum	Payable to survivor as elected	Payable as elected
Non-vested EDCP	Payable as elected(8)	Payable as elected	Payable as elected	Forfeited	Payable to survivor as elected	Payable as elected
Additional Age and Service for Pension, EDCP and Benefits	N/A	N/A	Three years	N/A	N/A	N/A
Reimbursement Excise Tax and Gross Up	No	No	Yes, if covered by a Special Severance Agreement	No	No	No

(1)	Benefits provided in these scenarios also are provided to all of our employees on the same terms, if applicable.

(2)	We have in place separate Special Severance Agreements with all of our NEOs.

(3)	Active employee health and wellness benefits are provided to our NEOs for the severance period, which is equal to three weeks for every year of service, including the current year (52-week minimum ).

(4)	Mr. Alexander, Mr. Clark and Mr. Leidich are eligible for retirement and would receive full retiree health and wellness benefits irrespective of a change in control. Mr. Grigg would be provided retiree and spousal health and wellness benefits based on the terms of his employment agreement. Ms. Vespoli would receive active employee health and wellness benefits for three years.

(5)	Beginning with awards granted in 2007, payout of performance shares and RSUs will not occur at termination. The payout will occur upon completion of the performance cycle or the end of the vesting period, except in the case of death or disability.

(6)	Grants of Performance-adjusted RSUs and Performance Shares in 2009 will fully vest in the event of a change in control, irrespective of a termination.

(7)	The SERP benefit is limited to certain key executives. Mr. Alexander, Mr. Marsh, and Ms. Vespoli are eligible for the SERP benefit.

(8)	If an executive voluntarily terminates employment with us prior to age 60 (early retirement), any non-vested premium is forfeited.

Potential Post Employment Payments

The amounts shown in the following tables include payments and benefits to the full extent they are provided to the NEOs upon termination of employment, except as noted. The full value includes compensation also disclosed in other tables in this proxy statement. Mr. Marsh is not included in these tables because he retired on July 1, 2009 and would not be impacted by these scenarios.

The post-termination calculations are based on the following assumptions:

•	The amounts disclosed are estimates of the total amounts which would be paid out to the executives upon their termination. The actual amounts paid can be determined only at the time of such executive’s separation.

•	The amounts disclosed do not include compensation previously earned and deferred into the EDCP. The year-end account balances are set forth in the Nonqualified Deferred Compensation table earlier in this proxy statement. These amounts are payable to the NEO based on the distribution elections made by the NEO at the time the deferral was elected.

•	December 31, 2009, is the date of termination.

•	The STIP award is based on 2009 performance and payable March 5, 2010.

•	The pension benefit begins at the NEOs earliest eligible retirement age.

•	The LTIP and Other Equity Awards column includes stock options, performance shares, performance-adjusted and discretionary RSUs, and restricted stock.

•	The closing common stock price on December 31, 2009 ($46.45) is applied to value stock options, performance shares, RSUs, and restricted stock.

•	Target performance is assumed for all performance share cycles and performance-adjusted RSUs.

•	Health care amounts are only shown to the extent they would not be available to all employees under the same circumstances.

Retirement/Voluntary Termination

Mr. Alexander (58), Mr. Clark (59), and Mr. Leidich (59), are currently eligible for early retirement under the Pension Plan. The benefits provided under the Pension Plan are discussed in the Pension Benefits section earlier in this proxy statement. The earliest retirement age without reduction is age 60 for Mr. Alexander and Mr. Clark, and age 62 for Mr. Leidich. Normal retirement age is 65. Mr. Grigg (61) was hired in 2004 and was not eligible for retirement in 2009 as he did not meet the service requirement. Ms. Vespoli (50) was not eligible for retirement in 2009 as she did not meet the age requirement (age 55).

Retirement/Voluntary Termination

		Pension
		Benefit	LTIP and
	STIP	(Present Value)	Other Equity	Health Care
	Award(1)	(2)	Awards(3)	(4)	Total

Anthony J. Alexander (retirement eligible)	$1,206,000	$24,560,863	$10,518,351	$0	$36,285,214
Mark T. Clark (retirement eligible)	$455,000	$7,224,048	$1,597,471	$0	$9,276,519
Gary R. Leidich (retirement eligible)	$468,000	$7,716,752	$3,445,588	$0	$11,630,340
Richard R. Grigg (voluntary termination)	$0	$1,278,387	$997,345	$42,740	$2,318,472
Leila L. Vespoli (voluntary termination)	$0	$3,106,332	$0	$0	$3,106,332

(1)	The amounts set forth in the STIP Award column are the amounts earned and eligible to be paid in 2010 with respect to 2009 performance. In the event of a voluntary termination prior to the payment date (March 2010), Mr. Grigg and Ms. Vespoli are not eligible for a payment under the STIP.

(2)	The amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP pension benefits as of December 31, 2009, earned until the date of termination at present value, as described in the 2009 Post-Termination Compensation and Benefits table, except as follows:

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($942,465 plus an estimated gross up of $509,509 on December 31, 2009, both of which are included in the column).

(3)	The amounts set forth in the LTIP and Other Equity Awards column reflect the value of vested equity awards in the event of a retirement/voluntary termination on December 31, 2009.

(4)	Based on the terms of Mr. Grigg’s employment agreement, he shall receive the maximum points for the purposes of determining our contribution toward the cost of retiree and spousal health coverage in the event of a termination for any reason. Amount shown is calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

Involuntary Separation

In the event of an involuntary separation, Mr. Alexander’s severance benefit would be determined by the Committee and approved by the Board. Mr. Clark and Ms. Vespoli are covered under the Severance Plan. Mr. Leidich and Mr. Grigg are not eligible for benefits based on the terms of their employment agreements discussed in the narrative following the Grants of Plan-Based Awards table of this proxy statement. For the purposes of the table below, it is assumed that Mr. Alexander will receive the same level of benefits as that which would be provided under the Severance Plan. Under the Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing of a facility, corporate restructuring, a reduction in workforce, or job elimination. Severance is also offered if an executive rejects a job assignment that would result in a material reduction in current base pay; contains a requirement that the executive must make a material relocation from his or her current residence for reasons related to the new job; or results in a material change in the executive’s daily commute from the executive’s current residence to a new reporting location. Any reassignment which results in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance from the executive’s current residence to his or her previous reporting location is considered material. The Severance Plan provides three weeks’ base pay for each full year of service with a minimum of 52 weeks. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates.

Involuntary Separation

				LTIP and
	Severance	STIP	Pension Benefit	Other Equity	Health Care
	Pay	Award(1)	(Present Value)(2)	Awards(3)	(4)	Total

Anthony J. Alexander	$2,145,289	$1,206,000	$24,560,863	$10,518,351	$0	$38,430,503
Mark T. Clark	$1,237,500	$455,000	$7,224,048	$1,597,471	$0	$10,514,019
Gary R. Leidich	$0	$468,000	$7,716,752	$3,643,651	$0	$11,828,403
Richard R. Grigg	$0	$472,500	$1,278,387	$4,047,700	$42,740	$5,841,327
Leila L. Vespoli	$764,423	$371,000	$5,092,680	$1,597,471	$0	$7,825,574

(1)	The amounts set forth in the STIP Award column are the amounts earned and eligible to be paid in 2010 with respect to 2009 performance.

(2)	The amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP pension benefits as of December 31, 2009, earned until the date of termination at present value, as described in the 2009 Post-Termination Compensation and Benefits table, except as follows:

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($942,465 plus an estimated gross up of $509,509 on December 31, 2009, both of which are included in the column).

(3)	The amounts set forth in the LTIP and Other Equity Awards column reflect the value of vested equity awards in the event of an involuntary separation on December 31, 2009.

(4)	Based on the terms of Mr. Grigg’s employment agreement, he will receive the maximum points for the purposes of determining our contribution toward the cost of retiree and spousal health coverage in the event of a termination for any reason. Amount shown is calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

Termination Following a Change in Control

We executed Special Severance Agreements with Messrs. Alexander, Clark, and Grigg, and Ms. Vespoli, each effective as of December 31, 2007, which provide for certain enhanced benefits in the event of a termination without cause or for good reason within two years following a change in control. The agreements were extended for an additional one-year term by the Board in September 2009. We executed a Special Severance Agreement with Mr. Leidich on August 6, 2008. All of the Special Severance Agreements will be due for Board approval of extension for one additional year in September 2010. Under the Special Severance Agreements, the NEO would be prohibited for two years from working for or with competing entities after receiving severance benefits pursuant to the Special Severance Agreement. A portion of the cash severance is assigned as consideration for the non-compete obligation.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(1)	If any person acquires 50 percent or more of our voting securities (or 25 percent or more of our voting securities if such person proposes any individual for election to the Board or such person already has a representative on the Board), excluding acquisitions (i) directly from us, (ii) by us,

(iii) by certain employee benefit plans, and (iv) pursuant to a transaction meeting the requirements of item (3) below, or

(2)	If a majority of our directors as of the date of the agreement are replaced (other than in specified circumstances), or

(3)	Upon the consummation of a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of our assets, unless, following such transaction:

(a)	The same person or persons who owned our voting securities prior to the transaction own more than 75 percent of our voting securities in the same proportions as their ownership prior to the transaction,

(b)	No person or entity (with certain exceptions) owns 25 percent or more of our voting securities, and

(c)	At least a majority of the directors resulting from the transaction were directors at the time of the execution of the agreement providing for such transaction, or

(4) If our shareholders approve a complete liquidation or dissolution.

The change in control severance benefits are triggered only if the individual is terminated without cause or resigns for good reason within two years following a change in control.

Good reason is defined as a material change, following a change in control, inconsistent with the individual’s previous job duties or compensation. The following table was prepared assuming each NEO’s employment was terminated within the two-year period following the change in control. We do not gross up equity or cash awards to cover the tax obligations for executives unless required to do so under the terms of the Special Severance Agreements.

Termination Following a Change in Control

	Special			LTIP and	Excise
	Severance	STIP	Pension Benefit	Other Equity	Tax and	Health
	Pay(1)	Award(2)	(Present Value)(3)	Awards(4)	Gross up(5)	Care(6)	Total

Anthony J. Alexander	$8,013,200	$1,206,000	$26,361,707	$23,549,287	$0	$0	$59,130,194
Mark T. Clark	$3,303,950	$455,000	$7,421,053	$5,815,318	$0	$0	$16,995,321
Gary R. Leidich	$3,498,300	$468,000	$8,800,722	$8,847,488	$2,660,460	$0	$24,274,970
Richard R. Grigg	$3,812,250	$472,500	$2,636,960	$5,971,273	$3,560,142	$42,740	$16,495,865
Leila L. Vespoli	$2,693,990	$371,000	$5,524,994	$5,815,279	$4,312,194	$29,848	$18,747,305

(1)	Special severance pay is an amount equal to 2.99 multiplied by the sum of the amount of annual base salary at the rate in effect as of the date of termination plus the target annual STIP amount in effect the year during which the date of termination occurs whether or not fully paid.

(2)	The amounts set forth in the STIP Award column are the amounts earned and eligible to be paid in 2010 with respect to 2009 performance.

(3)	The amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP pension benefits as of December 31, 2009, earned until the date of termination at present value, except as follows:

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($942,465 plus an estimated gross up of $509,509 on December 31, 2009, both of which are included in the column).

(4)	The amounts set forth in the LTIP and Other Equity Awards column reflect the value of accelerated and vested equity awards in the event of a termination following a change in control on December 31, 2009.

(5)	The Excise Tax and Gross Up represents the estimated reimbursement of the excise tax plus the income taxes associated with the reimbursement upon receiving any change in control payments.

(6)	Mr. Grigg will be granted the maximum number of points based on his employment agreement for the purpose of determining our contribution toward the cost of retiree and spousal health coverage. Ms. Vespoli will continue to participate on the same terms and conditions as active employees for a period of three years after the date of termination. During this period, Ms. Vespoli will be responsible for paying the normal employee share of the applicable premiums for coverage under the health care plans. Amounts shown are calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

Death

			LTIP and
	STIP	Pension Benefit	Other Equity	Health
	Award(1)	(Present Value)(2)	Awards(3)	Care(4)	Total

Anthony J. Alexander	$1,206,000	$21,998,124	$16,702,651	$0	$39,906,775
Mark T. Clark	$455,000	$6,211,496	$4,536,823	$0	$11,203,319
Gary R. Leidich	$468,000	$7,108,213	$6,701,915	$0	$14,278,128
Richard R. Grigg	$472,500	$1,218,737	$4,084,210	$21,370	$5,796,817
Leila L. Vespoli	$371,000	$5,195,081	$4,536,784	$0	$10,102,865

(1)	The amounts set forth in the STIP Award column are the amounts earned and eligible to be paid in 2010 with respect to 2009 performance.

(2)	The amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP survivor pension benefits as of December 31, 2009, earned until the date of termination at present value, except as follows:

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($942,465 plus an estimated gross up of $509,509 on December 31, 2009, both of which are included in the column).

(3)	The amounts set forth in the LTIP and Other Equity Awards column reflect the value of accelerated and vested equity awards in the event of a death on December 31, 2009.

(4)	Based on the terms of Mr. Grigg’s employment agreement, his spouse shall receive the maximum points for the purposes of determining our contribution toward the cost of retiree spousal health coverage. Amount shown is calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

Termination Following a Disability

			LTIP and
	STIP	Pension Benefit	Other Equity	Health
	Award(1)	(Present Value)(2)	Awards(3)	Care(4)	Total

Anthony J. Alexander	$1,206,000	$24,560,863	$16,702,651	$0	$42,469,514
Mark T. Clark	$455,000	$7,224,048	$4,536,823	$0	$12,215,871
Gary R. Leidich	$468,000	$7,716,752	$6,701,915	$0	$14,886,667
Richard R. Grigg	$472,500	$1,278,387	$4,084,210	$42,740	$5,877,837
Leila L. Vespoli	$371,000	$6,641,425	$4,536,784	$0	$11,549,209

(1)	The amounts set forth in the STIP Award column are the amounts earned and eligible to be paid in 2010 with respect to 2009 performance.

(2)	Based on the benefits provided under disability, the amounts set forth in the Pension Benefit column represent the qualified, nonqualified, and any SERP pension benefits calculated assuming the NEO would retire December 31, 2009, because the benefits would be greater under retirement.

In lieu of the SERP, Mr. Leidich is entitled to a lump sum benefit upon termination of employment for any reason. The benefit is payable based on the terms defined by the Severance and Employment Agreement dated July 1, 1996, between Mr. Leidich and Centerior Energy Corporation. The maximum value of $1,095,889 will be payable at age 62. If Mr. Leidich terminates his employment prior to age 62, he will receive a reduced benefit ($942,465 plus an estimated gross up of $509,509 on December 31, 2009, both of which are included in the column).

(3)	The amounts set forth in the LTIP and Other Equity Awards column reflect the value of accelerated and vested equity awards in the event of a termination following a disability as of December 31, 2009.

(4)	Based on the terms of Mr. Grigg’s employment agreement, he shall receive the maximum points for the purposes of determining our contribution toward the cost of retiree and spousal health coverage in the event of a termination for any reason. Amount shown is calculated based on the assumptions used for financial reporting purposes under generally accepted accounting principles.

DIRECTOR COMPENSATION

			Change in Pension
	Fees Earned or	Stock	and Nonqualified	All Other
	Paid in Cash	Awards	Deferred Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)

Paul T. Addison	$87,500	$88,130	$2,700	$0	$178,330
Michael J. Anderson	$70,000	$93,130	$0	$2,000	$165,130
Carol A. Cartwright	$75,000	$86,150	$5,991	$0	$167,141
William T. Cottle	$86,000	$86,130	$6,375	$0	$178,504
Robert B. Heisler, Jr.(5)	$67,000	$91,530	$1,293	$500	$160,323
Ernest J., Novak, Jr.	$100,500	$99,203	$0	$1,000	$200,703
Catherine A. Rein	$86,000	$86,130	$54,752	$3,000	$229,881
George M. Smart	$213,500	$128,830	$7,179	$3,000	$352,508
Wes M. Taylor	$74,500	$94,130	$0	$0	$168,630
Jesse T. Williams, Sr.(6)	$90,000	$101,130	$0	$0	$191,130

(1)	The amounts set forth in the Fees Earned or Paid in Cash column include cash earned as the cash retainer, meeting fees, chairperson retainers, committee meeting fees, industry meetings or training, Company office or facility visits, and committee premiums whether paid in cash or deferred into the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors.

(2)	The amounts set forth in the Stock Awards column include the equity retainer and the 20 percent incentive match on funds deferred into the stock account of the Director’s Plan. The amounts earned as cash and deferred into the stock account and the 20 percent incentive match on those funds were as follows: Mr. Addison-$11,723 (with a fair market value of $12,000); Mr. Anderson-$40,941 (with a fair market value of $42,000); Mr. Heisler-$31,535 (with a fair market value of $32,400); Mr. Novak-$74,752 (with a fair market value of $78,438); Mr. Smart-$248,225 (with a fair market value of $250,800) and Mr. Taylor-$44,884 (with a fair market value of $48,000). The amounts set forth in this column are described in the Compensation of Directors section of this proxy statement. The number of shares of unvested accrued dividends and the 20 percent incentive match still subject to forfeiture are as follows: Mr. Addison: 343 shares; Mr. Anderson: 356 shares, Mr. Cottle: 384 shares, Mr. Heisler: 475 shares, Mr. Novak: 828 shares, Ms. Rein: 571 shares, Mr. Smart: 1,760 shares, and Mr. Taylor: 719 shares.

(3)	The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflects above-market earnings on nonqualified deferred compensation and the aggregate change in actuarial value accrued during the year for Ms. Rein of ($13,388) as of December 31, 2009, using an assumed discount rate of 6 percent as of December 31, 2009. The formula used to determine the above-market earnings equals (2009 total interest x {difference in 120 percent of the 1999 Applicable Federal Rate for long-term rates (AFR) and the plan rate} divided by the plan rate).

(4)	The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. Charitable matching contributions made on behalf of our directors represent the entire amount in the column.

(5)	All option awards are fully vested. Option awards have not been granted to directors since February 2003. Mr. Heisler was the only director with outstanding unexercised options on December 31, 2009. Mr. Heisler exercised all of his outstanding options (5,096) with a strike price of $31.69 on February 25, 2010.

(6)	The amounts set forth for Mr. Williams reflect compensation earned for also serving on the board of Jersey Central Power & Light of $26,000.

COMPENSATION OF DIRECTORS

We use a combination of cash and equity-based incentive compensation in order to attract and retain qualified candidates to serve on our Board. Equity compensation is provided to promote our success by providing incentives to directors that will link their personal interests to our long-term financial success and to increase shareholder value. In setting director compensation, we take into consideration the significant amount of time that directors spend in fulfilling their duties to us as well as the skill level required of members of the Board.

Only non-employee directors receive compensation for their service on the Board. Since Mr. Alexander is an employee, he does not receive compensation for his service on the Board.

Fee Structure

In 2009, the directors received a cash retainer of $40,000 and an equity retainer of $86,000, paid in the form of our common stock. In addition, the directors received $1,500 for each Board and committee meeting attended, $1,500 for each Company office or facility visit, $1,500 for attending an industry meeting or training at our request, and reimbursement for expenses related to attending meetings. The Corporate Governance Committee, the Compensation Committee, and the Finance Committee chairpersons each received $5,000 in 2009 for serving as the committee chairperson. The chairperson of the Nuclear Committee received $10,000, and the chairperson of the Audit Committee received $15,000 for 2009. A $5,000 premium is paid to all Audit Committee members each year due to the increased workload required under Sarbanes-Oxley Act regulations. Mr. Smart, the non-executive Chairman of the Board, received an additional $125,000 cash retainer in 2009 for serving in that capacity. Equity and cash retainers, chairperson retainers, and Audit Committee premiums were paid quarterly, while meeting fees and fees for attending any other planned sessions were paid monthly. Mr. Williams joined the board of Jersey Central Power & Light Company (later referred to as JCP&L), one of our subsidiaries, in June 2007. As a JCP&L director he received an annual cash retainer of $15,000 and $1,000 for each meeting attended.

In 2009, the number of Board and committee meetings attended by directors who served for the year ranged from 19 to 24 meetings. Directors are responsible for paying all taxes associated with cash and equity retainers and perquisites. We do not gross up equity grants to directors to cover tax obligations.

Director pay is reviewed each September by the Compensation Committee. In 2008, the consultant compared competitive practices of director compensation among the same energy services peer group as was used for the NEOs as well as a general industry group of 130 companies. The competitive data for director compensation is based on both the energy services companies and the general industry group. After its review of competitive data, the Compensation Committee recommended and the Board approved increases to the cash retainer and the committee chairperson retainer for the Compensation, Corporate Governance, and Finance Committees effective January 2009. However, in light of the then economic conditions and regulatory uncertainty, in January 2009, the Committee recommended and the Board approved delaying any compensation increases for directors and reevaluating the competitive position and our position as a Company at a later date. As a result of the Company’s improved performance and the competitive data, the Board approved implementing the previously approved increases for the directors, effective January 1, 2010, resulting in the following annual director compensation:

•	Annual cash board retainer — from $40,000 to 60,000

•	Equity compensation — $86,000

•	Cash board meeting fee — $1,500 per meeting

•	Cash committee meeting fee — $1,500 per meeting

•	Committee chairperson retainer —

•	Compensation, Corporate Governance, and Finance Committees from $5,000 to $10,000

•	Nuclear Committee $10,000

•	Audit Committee $15,000

•	Committee member fee — $5,000 to Audit Committee members only

We believe it is critical that the interests of directors and shareholders be clearly aligned. As such, similar to the NEOs, directors are subject also to share ownership guidelines. At the time of election to the Board, a director must own a minimum of 100 shares of our common stock. Within five years of joining the Board, each director is required to own shares of our common stock with an aggregate value of at least five times the annual equity retainer. Each director has attained the required share ownership guideline with the exception of Mr. Anderson who is expected to meet his guideline within the required five-year period. These share ownership guidelines are reviewed by the Committee for competitiveness on an annual basis and were last reviewed at the Committee’s February 2010 meeting. The Security Ownership of Management table earlier in this proxy statement shows the shares held by each director as of March 8, 2010.

FirstEnergy Corp. Deferred Compensation Plan for Outside Directors

The FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (later referred to as the Director’s Plan), is a nonqualified defined contribution plan that provides directors the opportunity to defer compensation. Directors may defer up to 100 percent of their cash retainer into the cash or stock accounts. Deferrals into the cash account can be invested in one of 12 funds, similar to the investment funds available to all of our employees through the Savings Plan, or a Company-paid annually adjusted above-market fixed income account. The Company paid above-market interest earnings of 9.38 percent in 2009 and 9.49 percent in 2010 on funds deferred into the cash account. The above-market interest rate received by the directors is the same rate received by the NEOs and is provided as an attractive benefit that is cost-effective and highly valued.

Deferrals into the stock account are provided a 20 percent incentive match. Dividend equivalent units are accrued quarterly and applied to the directors’ accounts on the dividend payment date using the average high and low of our common stock price on the dividend payment date. The 20 percent incentive match and any dividend equivalent units accrued on funds deferred into the stock account are forfeited if a director leaves the Board within three years from the date of deferral for any reason other than retirement, disability, death, change in control, or in situations where he or she is ineligible to stand for re-election due to circumstances unrelated to his or her performance as a director. Additionally, directors may elect to defer their equity retainers into the deferred stock account; however, they do not receive a 20 percent incentive match on equity retainers deferred to the stock account.

Other Payments or Benefits Received by Directors

The corporate aircraft is available, when appropriate, for transportation to and from Board and committee meetings and training seminars. Mr. Smart has the use of an office and administrative support with respect to carrying out his duties as Chairman of the Board. We pay all fees associated with Director and Officer Insurance and Business Travel Insurance for our directors. In 2009, our directors were eligible to receive perquisites including holiday gifts, company-paid leisure activities at the annual Board retreat, and limited personal use of the corporate aircraft, the value of which was less than $10,000 for each director.

Based on programs in effect at GPU, Inc. at the time of our merger on November 7, 2001, directors who served on the GPU Board of Directors were eligible to receive benefits in the form of personal excess liability insurance, of which Ms. Rein received $550 worth of coverage in 2009. As of November 7, 2001, no new participants could receive these benefits. In addition, in 1997 GPU discontinued a Board of Director’s pension program. Directors who served prior to the discontinuation are entitled to receive benefits under the program. Ms. Rein elected to defer receiving her pension until she retires from the Board.

Directors are able to defer all or a portion of their fees through the Director’s Plan and can elect when to begin receiving their deferred compensation. Payments are made annually. Dr. Cartwright received distributions from the Director’s Plan of 596 shares on March 1, 2009, valued at $25,349 (closing stock price of $42.53) and 1,519 shares on July 1, 2009, valued at $59,575 (closing stock price of $39.22). In addition, Dr. Cartwright received cash distributions totaling $48,791 of which $12,916 was earned interest.

It is critically important to us and our shareholders, especially in these times of economic volatility and uncertainty, that we be able to attract and retain the most capable persons reasonably available to serve as our directors. As such, on March 27, 2009, written indemnification agreements were accepted and executed by the directors. The indemnification agreements are intended to secure the protection for our directors contemplated by our Amended Code of Regulations and Ohio law.

Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their corporate status as a director the person incurs losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement. As a director and officer, Mr. Alexander’s agreement addresses indemnity in both roles.

This description of the director indemnification agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Director Indemnification Agreement between us and each director, filed as Exhibit (B) 10-50 to our Form 10-K for the year ended December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information as of December 31, 2009, regarding compensation plans for which shares of FirstEnergy common stock may be issued.

					Number of Securities
	Number of Securities				Remaining Available for
	to be Issued		Weighted-Average		Future Issuance Under
	Upon Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan category	Warrants and Rights		Warrants and Rights		Reflected in First Column)

Equity compensation plans approved by security holders	3,768,134	(1)	$34.70	(2)	7,942,189	(3)
Equity compensation plans not approved by security holders(4)	0		N/A		0
Total	3,768,134		$34.70		7,942,189

(1)	Represents shares of common stock that could be issued upon exercise of outstanding options granted under the FirstEnergy Corp. 2007 Incentive Plan. No stock options have been granted after 2004. This number does not include 16,347 shares of common stock that could be issued upon exercise of outstanding options granted under plans assumed by the Company in acquisitions. The aggregate weighted-average exercise price of all outstanding options under the assumed plans is $23.75. The Company cannot grant additional options under the assumed plans. This number does not include 1,278,536 shares subject to outstanding awards of RSUs granted under the Plan but does include 501,726 outstanding performance shares that have been granted and the Company anticipates paying out such shares in cash.

(2)	The performance shares were not included in the calculation for determining the weighted-average exercise price.

(3)	Includes an indeterminate number of shares of common stock that may be issued upon the settlement of outstanding performance shares and RSUs granted under the Plan, as well as upon the settlement of future grants of performance shares, stock appreciation rights, and restricted stock under the Plan. If certain corporate performance goals are attained, performances shares can be paid in the form of cash or common stock, at the discretion of the Compensation Committee. Almost exclusively, such performance shares have been paid out in cash. Therefore the above number has not been reduced by the 501,726 performance shares included in the Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights column. No grants of stock appreciation rights have been awarded under the Plan. Restricted stock is always issued in the form of common stock. Not included in the number above are the shares that have been deferred into the EDCP (535,323) and shares that have been deferred into the Director’s Plan (210,416). A majority of shares deferred into the EDCP are in retirement shares that will automatically convert to, and payout in, cash upon retirement. The Company purchases shares in the open market under the Director’s Plan at the time of deferral, so upon payout no additional shares are purchased.

(4)	All equity compensation plans have been approved by security holders.

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è

ê Please sign and date the proxy card below and fold and detach the card at the perforation before mailing. ê

This proxy card is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio, on Tuesday, May 18, 2010, at 10:30 a.m., Eastern time. When properly executed, your proxy card will be voted in the manner you direct; and, if you do not specify your choices, your proxy card will be voted FOR Items 1 and 2 and AGAINST Items 3 through 6.

The undersigned appoints Rhonda S. Ferguson, Jacqueline S. Cooper, and Edward J. Udovich as Proxies with the power to appoint their substitutes; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 18, 2010, or at any adjournment or postponement thereof; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting.

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ê Please sign and date the proxy card below on the reverse side, and fold and detach the card at the perforation before mailing. ê

FIRSTENERGY CORP.	PROXY CARD
Your Board of Directors recommends a vote FOR Items 1 and 2.

1.	Election of Directors:	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
			(except as marked to the contrary below)		to vote for all nominees listed below

Nominees:	(01) Paul T. Addison	(02) Anthony J. Alexander	(03) Michael J. Anderson	(04) Dr. Carol A. Cartwright
	(05) William T. Cottle	(06) Robert B. Heisler, Jr.	(07) Ernest J. Novak, Jr.	(08) Catherine A. Rein
	(09) George M. Smart	(10) Wes M. Taylor	(11) Jesse T. Williams, Sr.

To withhold authority to vote for individual Nominee(s), write the name(s) or number(s) on the line below:

2.	Ratification of the appointment of the independent registered public accounting firm		☐	FOR	☐	AGAINST	☐	ABSTAIN

Your Board of Directors recommends a vote AGAINST Items 3 through 6.

3.	Shareholder proposal:	Reduce the Percentage of Shares Required to Call Special	☐	FOR	☐	AGAINST	☐	ABSTAIN
Shareholder Meeting

4.	Shareholder proposal:	Adopt Policy to Retain Shares Following Termination of Employment	☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Shareholder proposal:	Permit Shareholder Action by Written Consent	☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	Shareholder proposal:	Adopt a Majority Vote Standard for the Election of Directors	☐	FOR	☐	AGAINST	☐	ABSTAIN
☐	Check this box if you consent to accessing, in the future, the annual report and proxy statement on the Internet (no paper copies).
SIGN THIS CARD ON THE REVERSE SIDE.

c/o Corporate Election Services P.O. Box 3200 Pittsburgh, PA 15230

Vote by Telephone

Have your voting instruction form available when you call Toll-Free 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.

Vote by Internet

Have your voting instruction form available when you access the Internet site www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Mark your choices, sign and date your voting instruction form and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230.

Vote by Telephone		Vote by Internet		Vote by Mail

Call Toll-Free using a	OR	Access the Internet site and	OR	Return your voting instruction
touch-tone telephone:		cast your vote:		form in the postage-paid envelope provided

1-888-693-8683		www.cesvote.com

Vote 24 hours a day, 7 days a week
If you vote by telephone or Internet, please do not return your voting instruction form.
Your telephone or Internet vote must be received by 6:00 a.m. Eastern time on May 17, 2010 to be counted in the final tabulation.

BOX A	To Vote Allocated Shares	BOX B	To Vote Uninstructed or Unallocated
Shares
è		è

ê Please sign and date the voting instruction form below and fold and detach the card at perforation before mailing. ê

FIRSTENERGY CORP.	ALLOCATED SHARES	VOTING INSTRUCTIONS
Indicate your direction by marking an (x) in the appropriate boxes below. If no directions are indicated, the shares represented by this signed voting instruction form will be voted as your Board of Directors recommends, which is FOR Items 1 and 2 and AGAINST Items 3 through 6.

1.	Election of Directors:
	Nominees:	(01) Paul T. Addison	(02) Anthony J. Alexander	(03) Michael J. Anderson	(04) Dr. Carol A. Cartwright
		(05) William T. Cottle	(06) Robert B. Heisler, Jr.	(07) Ernest J. Novak, Jr.	(08) Catherine A. Rein
		(09) George M. Smart	(10) Wes M. Taylor	(11) Jesse T. Williams, Sr.

	☐ FOR all nominees listed above (except as marked to the contrary)			☐ WITHHOLD AUTHORITY to vote for all nominees listed above
To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.	Ratification of the appointment of the independent registered public accounting firm		☐	FOR	☐	AGAINST	☐	ABSTAIN

Your Board of Directors recommends a vote AGAINST Items 3 through 6.

3.	Shareholder proposal:	Reduce the Percentage of Shares Required to Call Special	☐	FOR	☐	AGAINST	☐	ABSTAIN
Shareholder Meeting

4.	Shareholder proposal:	Adopt Policy to Retain Shares Following Termination of Employment	☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Shareholder proposal:	Permit Shareholder Action by Written Consent	☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	Shareholder proposal:	Adopt a Majority Vote Standard for the Election of Directors	☐	FOR	☐	AGAINST	☐	ABSTAIN

Signature		Date:

Please sign exactly as your name appears to the left.

FirstEnergy Corp. Savings Plan
FIRSTENERGY CORP.
ANNUAL MEETING OF SHAREHOLDERS - MAY 18, 2010
To: State Street Bank and Trust Company, Trustee of the FirstEnergy Corp. Savings Plan
As a participant and a “named fiduciary” in the FirstEnergy Savings Plan, I direct State Street Bank and Trust Company, Trustee, to vote, as directed, shares of FirstEnergy common stock which are allocated to my account, and also my proportionate number of shares which have not been allocated to participants or for which no voting instructions are received, at the Annual Meeting of Shareholders on May 18, 2010, or at any adjournment. I understand my vote will be held in confidence by the Trustee.
These confidential voting instructions relate to the proposals more fully described in the enclosed Proxy Statement for the Annual Shareholders Meeting and to any other business that may properly come before the Meeting.
VOTING INSTRUCTIONS FOR ALLOCATED SHARES
To direct the Trustee to vote the allocated shares by mail, please sign this voting instruction form on the reverse side and mail. To direct the Trustee to vote the allocated shares by telephone or Internet, please follow the instructions on the reverse side and use the number printed in Box A.
VOTING INSTRUCTIONS FOR UNINSTRUCTED AND UNALLOCATED SHARES
To direct the Trustee to vote the uninstructed and unallocated shares by mail, please sign this voting instruction form below and mail. To direct the Trustee to vote the uninstructed and unallocated shares by telephone or Internet, please follow the instructions on the reverse side and use the number printed in Box B.
ê Please sign and date the voting instruction form below and fold and detach the card at perforation before mailing. ê

FIRSTENERGY CORP.	UNINSTRUCTED SHARES	VOTING INSTRUCTIONS
Indicate your direction by marking an (x) in the appropriate boxes below. If no directions are indicated, the shares represented by this signed voting instruction form will be voted as your Board of Directors recommends, which is FOR Items 1 and 2 and AGAINST Items 3 through 6.

1.	Election of Directors:
	Nominees:	(01) Paul T. Addison	(02) Anthony J. Alexander	(03) Michael J. Anderson	(04) Dr. Carol A. Cartwright
		(05) William T. Cottle	(06) Robert B. Heisler, Jr.	(07) Ernest J. Novak, Jr.	(08) Catherine A. Rein
		(09) George M. Smart	(10) Wes M. Taylor	(11) Jesse T. Williams, Sr.

	☐ FOR all nominees listed above (except as marked to the contrary)			☐ WITHHOLD AUTHORITY to vote for all nominees listed above
To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.	Ratification of the appointment of the independent registered public accounting firm		☐	FOR	☐	AGAINST	☐	ABSTAIN

Your Board of Directors recommends a vote AGAINST Items 3 through 6.

3.	Shareholder proposal:	Reduce the Percentage of Shares Required to Call Special	☐	FOR	☐	AGAINST	☐	ABSTAIN
Shareholder Meeting

4.	Shareholder proposal:	Adopt Policy to Retain Shares Following Termination of Employment	☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Shareholder proposal:	Permit Shareholder Action by Written Consent	☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	Shareholder proposal:	Adopt a Majority Vote Standard for the Election of Directors	☐	FOR	☐	AGAINST	☐	ABSTAIN

Signature		Date:

Please sign exactly as your name appears to the left.

76 South Main Street Akron, Ohio 44308

Rhonda S. Ferguson
Corporate Secretary
April 2, 2010
Dear Savings Plan Participant:
     FirstEnergy’s 2010 Annual Meeting of Shareholders will be held Tuesday, May 18, 2010. Your Voting Instruction Form is enclosed. Savings Plan participants who do not own shares of common stock outside of the plan are also receiving a Notice of Annual Meeting of Shareholders and Proxy Statement with this mailing. If you hold other shares, you will receive proxy materials and an Annual Report in a separate mailing or through intra-office mail.
     We encourage you to vote your shares of common stock in the Savings Plan on each of the six business items being presented at the meeting, including four shareholder proposals. Your Board of Directors recommends that you vote:
•	FOR Item 1, the election of the 11 nominees to the Board of Directors listed in the Proxy Statement;

•	FOR Item 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010; and

•	AGAINST the four shareholder proposals, which are Items 3 through 6. The reasons for voting against these proposals are discussed in the Proxy Statement.
     You can vote easily and quickly using a touch-tone telephone by calling toll-free at 1-888-693-8683. Or, you can use the Internet to vote by going to www.cesvote.com. Please have your Voting Instruction Form in hand and follow the simple instructions when voting by telephone or Internet. If you elect to vote by mail, please complete, sign, date, and return your Voting Instruction Form in the enclosed postage-paid envelope.
     Your vote on these business items is very important to the Company. We encourage you to vote promptly. The Trustee must receive all votes by 6:00 a.m., Eastern time, on Monday, May 17, 2010.
     Thank you for taking the time to vote.
Sincerely,

76 South Main Street Akron, Ohio 44308

Rhonda S. Ferguson
Corporate Secretary

April 2, 2010

Dear Shareholder:

You are invited to attend the 2010 FirstEnergy Corp. Annual Meeting of Shareholders at 10:30 a.m., Eastern time, on Tuesday, May 18, 2010, at the John S. Knight Center, 77 E. Mill Street, Akron, OH. Please see your proxy card for directions to the meeting.

As you may recall, you previously consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet instead of receiving paper copies. To access and view the proxy statement and annual report, please go to the Internet address listed on your proxy card under voting option “Vote by Internet.”

The Notice of Annual Meeting of Shareholders is printed on the back of this letter. As part of the agenda, business to be voted on includes six items which are explained in the proxy statement. The first two items are the election of the 11 nominees to your Board of Directors named in the proxy statement and the ratification of the appointment of our independent registered public accounting firm. Your Board of Directors recommends that you vote FOR Items 1 and 2. In addition, there are four shareholder proposals. Your Board of Directors recommends that you vote AGAINST these shareholder proposals, which are Items 3 through 6.

Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the telephone or Internet voting options. Please note that since you already have consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet, it is not necessary when voting your shares to again provide consent.

If you wish to receive a paper copy of the annual report and proxy statement with your proxy card in the future, or if you would like a paper copy of this year’s documents, please call Shareholder Services at (800) 736-3402.

Your vote and support are important to us. We hope you will join us at this year’s Annual Meeting.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Shares of Common Stock:

The 2010 FirstEnergy Corp. Annual Meeting of Shareholders will be held at 10:30 a.m., Eastern time, on Tuesday, May 18, 2010, at the John S. Knight Center, 77 E. Mill Street, Akron, OH. The purpose of the Annual Meeting will be to:

•	Elect the 11 nominees to the Board of Directors named in the attached proxy statement to hold office until the next Annual Meeting;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010;

•	Vote on four shareholder proposals, if properly presented at the Annual Meeting; and

•	Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Please read the accompanying proxy statement and vote your shares by following the instructions on your proxy card to ensure your representation at the Annual Meeting.

Only shareholders of record at the close of business on March 22, 2010, or their proxy holders, may vote at the meeting.

On behalf of the Board of Directors,

Rhonda S. Ferguson
Corporate Secretary

This notice and proxy statement are being mailed to shareholders on or about April 2, 2010.